EXHIBIT 10.17

5720 PEACHTREE PARKWAY

5720 Peachtree Parkway

Norcross, Georgia 30092

OFFICE BUILDING LEASE

By and Between

WKK ATLANTA INVESTMENTS, L.P.,

a Georgia limited partnership,

as Landlord,

and

DIGITAL INSIGHT CORPORATION,

a Delaware corporation,

as Tenant

Exhibit “A”	-	Description of Land
Exhibit “B”	-	Arbitration
Exhibit “C”	-	Emergency Generator
Exhibit “D”	-	Rules and Regulations
Exhibit “E”	-	Cleaning Specifications
Exhibit “F”	-	Existing Mortgagee SNDA
Exhibit “G”	-	Expedited Arbitration

INDEX OF MAJOR DEFINED TERMS

Defined Terms	Location of Definition in Office Building Lease
ADA	Paragraph 1.13.12
Additional Rent	Paragraph 1.3.3
Affiliate Transfer Notice	Paragraph 15.9.1
Alterations	Paragraph 1.13.7
Alteration Plans	Paragraph 13.1.2
Base Expense Year	Paragraph 1.4
Base Operating Expenses	Paragraph 1.6
Base Rental	Paragraph 1.3.2
Base Tax Year	Paragraph 1.5
Base Taxes	Paragraph 1.7
Building	Paragraph 1.1.2
Building Standard	Paragraph 1.13.1
Building Systems	Paragraph 1.13.3
Business Days	Paragraph 1.2.4
Commencement Date	Paragraph 1.2.2
Common Areas	Paragraph 1.1.6
Comparable Buildings	Paragraph 51.1
Comparison Year	Paragraph 4.6
Condemnation	Paragraph 16.1
Data Center	Paragraph 1.9
Date of Taking	Paragraph 16.2
Decorative Alterations	Paragraph 1.13.8
Effective Date	Introductory Paragraph
Environmental Laws	Paragraph 1.13.13
Equipment	Paragraph 13.5
Event of Default	Paragraph 26
Force Majeure	Paragraph 39.21
Hazardous Materials	Paragraph 1.13.14
Holidays	Paragraph 1.2.5
HVAC	Paragraph 1.13.3
Interest Rate	Paragraph 4.2
Land	Paragraph 1.1.1
Landlord	Introductory Paragraph
Landlord’s Address for Payment	Paragraph 1.10.2
Landlord’s Address for Notices	Paragraph 1.10.1
Landlord’s Broker	Paragraph 1.11.1
Landlord’s Work	Paragraph 3.1
Lease	Introductory Paragraph
Lease Expiration Date	Paragraph 1.2.3
Leasehold Improvements	Paragraph 1.13.16
Legal Requirements	Paragraph 1.13.12
Loss	Paragraph 18.1
Mortgage	Paragraph 1.13.5
Mortgagee	Paragraph 1.13.6
Non-Building Standard	Paragraph 1.13.2
Normal Building Hours	Paragraph 1.2.6
Operating Expenses	Paragraph 4.3
Premises	Paragraph 1.1.3
Prime Rate	Paragraph 1.13.15
Prohibited Uses	Paragraph 1.13.11

Project	Paragraph 1.1.4
Purchaser	Paragraph 24
Rent	Paragraph 1.3.1
Rentable Area of Premises	Paragraph 1.1.5
Restoration Notice	Paragraph 17.3
Revised Statement	Paragraph 4.9
Rules and Regulations	Paragraph 1.12
Specialty Improvements	Paragraph 1.13.9
Statement	Paragraph 4.9
Submarket	Paragraph 50.9.2
Taxes	Paragraph 4.5
Tenant	Introductory Paragraph
Tenant Affiliate	Paragraph 15.9.1
Tenant’s Address for Notices	Paragraph 1.10.3
Tenant’s Audit	Paragraph 4.11
Tenant’s Audit Notice	Paragraph 4.11
Tenant’s Broker	Paragraph 1.11.2
Tenant’s Permitted Uses	Paragraph 1.9
Tenant’s Property	Paragraph 1.13.10
Tenant’s Proportionate Share	Paragraph 1.8
Term	Paragraph 1.2.1
Termination Notice	Paragraph 17.3
Transfer(s)	Paragraph 15.1
Transferee	Paragraph 15.1
Transfer Notice	Paragraph 15.1.2
Transfer Space	Paragraph 15.1.2
Transfer Premium	Paragraph 15.4.1

OFFICE BUILDING LEASE

THIS OFFICE BUILDING LEASE (the “Lease”), made this 6 day of May, 2005 (the “Effective Date”), is entered into by and between WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership (the “Landlord”), and DIGITAL INSIGHT CORPORATION, a Delaware corporation (the “Tenant”).

FOR AND IN CONSIDERATION of the mutual covenants and conditions contained herein, the parties hereto do hereby agree as follows:

1. BASIC LEASE INFORMATION. Each use of the terms capitalized and defined in this Paragraph 1 shall be deemed to refer to, and shall have the respective meanings set forth in, this Paragraph 1.

1.1 Location.

1.1.1 Land. Those certain parcels of land more particularly described on Exhibit “A,” attached hereto and incorporated herein by this reference.

1.1.2 Building. The office building located on the Land located at 5720 Peachtree Parkway, Norcross, Georgia 30092.

1.1.3 Premises. The entire interior of the Building, except for Common Areas.

1.1.4 Project. The Land and all improvements thereon, including, without limitation, the Building and all Common Areas.

1.1.5 Rentable Area of Premises. 58,672 rentable square feet. The parties stipulate and agree that this square footage measurement is conclusive for all purposes of this Lease.

1.1.6 Common Areas. Those certain areas and facilities of the Building including any and all electrical and telephone rooms, mechanical rooms, janitorial areas and other similar facilities of the Building, as well as any and all grounds, parks, landscaped areas, outside sitting areas, sidewalks, walkways, pedestrian ways, parking areas and generally all other improvements located outside the Building and on the Land and designed for use in common by tenants, their employees, clients, customers, licensees and invitees.

1.2 Occupancy.

1.2.1 Term. Five (5) years and six (6) months, beginning on the Commencement Date and ending at 11:59 p.m. on the Lease Expiration Date, unless this Lease is sooner terminated as provided herein.

1.2.2 Commencement Date. July 1, 2005.

1.2.3 Lease Expiration Date. December 31, 2010.

1.2.4 Business Days or business days. Mondays through Fridays, exclusive of any Holidays observed by the Building. If any date on which payment, performance, consent, approval or other action is due by either party hereunder falls on a day other than a Business Day, such payment, performance, consent, approval or other action shall be deemed timely if made, given or taken on the next succeeding Business Day.

1.2.5 Holidays. New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day following Thanksgiving Day, Christmas Day, and either the day preceding or the day following Christmas Day. Tenant acknowledges that this list of Holidays observed by the Building may be changed if other holidays are, in the future, observed by comparable buildings in the market area in which the Building is located.

1.2.6 Normal Building Hours. Mondays through Fridays, inclusive, except for Holidays, from 8:00 A.M. to 6:00 P.M., and on Saturdays, if not a Holiday, from 8:00 A.M. to 1:00 P.M.

1.3 Rent.

1.3.1 Rent. The Base Rental, the Additional Rent and all other sums due from Tenant to Landlord hereunder.

1.3.2 Base Rental. The Base Rental shall be as follows:

Period	Per Square Foot of Rentable Area of Premises	Annual Total	Monthly
July 1, 2005—June 30, 2006*	$12.03	$705,824.16	$58,818.68
July 1, 2006—June 30, 2006	$15.00	$880,080.00	$73,340.00
July 1, 2007—June 30, 2006	$15.50	$909,416.00	$75,784.67
July 1, 2008—June 30, 2006	$16.25	$953,420.00	$79,451.67
July 1, 2009—June 30, 2006	$17.00	$997,424.00	$83,118.67
July 1, 2010—December 31, 2010	$17.50	$1,026,760.00	$85,563.33

*	Provided that there does not exist an Event of Default under this Lease, Tenant shall be entitled to an abatement of Base Rental which would otherwise be due for the period from July 1, 2005, through December 31, 2005 (the “Rental Concession”). Notwithstanding the foregoing, Tenant shall be obligated to pay Additional Rent and all other charges due under this Lease for such period. If any Event of Default occurs, any portion of the Rental Concession which has not been used by Tenant as of the date of the occurrence of such Event of Default shall automatically terminate and become null and void. After the occurrence of any such Event of Default, Tenant shall no longer be entitled to any rent concession or abatement of rent described in this Paragraph, and Tenant shall thereafter pay all Base Rental when due under this Lease, without regard to the rent abatement provisions of this Lease.

1.3.3 Additional Rent. All sums other than Base Rental payable by Tenant to Landlord under this Lease, including Tenant’s Proportionate Share of increases in Operating Expenses and Taxes, late charges, overtime or excess service charges, damages, interest and other costs related to Tenant’s failure to perform any of its obligations under this Lease.

1.4 Base Expense Year. The fiscal period from July 1, 2005, through June 30, 2006.

1.5 Base Tax Year. The fiscal period from July 1, 2005, through June 30, 2006.

1.6 Base Operating Expenses. The Operating Expenses for the Base Expense Year.

1.7 Base Taxes. An amount equal to the Taxes payable for the Base Tax Year.

1.8 Tenant’s Proportionate Share. One hundred percent (100%).

1.9 Tenant’s Permitted Uses. Executive, administrative and general office purposes reasonable and customary for Comparable Buildings, including the operation of a data center to be used in connection with Tenant’s business (the “Data Center”), but specifically excluding any Prohibited Uses.

1.10 Addresses.

1.10.1 Landlord’s Address for Notices:

WKK Atlanta Investments, L.P.

c/o Prudential Real Estate Investors

Two Ravinia Drive

Suite 400

Atlanta, Georgia 30346-2104

Attention: Director of Asset Management

1.10.2 Landlord’s Address for Payment:

WKK Atlanta Investments, L.P.

c/o PM Realty Group, L.P.

One Live Oak

3475 Lenox Road

Suite 450

Atlanta, Georgia 30326

1.10.3 Tenant’s Address for Notices:

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Attention: Chief Financial Officer

with a copy to:

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Attention: General Counsel

1.11 Broker(s).

1.11.1 Landlord’s Broker. None.

1.11.2 Tenant’s Broker. The Staubach Company—Southeast, Inc., a Texas corporation.

1.12 Rules and Regulations. As set forth in Exhibit “D,” attached hereto and incorporated herein by this reference.

1.13 Miscellaneous Definitions.

1.13.1 Building Standard. The quantity and quality of equipment, machinery, materials, finishes and workmanship ordinarily associated from time to time with Comparable Buildings and such higher standards specified from time to time by Landlord for the Building, in its reasonable discretion. Landlord acknowledges that, to the best of its actual knowledge, all of the Leasehold Improvements existing in the Premises as of the Effective Date are Building Standard or higher.

1.13.2 Non-Building Standard. All equipment, machinery, materials, finishes and workmanship which deviate from Building Standard in terms of quantity or quality (or both).

1.13.3 Building Systems. The mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning (“HVAC”), security, life-safety, elevator and other service systems or facilities of the Project, the Building and the Premises (excluding, however, Tenant’s supplemental HVAC systems, if any).

1.13.4 Intentionally omitted.

1.13.5 Mortgage. A mortgage, deed of trust, deed to secure debt, ground lease or other security instrument encumbering the Premises, Building or Project held by a Mortgagee.

1.13.6 Mortgagee. Any mortgagee, trustee, grantee, ground lessor or other holder of a Mortgage.

1.13.7 Alterations. Any alterations, additions or other physical changes made by Tenant in or about the Premises.

1.13.8 Decorative Alterations. Any cosmetic Alterations such as painting, wall coverings and floor coverings made by Tenant in or about the Premises.

1.13.9 Specialty Improvements. Alterations which are not of a character ordinarily associated with Class “A” office space, such as kitchens, executive restrooms, safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, floor slab penetrations, conveyors, dumbwaiters and other Alterations of a similar character. Landlord hereby approves all Specialty Improvements existing in the Premises as of the Effective Date.

1.13.10 Tenant’s Property. Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, inventory, furniture, furnishings and other items of personal property which are removable without material damage to the Premises or the Building.

1.13.11 Prohibited Uses: (a) offices of any agency or bureau of the United States or any State or political subdivision thereof, other than any federal United States government office in which seventy-five percent (75%) or more of the personnel who regularly work in such office are attorneys or federal judges; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or health care service organizations; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use (Landlord acknowledges that Tenant will conduct some training of its staff and customers in the Premises which training is ancillary to Tenant’s office use of the Premises); (e) retail or restaurant uses; (f) radio, television, wire, satellite and cable communications firms regulated by the FCC under the Communications Act of 1934 (e.g., radio and/or television stations); and (g) offices of any employment agency.

1.13.12 Legal Requirements. All present and future federal, state and local laws, orders, statutes, requirements and ordinances, all building, plumbing, electrical, fire and other codes and rules and regulations of governmental entities, and any laws of like import, which are applicable to the Premises, Building or Project, or the maintenance, use or occupation thereof, including, but not limited to, all Environmental Laws (as defined below) and the Americans with Disabilities Act (the “ADA”) and all regulations and orders promulgated pursuant to the ADA.

1.13.13 Environmental Laws. All present and future federal, state and local laws, orders, statutes, requirements and ordinances regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning the protection of the environment or the keeping, use or disposition of “Hazardous Materials” (as defined below), substances or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances.

1.13.14 Hazardous Materials. Asbestos, polychlorinated biphenyls, oil, gasoline or other petroleum based liquids, any and all materials or substances deemed hazardous, toxic, pollutant, infectious or radioactive, or regulated by Environmental Laws, including, but not limited to, substances defined as hazardous under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq. (or any state counterpart to the foregoing statutes) or determined to present the unreasonable risk of injury to health or the environment under the Toxic Substances Control Act, as amended, 15 U.S.C. §2601 et seq.

1.13.15 Prime Rate. The Prime Rate published in The Wall Street Journal from time to time (adjusted daily) as being the base rate on corporate loans at large U.S. money center commercial banks. If The Wall Street Journal ceases to publish such a Prime Rate, the Prime Rate shall be the per annum interest rate for bank prime loans (adjusted daily) published by the Board of Governors of the Federal Reserve System.

1.13.16 Leasehold Improvements. All existing improvements in the Premises as of the Commencement Date.

1.14 Other Definitions. Certain other terms are defined in the body of this Lease and are referenced in the Index of Major Defined Terms.

2. PREMISES AND TERM. Landlord hereby demises and leases the Premises to Tenant and Tenant hereby accepts and leases the Premises from Landlord for the Term. During the Term, Tenant shall have the right to use the Common Areas in accordance with this Lease and the Rules and Regulations.

3. DELIVERY OF POSSESSION OF THE PREMISES AND ACCEPTANCE.

3.1 Improvements. Landlord, at its sole cost and expense, will re-pave and re-stripe the parking facilities of the Building using Building Standard quality and quantities of materials and paint (the “Landlord’s Work”), the cost of which shall not be included in Operating Expenses. Landlord shall use commercially reasonable efforts to substantially complete the Landlord’s Work on or before the Commencement Date, subject to delays attributable to Force Majeure or the acts or omissions of Tenant, or Tenant’s agents, employees or contractors. Tenant acknowledges and agrees that Tenant is currently in possession of the Premises under the “Existing Sublease” (as hereinafter defined) and will continue to occupy the Premises while Landlord performs the Landlord’s Work. Tenant agrees to reasonably cooperate with Landlord to facilitate the substantial completion of the Landlord’s Work in an expeditious manner. Landlord shall use reasonable efforts to perform the Landlord’s Work with minimal disruption and interference to Tenant’s use of the Premises. Notwithstanding the foregoing, Tenant acknowledges that Landlord will perform the Landlord’s Work during Normal Building Hours. Landlord shall not be obligated to perform such work outside of Normal Building Hours. However, Landlord may, in its discretion, perform portions of such work outside of Normal Building Hours. Except for the Landlord’s Work and Landlord’s maintenance and repair obligations hereunder, Landlord shall have no obligation to make any improvements or modifications to the Premises. Neither Landlord nor Landlord’s agents have made any representations, warranties or promises with respect to the Project, the physical condition of the Building, the Land or the Premises, or any matter or thing affecting or related to the Premises, except as expressly set forth in this Lease.

3.2 Acceptance. Tenant has been and is currently in possession of the Premises under the Existing Sublease and has accepted the Premises under the Existing Sublease. Except as otherwise expressly set forth in this Lease (including, without limitation, Landlord’s obligations set forth in Paragraph 44 of this Lease), Tenant hereby accepts the Premises in its then-current, “as-is” condition as of the Commencement Date and, by remaining in possession of the Premises on the Commencement Date, shall be deemed to have agreed that the Premises are then in satisfactory order, repair and condition.

4. BASE RENTAL AND ADDITIONAL RENT.

4.1 Payment of Rent. Tenant shall pay to Landlord, without notice, demand, offset, deduction or counterclaim, in lawful money of the United States of America, at Landlord’s Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) Base Rental, in equal monthly installments in advance on the first day of each calendar month during the Term; and (b) Additional Rent, at the times and in the amounts set forth in this Lease. Payment of the Rent shall begin on the Commencement Date, subject to the Rental Concession; provided, however, that if the Commencement Date falls on a date other than the first day of a calendar month or the Lease Expiration Date falls on a date other than the last day of a calendar month, the Rent due for such fractional month shall be prorated based on a thirty (30) day month.

4.2 Late Fees and Interest. If Tenant fails to pay when due any installments of Rent, or any other amounts of money payable by Tenant to Landlord under this Lease, and such failure shall continue for a period of five (5) Business Days after Landlord gives Tenant written notice of such past due Rent or other payment, such past due amount shall: (a) be subject to a late fee equal to the greater of: (i) two percent (2%) of the amount past due; or (ii) One Hundred Dollars ($100.00), which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as a result of such late payment and not payment for the use of money or a penalty; and (b) the amount past due (excluding late fees), shall bear simple interest from the date due until paid at a rate equal to the Prime Rate plus two percent (2%) per annum (the “Interest Rate”); and Tenant agrees to pay said late fee and interest immediately and without demand. However, if at the time such interest is sought to be imposed, the Interest Rate exceeds the maximum rate permitted under federal law or under the laws of the state in which the Premises are located, the Interest Rate shall be the maximum rate of interest then permitted by applicable law. Notwithstanding the foregoing, Landlord shall not be required to give Tenant written notice prior to imposing a late fee and/or interest charges at any time during any period of twelve (12) months in which Tenant has previously received two (2) such notices of Landlord’s intention to impose a late fee and/or interest charges. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to late fees, second to accrued but unpaid interest at the Interest Rate and third to past due amounts in the order of their due dates, starting with the earliest date. The provision for such late charge shall be in addition to all of Landlord’s other rights and remedies hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

4.3 Operating Expenses. For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building and the Project, determined in accordance with generally accepted accounting principles consistently applied, including, but not limited to, the following:

4.3.1 Wages and salaries of all employees at or below the grade of Project Manager engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance and benefits relating thereto, provided, however, that if any such employees work on several buildings, including the Building, the costs and expenses incurred in connection with such employees shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria;

4.3.2 All supplies and materials used in the operation, maintenance, repair and replacement of the Building;

4.3.3 The annual cost of all capital improvements made to the Building which, although capital in nature, can reasonably be expected to reduce the normal operating costs of the Building, as well as all capital improvements made in order to comply with any law promulgated by any governmental authority which first becomes applicable to the Project (or applicable portion thereof) on or after the Effective Date, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for federal income tax purposes) ; provided, however, that, with respect to capital improvements made primarily for the purpose of reducing Operating Expenses, the amount to be included in Operating Expenses in any calendar year shall be the lesser of: (a) the amortized amount determined in accordance with the foregoing, or (b) the actual or, if not reasonably obtainable, the reasonably-estimated, reduction in Operating Expenses resulting from the capital improvement during the same calendar year;

4.3.4 The cost of all electricity, water and other utilities (other than the cost of utilities directly reimbursed to Landlord through submeters or comparable devices, as opposed to utility costs included as a component of Operating Expenses);

4.3.5 The cost of any insurance or insurance related expense applicable to the Building and the Project and Landlord’s personal property used in connection therewith;

4.3.6 Cost of repairs, replacements and general maintenance of the interior and exterior of the Building and the Project (including, but not limited to, the roof, the foundation and the exterior walls;

light bulbs and glass breakage; redecorating, repainting, recarpeting and other such work in any Common Areas; heating, ventilation and air conditioning equipment; plumbing and electrical equipment; elevators; trash removal; janitorial service; HVAC maintenance; grounds maintenance; window cleaning; parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors;

4.3.7 Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair and replacement of the Building and the Project (including, without limitation, trash removal, janitorial service, pest control, HVAC maintenance, grounds maintenance, window cleaning and elevator maintenance);

4.3.8 A management fee, not to exceed four percent (4%) of the gross receipts paid to Landlord by all tenants of the Building, and other administrative expenses incurred for the general operation and management of the Project and the Building;

4.3.9 Legal and accounting fees and expenses;

4.3.10 Payments under any easement, license, operating agreement, declaration, restrictive covenant or instrument pertaining to the sharing of costs by the Building; and

4.3.11 Anything which could be classified as an operating expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder.

Notwithstanding the foregoing, there are specifically excluded from the definition of the term “Operating Expenses”: (a) costs of a capital nature, other than capital improvements described in Paragraph 4.3.3 and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas and the like; (b) interest, points, fees, amortization or other payments on loans to Landlord and costs incurred in obtaining such loans; (c) depreciation of the Building and the Project; (d) any deficiency in rent, additional rent or other charge under any space leased or subleased to or assumed, directly or indirectly, by Landlord; (e) expenses incurred in leasing or procuring tenants (including lease commissions, advertising expenses, space planning and expenses of renovating or otherwise preparing space for occupancy by tenants); (f) the cost of enforcing any leases and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants of the Project, including, without limitation, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments; (g) the general overhead and administrative expenses of Landlord; (h) any cost which would otherwise be an Operating Expense to the extent the same is reimbursable to Landlord by proceeds of insurance, condemnation award, refund, credit, warranty, service contract or otherwise; (i) advertising, marketing or promotional expenditures; (j) the cost of the acquisition or leasing of any artwork; (k) late fees, penalties, interest charges or similar costs incurred by Landlord; (l) costs associated with the operation of the business of the legal entity that constitutes Landlord as the same is separate and apart from the costs of the operation of the Project, including legal entity formation, internal accounting and legal matters; (m) costs of completing Landlord’s Work; (n) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased rather than rented, would constitute a capital improvement and rentals and other related expenses incurred in leasing HVAC systems, elevators or other equipment ordinarily considered to be capital items, except for: (1) expenses in connection with making repairs on or keeping Building Systems in operation while repairs are being made; and (2) costs of equipment not affixed to the Building which is used in providing janitorial or similar services; (o) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Building; (p) costs incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease relating to the Project; (q) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord; (r) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants’ signs; (s) electric power costs for which any tenant directly contracts with the local public service company or for which any tenant is separately metered or sub-metered and pays Landlord directly (provided, however, that if any tenant in the Building contracts directly for electric power service or is separately metered or sub-metered during any portion of the relevant period, the total electric power costs for the Building shall be “grossed up” to reflect what those costs would have been had each tenant in the Building used the Building-Standard amount of electric power); (t) tax penalties, fines or interest incurred as a result of Landlord’s negligence, inability or unwillingness to make payments for any tax obligations related to the Project and/or file any income tax or informational returns when due; (u) costs arising from Landlord’s charitable or political contributions; (v) legal fees and other costs of disputes with any Mortgagee (except as the actions of Tenant may be in issue), Building management or other tenants or relating to the defense of Landlord’s title to, or interest in, the Project; (w) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant in the Building; (x) costs of any flowers, gifts, balloons, etc. provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents; (y) costs of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing; (z) management fees and expenses in excess of the amounts set forth in Paragraph 4.3.8; (aa) the value or lost income to Landlord of any space in the Project which is utilized for an on-site management office; (bb) any accrued and unfunded pension or other benefits of any personnel of Landlord; (cc) any amount paid to any affiliate of Landlord to the extent such amount is in excess of the amount which would be paid in the absence of such relationship; (dd) the cost of any large-scale abatement of Hazardous Materials, if the presence of such Hazardous Materials in, on or about the Project was not caused by Tenant, its agents, employees, contractors, licensees, invitees or subtenants, and provided, however, that Operating Expenses may include the costs attributable to those actions taken by Landlord in connection with the ordinary operation and maintenance of the Project, including costs incurred in removing limited amounts of Hazardous Materials from the Project when such removal is directly related to such ordinary maintenance and operation; and (ee) any entertainment, dining or travel expenses of Landlord for any purpose. There shall be no duplication of costs or reimbursements and in no event shall Landlord collect from tenants of the Project more than one hundred percent (100%) of the costs actually incurred by Landlord in connection with Operating Expenses.

4.4 Adjustment of Base Operating Expenses. In the event that, after the Commencement Date, any service provided by Landlord is discontinued, and if the cost of such service was included in Operating Expenses, then, for the purpose of determining Tenant’s Proportionate Share of any increases in Operating Expenses over Base Operating Expenses with respect to periods from and after the date on which such service is discontinued, the Base Operating Expenses shall be adjusted to exclude the cost of such service. Landlord will also equitably adjust the Operating Expenses with respect to the Comparison Year in which any such service is discontinued. By way of explanation and clarification, but not by way of limitation, if Tenant exercises its right under Paragraph 8.1.3 of this Lease to contract separately and directly for the provision of cleaning and janitorial services to the portion of the Premises containing the Data Center, then, for the purpose of determining Tenant’s Proportionate Share of any increases in Operating Expenses over Base Operating Expenses with respect to periods from and after the date on which Landlord ceases to provide such service to the Data Center, the Base Operating Expenses shall be adjusted to exclude the cost during the Base Expense Year of providing cleaning and janitorial services to the portion of the Premises containing the Data Center.

4.5 Taxes. The term “Taxes” shall mean all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts, community improvement districts, business improvement districts, transit districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building and the Project (or their operation), and any expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or assessments of all or any part of the Project. The term “Taxes” shall not include any gross income taxes, excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, state income taxes and other taxes to the extent applicable to Landlord’s income or profits. If the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Project or Building, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof. Taxes in Georgia are currently assessed and paid on a calendar year basis. However, Landlord and Tenant have agreed that the Base Tax Year and any subsequent Comparison Year will be the fiscal period from each July 1 through June 30 of the following calendar year. Therefore, for purposes of this Lease, Taxes for any particular July 1 through June 30 fiscal period shall include one-half ( 1/2) of the annual amount of Taxes for each partial calendar year falling within such fiscal period. By way of illustration of the foregoing, the Taxes attributable to the Base Tax Year (i.e., the Base Taxes) shall equal one-half ( 1/2) of the total Taxes for calendar year 2005, plus one-half ( 1/2) of the total Taxes for calendar year 2006, irrespective of when such Taxes are actually due and payable.

4.6 Comparison Year. The term “Comparison Year” shall mean: (a) with respect to Taxes, each twelve (12) month fiscal period (i.e., July 1 through June 30) commencing subsequent to the Base Tax Year; and (b) with respect to Operating Expenses, each twelve (12) month fiscal period (i.e., July 1 through June 30) commencing subsequent to the Base Expense Year.

4.7 Payment of Operating Expenses and Taxes. If in any Comparison Year, the Operating Expenses paid or incurred for such Comparison Year shall exceed the Base Operating Expenses, and/or the Taxes paid or incurred for such Comparison Year shall exceed the Base Taxes, Tenant shall pay as Additional Rent for each such Comparison Year, Tenant’s Proportionate Share of such excess as and when specified below. Notwithstanding anything to the contrary in this Lease or this Paragraph 4, Base Taxes and Base Operating Expenses shall be determined separately from one another and Tenant’s Proportionate Share of said excess for Operating Expenses shall be calculated and determined separately from Tenant’s Proportionate Share of said excess for Taxes.

4.8 Estimates of Operating Expenses and Taxes. Prior to the actual determination of the Operating Expenses and Taxes for the Comparison Year, Landlord may, if it so elects and at any time or from time to time during such Comparison Year, estimate the amount of such Operating Expenses and Taxes that will be paid or incurred in such year and Tenant’s Proportionate Share of any increases in Operating Expenses over Base Operating Expenses and increases in Taxes over Base Taxes with respect to such Comparison Year (taking into account the applicable cap pursuant to Paragraph 4.14 of this Lease). However, Landlord shall not modify its original estimate of Operating Expenses and Taxes for a particular Comparison Year more than two (2) times during such Comparison Year. If, in the reasonable estimation of Landlord, the Operating Expenses for the Comparison Year will exceed the Base Operating Expenses, and/or the Taxes for the Comparison Year will exceed the Base Taxes, Landlord may give Tenant written notice of the amount of such estimated excess and the amount of such excess that will be due each month from Tenant, together with, if requested by Tenant, reasonably detailed documentation supporting such estimate. In such event, Tenant shall, subsequent to receipt of such written notice, pay monthly Tenant’s Proportionate Share of such excess at the same time and in the same manner as Base Rental is due from Tenant hereunder. Landlord shall use commercially reasonable efforts to provide to Tenant its initial estimate of increases in Operating Expenses and Taxes for each Comparison Year on or before the first (1st) day of such Comparison Year.

4.9 Annual Reconciliation. An annual statement (the “Statement”) of Operating Expenses and Taxes for each Comparison Year, and of Tenant’s Proportionate Share of any increases in Operating Expenses over Base Operating Expenses and increases in Taxes over Base Taxes with respect to such Comparison Year (taking into account the applicable cap pursuant to Paragraph 4.14 of this Lease), shall be prepared by Landlord pursuant to generally accepted accounting principles, consistently applied, and shall be binding upon Tenant, except as set forth in Paragraph 4.11 below. Landlord shall endeavor to deliver the initial Statement for each Comparison Year within ninety (90) days after the last day of the Comparison Year to which such Statement relates. If the total amount Tenant actually paid for estimated increases in Operating Expenses over Base Operating Expenses and estimated increases in Taxes over Base Taxes is less than Tenant’s Proportionate Share of the actual increases, Tenant shall pay to Landlord as Additional Rent in one lump sum the difference between the total amount actually paid by Tenant for such Comparison Year and the amount Tenant should have paid pursuant to Paragraph 4.7 above; this lump sum payment shall be made within thirty (30) days after receipt of the Statement; or if the total amount Tenant actually paid for estimated increases in Operating Expenses over Base Operating Expenses and estimated increases in Taxes over Base Taxes is more than Tenant’s Proportionate Share of the actual increases, then Landlord shall, at its option: (a) credit such amount against the next monthly installment of Rent; or (b) remit the excess to Tenant within thirty (30) days after the issuance of the Statement. The failure of Landlord to timely furnish the Statement for any Comparison Year shall not preclude Landlord or Tenant from enforcing its rights under this Paragraph 4. In addition, Landlord shall have the right to modify any Statement after such Statement has been delivered to Tenant to correct any errors or reflect any new information received by Landlord with respect to Operating Expenses or Taxes shown on such Statement by delivery to Tenant of a revised statement (the “Revised Statement”), and if such Revised Statement shows an amount due from Tenant to Landlord, or a refund due from Landlord to Tenant, Tenant shall pay, or Landlord shall refund, such additional amount in accordance with this Paragraph 4.9.

4.10 Prorations. If the Commencement Date is other than July 1 or if the Lease Expiration Date is other than June 30, Tenant’s Proportionate Share of any increase in Operating Expenses and Taxes for such fiscal year shall be prorated based upon a thirty (30) day month. Even if the Term has expired, and Tenant has vacated the Premises when the final determination is made of Tenant’s Proportionate Share of any increase in Operating Expenses and Taxes for the fiscal year in which this Lease expires, Tenant shall pay any increase due over the estimated amount paid and conversely any overpayment made shall be rebated by Landlord to Tenant, all as specified above. The provisions of Paragraph 4 shall survive the expiration or earlier termination of this Lease.

4.11 Audit. Tenant shall have the right to have Landlord’s books and records pertaining to Operating Expenses for the Base Expense Year and Taxes for the Base Tax Year, or Operating Expenses and Taxes for any Comparison Year during the Term of this Lease, reviewed, copied (provided Landlord is reimbursed for the cost of such copies) and audited (“Tenant’s Audit”), provided that: (a) such right shall not be exercised more than once during any calendar year; (b) if Tenant elects to conduct Tenant’s Audit, Tenant shall provide Landlord with written notice thereof (“Tenant’s Audit Notice”) no later than: (i) with respect to either the Base Expense Year or the Base Tax Year, six (6) months following Tenant’s receipt of the initial Statement for the first (1st) Comparison Year; or (ii) with respect to any Comparison Year, six (6) months following Tenant’s receipt of the Statement (or any Revised Statement) for the year to which Tenant’s Audit will apply; (c) Tenant shall have no right to conduct Tenant’s Audit if, either at the time of Tenant’s Audit Notice or at any time during Tenant’s Audit, an Event of Default exists under this Lease; (d) no subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (e) conducting Tenant’s Audit shall not relieve Tenant from the obligation to pay Tenant’s Proportionate Share of increases in Operating Expenses and Taxes, as billed by Landlord, pending the outcome of such audit; (f) Tenant’s right to conduct such audit for the Base Expense Year, the Base Tax Year and any Comparison Year shall expire, with respect to the Base Expense Year and the Base Tax Year, six (6) months following Tenant’s receipt of the initial Statement for the first Comparison Year, and, with respect to any Comparison Year, six (6) months following Tenant’s receipt of the Statement (or any Revised Statement) for such year, and if Landlord has not received Tenant’s Audit Notice within the applicable period, Tenant shall have waived its right to conduct Tenant’s Audit for the Base Expense Year, the Base Tax Year or such Comparison Year, as the case may be; (g) Tenant’s Audit shall be conducted by an auditor whose compensation is not contingent upon the results of Tenant’s Audit or the amount of any refund received by Tenant, and who is not employed by or otherwise affiliated with Tenant, except to the extent that such auditor has been engaged by Tenant to conduct Tenant’s Audit; (h) Tenant’s Audit shall be conducted at Landlord’s office where the records of the year in question are maintained by Landlord (which shall be within the continental United States), during Landlord’s normal business hours; (i) Tenant’s Audit shall be completed within ninety (90) days after the date of Tenant’s Audit Notice, and a complete copy of the results thereof shall be delivered to Landlord within one hundred twenty (120) days after the date of Tenant’s Audit Notice; and (j) Tenant’s Audit shall be conducted at Tenant’s sole cost and expense. If Tenant’s Audit is completed and submitted to Landlord in accordance with the requirements of this Paragraph, and if Landlord and Tenant cannot mutually agree upon the results of Tenant’s Audit, either party shall have the right to pursue arbitration in accordance with the procedures set forth on Exhibit “B” attached hereto and by this reference made a part hereof. If such audit shall ultimately result in Landlord and Tenant agreeing (or the arbitration deciding) that Landlord has overstated the Operating Expenses and Taxes for the year audited and Landlord has not previously credited or reimbursed Tenant therefor, Landlord shall reimburse Tenant for any overpayment of Tenant’s Proportionate Share of such increases in Operating Expenses and Taxes. If such audit shall ultimately result in Landlord and Tenant agreeing (or the arbitration deciding) that Landlord has overstated the Operating Expenses and Taxes for the year audited by more than five percent (5%), Landlord shall also reimburse Tenant for Tenant’s actual, reasonable cost incurred in conducting Tenant’s Audit (not to exceed $5,000.00). Such reimbursements shall be made within thirty (30) days after Landlord’s receipt of documentation reasonably acceptable to Landlord reflecting the cost of Tenant’s Audit.

4.12 Returned Checks. Should Tenant present a check to Landlord that is returned by Tenant’s bank for any reason, Tenant agrees to pay a service charge not to exceed $25.00 or two percent (2%) of the face amount of the check, whichever is greater, plus an amount equal to any fee charged to Landlord as a result of the check being returned. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Rent herein stipulated shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

4.13 Acceptance of Payment. At all times when Landlord directs Tenant to pay Rent to a “lockbox” or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord’s authority) (collectively, a “Depository”), then Landlord shall not be deemed to have accepted such payment if (and only if) within ten (10) days after the Depository receives such payment, Landlord refunds (or attempts to refund) such payment to Tenant. For the purpose of determining whether or not Tenant has made any payment of Rent within the applicable time period required by this Lease, any such payment shall be deemed to have been received by Landlord on the date that such payment arrives at the Depository (if Landlord has then directed Tenant to pay Rent to such Depository); provided, however, that nothing contained in this sentence shall override the first sentence of this Paragraph 4.13 with respect to the determination of when Landlord has accepted a payment.

4.14 Cap on Controllable Operating Expenses. For the purpose of calculating Tenant’s Proportionate Share of increases in Operating Expenses, “Controllable Operating Expenses” (as hereinafter defined) for the first Comparison Year (i.e., the period from July 1, 2006, through June 30, 2007), and each Comparison Year thereafter, shall not increase by more than the lesser of: (a) the actual increase in Controllable Operating Expenses over the Controllable Operating Expenses for the preceding Comparison Year [or, with respect to the first (1st) Comparison Year, over the Controllable Operating Expenses for the Base Expense Year]; or (b) five percent (5%) over the amount of the Controllable Operating Expenses for the preceding Comparison Year [or, with respect to the first (1st) Comparison Year, over the amount of the Controllable Operating Expenses for the Base Expense Year]. As used herein, the term “Controllable Operating Expenses” means all Operating Expenses other than Taxes, insurance, utilities, management fees, costs subject to government regulation, such as minimum wages, and all costs incurred to comply with new or revised Legal Requirements. By way of illustration of the foregoing, with respect to the Comparison Year covering the period from July 1, 2006, through June 30, 2007, the Controllable Operating Expenses shall not exceed the amount determined by the following formula, when “X” equals the actual amount of the Controllable Operating Expenses for the Base Expense Year:

X times 1.05 = maximum amount of Controllable Operating Expenses with respect to the Comparison Year covering the period from July 1, 2006, through June 30, 2007.

Thus, if Controllable Operating Expenses for the Base Expense Year are $4.00 per rentable square foot, the maximum amount of Controllable Operating Expenses with respect to the Comparison Year covering the period from July 1, 2006, through June 30, 2007, would be $4.00 x 1.05 = $4.20 per rentable square foot.

5. INTENTIONALLY OMITTED.

6. USE OF PREMISES. Tenant shall use the Premises solely for Tenant’s Permitted Uses and Tenant shall not use or permit the use of the Premises, Building or Project for any other purpose or purposes whatsoever without the prior written consent of Landlord. Tenant shall not use the Premises for any Prohibited Uses or illegal purpose, or violate any Legal Requirements, or create or allow to exist any nuisance or trespass, or do any act in or about the Premises, or bring anything onto or in the Premises or the Building which will in any way increase the rate of insurance on the Premises or the Building, deface or injure the Premises or the Building or overload the floor of the Premises.

7. COMPLIANCE WITH LAWS.

7.1 Landlord’s Compliance. During the Term of this Lease, Landlord shall comply with (or cause to be complied with) all Legal Requirements which are not the obligation of Tenant to the extent non-compliance would impair Tenant’s use of the Premises for Tenant’s Permitted Uses. Landlord shall be responsible for making any modifications to the Project and Building, including the Common Areas, but excluding the Premises except as otherwise expressly set forth in this Lease, required pursuant to any Legal Requirements. Unless Tenant is responsible for such costs as set forth elsewhere in this Lease, the costs of compliance with Legal Requirements by Landlord and any modifications to the Project and/or the Building made by Landlord pursuant to the provisions of this Paragraph shall be at Landlord’s expense; however, all or portions of such expense may be included in Operating Expenses as set forth in this Lease.

7.2 Tenant’s Compliance. Tenant shall comply with all Legal Requirements regarding the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in, upon or connected with the Premises, all at Tenant’s sole expense. Tenant warrants that all Alterations and/or Leasehold Improvements made by Tenant or Tenant’s employees, agents or contractors, either prior to Tenant’s occupancy of the Premises, under the Existing Sublease or at any time during the Term of this Lease, will comply with all Legal Requirements. In addition, Tenant warrants that its use of the Premises will be in compliance with all Legal Requirements. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, be responsible for making any modifications to the Premises that may be required pursuant to any Legal Requirements. If, as a result of Tenant’s use of the Premises, or the making of any Alterations by Tenant, Landlord shall be required to make any additions, alterations or improvements to any part of the Project in order to comply with any Legal Requirements, Tenant shall reimburse Landlord upon demand for the costs incurred by Landlord to effect such compliance.

7.3 Mutual Indemnity. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, losses or causes of action to the extent arising out of Landlord’s failure to comply with the provisions of Paragraph 7.1 above. Tenant shall indemnify, defend and hold Landlord harmless from and against any claims, losses or causes of action to the extent arising out of Tenant’s failure to comply with the provisions of Paragraph 7.2 above. The indemnities set forth in this Paragraph shall survive the expiration or earlier termination of this Lease.

8. STANDARD SERVICES TO TENANT.

8.1 Services Provided. Landlord shall provide services, and operate and maintain the Project, in accordance with specifications and processes consistent with Comparable Buildings. However, Landlord shall not be obligated to provide any specific services other than the services specified in this Paragraph 8.1. Landlord shall provide, subject to Legal Requirements and limitations contained in any governmental controls now or hereafter imposed, or “Force Majeure” (as hereinafter defined) and subject to temporary cessation for reasonable necessity, the following services:

8.1.1 Heating and air-conditioning service when necessary within temperature ranges for normal office use during Normal Building Hours. If the level of occupancy of the Premises, or any machinery or equipment which generates abnormal heat, creates unusual demands on the air-conditioning or heating system serving the Premises, Landlord shall provide Tenant with written notice thereof. If Tenant does not, within thirty (30) days after receipt of such notice from Landlord, take such steps, at Tenant’s expense, as shall be necessary to cease such adverse effect on the air-conditioning or heating system, Landlord shall have the right to install supplemental air-conditioning or heating units in the Premises, and the reasonable, out-of-pocket costs actually incurred by Landlord with respect to such supplemental units (including the cost of acquisition, installation, operation, use and maintenance thereof) shall be paid by Tenant to Landlord in advance or on demand as Additional Rent.

8.1.2 Electric current for Building Standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant’s use. Landlord represents that, as of the Effective Date, the gross electrical capacity of the Building is twenty-three (23) watts per usable square foot of office space in the Premises. Such capacity includes both tenant loads and non-tenant loads (such as HVAC, Common Area lighting, etc.). Landlord shall not be required to furnish and Tenant shall not utilize electrical power for any equipment which has electrical consumption in excess of the electrical capacity available for Tenant loads. Tenant will not use any electrical equipment which in Landlord’s reasonable opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Landlord acknowledges that Tenant has installed a supplemental HVAC system which serves the Data Center. Based on historic consumption figures, Landlord agrees that such supplemental HVAC system does not utilize electrical power in excess of the electrical capacity available for Tenant loads in the Building. Tenant will not, without Landlord’s prior written consent in each instance, make any alteration or addition to the electrical system in the Premises or Building. If any additional circuitry or wiring is required by Tenant, and Landlord approves the installation of the same in writing, such work shall be performed at Tenant’s expense by Landlord’s electricians or under Landlord’s control and supervision, and Tenant shall pay Landlord the reasonable costs of such additional work as billed.

8.1.3 General cleaning and janitorial service five (5) times per week, exclusive of Holidays, pursuant to the Cleaning Specifications attached hereto as Exhibit “E.” Landlord, however, expressly reserves the right to modify such Cleaning Specifications, provided that the quality and frequency remain substantially the same as those contemplated by Exhibit “E.” Notwithstanding the foregoing, Tenant shall have the right to contract separately and directly for the provision of cleaning and janitorial services to the portion of the Premises containing Tenant’s Data Center, provided that the quality and frequency of any such service contracted for by Tenant are at least equal to the level of cleaning and janitorial service contemplated by Exhibit “E.”

8.1.4 Reasonable quantities of cold water (and, where appropriate, hot water) in the core lavatories, toilets and water fountains. If Tenant requires water for any other purposes, Tenant shall pay the cost of bringing water to the Premises.

8.1.5 Landlord shall provide non-attended passenger elevator service to each floor of the Premises during Normal Building Hours and shall have at least one (1) elevator available at all times to provide Tenant with twenty-four hour access to all floors of the Premises seven (7) days per week. Landlord shall use reasonable efforts to ensure that all elevators in the Building are working during Normal Building Hours.

8.1.6 The Base Rental does not include any charge to Tenant for the furnishing of any HVAC to the Premises during any periods other than Normal Building Hours. If Tenant desires any such service at times other than during Normal Building Hours with respect to one or more of the HVAC zones within the Premises, Tenant shall deliver notice to Landlord requesting such service by the time prescribed in the Rules and Regulations; provided, however, that Landlord shall use reasonable efforts to arrange such service on such shorter notice as Tenant shall provide. If Landlord furnishes HVAC service at times other than during Normal Building Hours at the request of Tenant, Tenant shall reimburse Landlord for the reasonable, out-of-pocket costs actually incurred by Landlord in providing such HVAC service, including, without limitation, utility and labor costs.

8.1.7 Except in the case of an emergency, Tenant shall have access to and use of the Premises twenty-four (24) hours per day, seven (7) days per week, including Holidays.

8.2 Interruption of Services. In the event of any failure to furnish, or any stoppage of, the following specified services for a period in excess of five (5) consecutive Business Days, and if: (a) such failure to furnish or stoppage is caused by the negligence or willful misconduct of Landlord or by the failure of Landlord to commence and diligently pursue repairs for which Landlord is responsible under this Lease; (b) such interruption results in at least one (1) whole floor of the Building becoming untenantable; and (c) Tenant actually ceases to occupy at least one (1) whole floor of the Building as a result thereof, Tenant shall be entitled to a prorata abatement of Rent (as described below) which shall commence on the sixth (6th) Business Day (and shall not be retroactive) and shall continue for the remainder of the period of such failure to furnish or stoppage of such specified services. As used in the immediately preceding sentence, the specified services are: electricity, heating, ventilating and air conditioning, water and elevator service. Any abatement of Rent to which Tenant is entitled pursuant to this Paragraph 8.2 shall be in proportion to the aggregate rentable square footage of each whole floor of the Building which Tenant actually ceases to occupy as a result of a failure to furnish, or stoppage of, the specified services. In no event shall any portion of any floor of the Building which Tenant partially ceases to occupy be taken into account for purposes of determining the amount of any abatement of Rent to which Tenant is entitled pursuant to this Paragraph 8.2.

9. COMMUNICATIONS SERVICES. Tenant acknowledges and agrees that: (a) Landlord has made no warranty or representation to Tenant with respect to the availability of any communications services, or the quality, reliability or suitability thereof; (b) Landlord shall have no liability or responsibility for any failure or inadequacy of such services, any equipment or facilities used in the furnishing thereof, or any act or omission of the provider of any such services, or of its agents, employees, representatives, officers or contractors; (c) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (d) any contract or other agreement between Tenant and the provider of any such services shall be independent of this Lease, the obligations of Tenant hereunder and the rights of Landlord hereunder and, without limiting the foregoing, no default or failure of the provider of any such services with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease, give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, entitle Tenant to any abatement of Rent or any other payment required to be made by Tenant hereunder, constitute any actual or constructive eviction of Tenant or otherwise give rise to any other claim of any nature against Landlord.

10. LIABILITY OF LANDLORD. Except to the extent resulting from the willful misconduct or gross negligence of Landlord, its agents, representatives, contractors, vendors, employees or invitees, Landlord shall not be liable to Tenant in any manner whatsoever for failure or delay in furnishing any service provided for in this Lease, and no such failure or delay to furnish any service or services by Landlord shall be an actual or constructive eviction of Tenant, nor shall any such event entitle Tenant to any compensation, abatement or diminution of Rent, relieve Tenant from any of its obligations under this Lease or the prompt and punctual performance of each and all of the covenants to be performed herein by Tenant, or impose any liability upon Landlord by reason of inconvenience to Tenant, or interruption of Tenant’s business, or otherwise, nor shall Landlord be liable to Tenant for damage to person or property caused by defects in the cooling, heating, electric, water, elevator or other apparatus or systems, or by water discharged from sprinkler systems, if any, in the Building, nor shall Landlord be liable to Tenant for the theft or loss of any property of Tenant whether from the Premises or any part of the Building or Project. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by third persons, including other tenants; however, Landlord shall not be liable for any such interference or disturbance, whether caused by another tenant or tenants or any other person, nor shall Tenant be relieved from any obligation under this Lease because of such interference or disturbance. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease, provided that the Premises are not thereby rendered untenantable. Notwithstanding any contrary provision herein, Landlord shall not be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

11. REPAIRS.

11.1 Repairs by Landlord. Landlord shall repair and maintain the roof, foundation, floor slabs, masonry walls, columns, structural steel and other structural elements of the Building, the Building Systems and the Common Areas in good condition and repair consistent with the standards of Comparable Buildings in the market in which the Project is located, but taking into consideration the age of the Building, unless the condition requiring such maintenance is caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay Landlord the reasonable cost of such maintenance or repairs. Additionally, Landlord shall repair and/or replace as necessary: (a) all lamps, starters and ballasts for Building Standard lighting fixtures within the Premises; and (b) any damage or injury of whatever nature done to the Premises by Landlord, its agents, representatives, contractors, vendors, employees or invitees, or resulting from a breach by Landlord of its obligations under this Lease. No compensation or claim or diminution of Rent will be allowed or paid by Landlord by reason of inconvenience, annoyance or injury to business, arising from the necessity of repairing the Premises or any portion of the Premises or Project, however the necessity may occur, as determined in the sole discretion of Landlord. Landlord shall have no obligation to replace or repair Tenant’s Property, and shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, unless such failure shall persist for an unreasonable period of time after written notice of the need for such repairs or maintenance is given to Landlord by Tenant in accordance with the Notices provision of this Lease.

11.2 Repairs by Tenant. With the exception of those items set forth in this Lease that are required to be repaired by Landlord, Tenant shall, at its sole cost and expense, make all repairs which are reasonably necessary to keep the Premises (including, without limitation, any Specialty Improvements and any supplemental service systems or facilities of the Premises over and above the Building Systems), and any portion of the Building or Project under Tenant’s exclusive control, in good condition and repair, except for normal wear and tear, loss by fire or other casualty and Condemnation. Tenant further agrees that, except with respect to normal wear and tear, and loss by fire or other casualty (which is addressed in Paragraph 17 below), all damage or injury of whatever nature done to the Premises, the Building or the Project by Tenant or Tenant’s agents, representatives, contractors, vendors, employees or invitees, shall be repaired by Tenant at its sole cost and expense. In addition, Tenant shall bear the reasonable out-of-pocket cost of labor and materials for any replacement by Landlord of lamps, starters and ballasts for Non-Building Standard lighting fixtures installed within the Premises.

12. LANDLORD’S RIGHT TO ENTER PREMISES.

12.1 Landlord’s Right to Enter to Make Repairs and Provide Services. Landlord and its agents, employees and independent contractors, or any lessor or Mortgagee or any other party designated by Landlord, and their respective agents, shall have the right to enter the Premises at any time in the event of an emergency (in such event of emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises), and at reasonable hours in all other cases to perform maintenance and make repairs, additions, alterations and improvements that are required by this Lease, to provide the services to be provided by Landlord under this Lease, to post notices of non-responsibility (where applicable) and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder. Landlord shall also have the right to enter the Premises at reasonable hours to install, maintain, repair and replace pipes, wires, cables, duct work, conduit and utility lines through hung ceiling space and column space within the Premises and to repair the Premises or alter, improve or repair the Building, or to make structural alterations, repairs or improvements to the Building or the Building Systems. During such time as work is being carried on in or about the Premises by Landlord, payments of Rent provided herein shall not abate and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

12.2 Landlord’s Right to Enter to Exhibit Premises. Landlord and its agents, employees and independent contractors, and any lessor or Mortgagee or any other party designated by Landlord, and their respective agents, shall have the right to enter the Premises at reasonable hours to exhibit the Premises to prospective purchasers, lenders or tenants, to a current or prospective Mortgagee, to ground or underlying lessors or insurers, and to their respective agents and representatives, or others; provided, however, that Landlord shall not exhibit the Premises to prospective tenants prior to the last nine (9) months of the Term. Landlord shall, except in case of an emergency, afford Tenant such prior oral notification of an entry into the Premises for the purpose of exhibiting the Premises to any such party described in this Paragraph 12.2 as shall be reasonably practicable under the circumstances.

12.3 Condition of Entry. Landlord shall provide Tenant with not less than 24 hours’ oral notice to the on-site office manager of Tenant prior to entering the Premises for any reason other than for the provision of routine janitorial and window cleaning services, in the case of emergencies or to show the Premises to any of the parties described in Paragraph 12.2 of this Lease [including, during the last nine (9) months of the Term, prospective tenants]. Landlord agrees to use reasonable efforts to minimize any interference with Tenant’s business caused by any entry pursuant to Paragraphs 12.1 or 12.2 above. Except in the case of emergencies, or in the event Landlord is required to make repairs, alterations, additions or improvements inside the Data Center pursuant to any Legal Requirements, as set forth in Paragraph 39.4.2 of this Lease, neither Landlord, nor Landlord’s agents, representatives, contractors, vendors, employees, invitees, lessors or Mortgagees shall have the right to enter the Data Center at any time for any purpose (whether pursuant to Paragraphs 12.1 or 12.2 above, or any other provision of this Lease, including those relating to the provision of services by Landlord). Except in the case of emergencies, Landlord hereby agrees not to enter the Data Center unless accompanied by an authorized employee or agent of Tenant. Unless Tenant vacates the Premises or ceases to use the Data Center, Tenant shall staff the Data Center with at least one (1) such authorized employee or agent twenty-four (24) hours per day, seven (7) days per week, including Holidays. In the event an emergency situation occurs which, in Landlord’s reasonable judgment, requires Landlord to enter the Data Center, and if Landlord is unable to obtain access to the Data Center from an authorized employee or agent of Tenant, Landlord shall have the right to use any means necessary to enter the Data Center (forcibly, if necessary) in order to address such emergency situation. Landlord shall have no liability, and Tenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord, in connection with any such emergency entry into the Data Center under this Paragraph 12.3, as well as for any damage alleged to have resulted therefrom (including, without limitation, damage to any entrance, door or other portions of the Premises alleged to have been damaged as a result of such entry by Landlord). If Landlord exercises any right it has under this Lease to enter the Data Center without being accompanied by an authorized employee or agent of Tenant, Landlord shall inform Tenant of such entry, and of any activities conducted by Landlord in the Data Center during such entry, as soon as practicable.

13. ALTERATIONS.

13.1 Tenant’s Alterations.

13.1.1 Tenant shall not make any Alterations, other than Decorative Alterations not visible from the exterior of the Premises, without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed if such Alterations: (a) are non-structural and do not materially affect any Building Systems, other than the distribution of such Building Systems; (b) affect only the Premises, and are not visible from outside of the Premises; (c) do not affect the certificate of occupancy issued for the Building or the Premises; and (d) do not violate any Legal Requirements. If Landlord approves any such Alterations, Landlord shall be entitled to post and record appropriate notices of non-responsibility (where applicable). Tenant shall request Landlord’s consent to any Alterations not less than ten (10) days (or such additional time as may be necessary under applicable Legal Requirements to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility) prior to the commencement of work on such Alterations. Landlord may impose, as a condition of its consent to any and all Alterations, such reasonable requirements as Landlord may deem desirable, except that: (i) Tenant shall be allowed to competitively bid all construction work, including the general contractor work; (ii) Landlord shall not specify any sole-source contractors or subcontractors; and (iii) Tenant, and its vendors and contractors performing any Alterations, shall have, at no charge, complete and unrestricted access to and use of the Premises, the Building and all Common Areas, including, without limitation, the parking areas, loading docks, elevators, construction hoists staging areas, electrical service and other utilities (provided, however, that, to the extent the cost of any such electrical service or other utilities may be included in Operating Expenses, Tenant shall remain obligated to reimburse Landlord for such costs as a part of Tenant’s Proportionate Share of increases in Operating Expenses as set forth herein) during the performance of any such Alterations. If such Alterations will involve the use of Hazardous Materials or disturb any Hazardous Materials existing in the Premises, Tenant shall comply with Landlord’s reasonable rules and regulations concerning such Hazardous Materials.

13.1.2 Tenant shall give Landlord not less than ten (10) Business Days’ notice prior to performing any Decorative Alterations, which notice shall contain a description of such Decorative Alterations. Prior to making any other Alterations, Tenant, at its expense, shall: (a) submit to Landlord for its approval detailed plans and specifications (“Alteration Plans”) of such proposed Alterations (other than Decorative Alterations), and with respect to any Alterations affecting any of the Building Systems, evidence that the Alterations have been designed by, or reviewed and approved by, Landlord’s designated engineer for the affected Building Systems; (b) submit to Landlord for its approval a copy of a proposal or estimate from Tenant’s contractor indicating the cost of the proposed Alterations; (c) obtain all permits, approvals and certificates required under any Legal Requirements; and (d) furnish to Landlord duplicate original policies or certificates of worker’s compensation (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors in connection with such Alterations) and commercial general liability insurance (including property damage coverage) and Builder’s Risk coverage (as described in Paragraph 13.1.3) all in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord, Landlord’s asset manager and property manager, any lessor and any Mortgagee as additional insureds. Landlord shall have ten (10) days after its receipt of all of the items and materials required to be submitted to Landlord pursuant to the immediately preceding sentence to make its decision as to whether or not such Alterations shall be approved (which decision shall be made in accordance with the terms of this Paragraph 13). If Landlord shall fail to notify Tenant of its decision in writing within such ten (10) day period, Landlord shall be deemed to have refused its consent to the applicable Alterations. Whenever Landlord provides any written notice to Tenant refusing to consent to any Alterations proposed by Tenant, such notice shall include a reasonably detailed explanation for such refusal. In addition, if Landlord is deemed to have refused to consent to any Alterations by reason of Landlord’s failure to notify Tenant in writing of its decision within the aforementioned ten (10) day period, Tenant may provide Landlord with written notice requesting an explanation for such refusal, and Landlord shall promptly thereafter provide to Tenant in writing a reasonably detailed explanation for such refusal.

13.1.3 In the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant’s general contractor, if any, carries commercial general liability insurance (including property damage coverage), worker’s compensation insurance, and “Builder’s Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require.

13.1.4 Tenant, at its expense, shall, as and when required, promptly obtain certificates of partial and final approval of such Alterations required under any Legal Requirements and shall furnish Landlord with copies thereof, together with “as-built” Alteration Plans for such Alterations.

13.2 Manner and Quality of Alterations. All Alterations shall be performed: (a) in a good and workmanlike manner and free from defects; (b) substantially in accordance with the Alteration Plans, and by contractors approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed); and (c) in compliance with all Legal Requirements, the terms of this Lease and all construction procedures and regulations then prescribed by Landlord. All materials and equipment shall be of a quality at least equal to the quality of the Leasehold Improvements, and no such materials or equipment shall be subject to any lien or other encumbrance.

13.3 Removal of Tenant’s Property. Tenant’s Property shall remain the property of Tenant and, subject to the provisions of Paragraph 22 hereof, Tenant may remove the same at any time on or before the Lease Expiration Date. On or prior to the Lease Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense: (a) remove any Specialty Improvements constructed after the Effective Date, unless Tenant receives written approval from Landlord at the time Landlord approves any such Specialty Improvements to surrender such Specialty Improvements with the Premises; and (b) close up any slab penetrations in the Premises. Tenant shall not be obligated to remove any Specialty Improvements which are part of the existing Leasehold Improvements as of the Effective Date. Tenant shall repair and restore, in a good and workmanlike manner, any damage to the Premises or the Building caused by Tenant’s removal of any Alterations or Tenant’s Property, or by the closing of any slab penetrations, and, upon default thereof, Tenant shall reimburse Landlord for Landlord’s reasonable, out-of-pocket cost of repairing and restoring such damage. Any Specialty Improvements and Tenant’s Property not so removed shall be deemed abandoned, notwithstanding that title to or a security interest in such personal property may be held by an individual or entity other than Tenant, and Landlord may remove and dispose of same in any manner it deems proper, in its sole discretion, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant. Tenant hereby waives and releases any claim against Landlord arising out of the removal or disposition of such Specialty Improvements and/or Tenant’s Property, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against the claims of all third parties resulting from such removal, provided that such removal is performed by Landlord with due care. Except as set forth above in this Paragraph 13.3, Tenant may elect to either: (i) surrender any Alterations with the Premises; or (ii) remove, at it’s sole cost and expense, any Alterations and repair any damage to the Premises and/or the Building caused by such removal. If Tenant fails to repair any damage caused by the removal of any Alterations, Landlord may do so and may charge the cost thereof to Tenant. All Alterations which Tenant does not remove from the Premises shall become Landlord’s property upon expiration or earlier termination of this Lease. Tenant’s obligations under this Paragraph 13.3 shall survive the expiration or earlier termination of this Lease.

13.4 Tenant’s Costs. Notwithstanding the foregoing, Tenant shall not be obligated to pay any amount to Landlord as a fee for Landlord’s review of the Alteration Plans or the Alterations, or for Landlord’s supervision of the Alterations. Tenant shall not be obligated to pay any additional charge for electrical service or other utilities used in connection with any Alterations, provided, however, that Tenant shall be obligated to pay Tenant’s Proportionate Share of increases in Operating Expenses, which include, without limitation, the cost of electricity and other utilities, as set forth in this Lease.

13.5 Tenant’s Equipment. Tenant shall provide notice to Landlord prior to moving any heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Equipment”) into or out of the Building and shall pay to Landlord any reasonable costs actually incurred by Landlord in connection therewith. If such Equipment requires special handling, Tenant agrees: (a) to employ only persons holding all necessary licenses to perform such work; and (b) all work performed in connection therewith shall comply with all applicable Legal Requirements.

13.6 Legal Compliance. The approval of Alteration Plans, and consent by Landlord to the making of any Alterations, do not constitute Landlord’s representation that such Alteration Plans or Alterations comply with any Legal Requirements. Landlord shall not be liable to Tenant or any other party in connection with Landlord’s approval of any Alteration Plans, or Landlord’s consent to Tenant’s performing any Alterations. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to any structural portions of the Building, Building Systems or equipment located in the internal core of the Building or the Common Areas, then Landlord shall make such changes at Tenant’s cost and expense.

13.7 Voice and Data Cable. If required by Legal Requirements at the time of installation, all voice and data cable installed within the Premises or anywhere else within the Building on or after the Effective Date by or for Tenant shall be neatly tagged and identified with permanently marked, weather proof labels in each telephone closet through which cables pass, each antenna bracket, at the transmission line building entry point, at the interior wall feed-through or any other transmission line exit point, and at any transmitter combiner, duplexer or multifeed receive port, with Tenant’s or the applicable provider’s name (as the case may be), type of line, circuit number, floor where cable originates and terminates, and such other information as may be reasonably required by Landlord.

13.8 Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable building codes. Landlord reserves the right to reasonably designate the position of all Equipment which Tenant wishes to place within the Premises, and to place limitations on the weight thereof. However, Landlord hereby acknowledges that Tenant’s Property currently existing or installed in the Premises does not violate any weight limitations or applicable building codes.

14. LIENS. Tenant shall pay or cause to be paid all costs for work done or claimed to be done by or on behalf of Tenant, or caused to be done by or on behalf of Tenant, in or about the Premises of a character which will or may result in liens against Landlord’s interest in the Premises, the Building or the Project, or any part thereof, and Tenant will keep the same free and clear of all mechanics’ liens and other liens on account of work done or claimed to be done for or on behalf of Tenant or persons claiming under Tenant. Tenant hereby agrees to indemnify Landlord for, and defend and hold Landlord harmless from and against, all liability, loss, damages, costs or expenses, including reasonable attorneys’ fees, expenses and court costs incurred in connection with any claims of any nature whatsoever for work performed for, or materials or supplies furnished or claimed to be furnished to Tenant, including lien claims of contractors, laborers or materialmen. Should any such liens be filed or recorded against the Premises, the Building or the Project with respect to work performed or claimed to be performed for, or materials supplied to or on behalf of, Tenant, or should any action affecting the title thereto be commenced, Tenant shall cause such liens to be released of record within thirty (30) days after notice thereof. If Tenant desires to contest any such claim of lien, Tenant shall nonetheless cause such lien to be released of record by bonding off said lien of record or the posting of adequate security with a court of competent jurisdiction as may be provided by the mechanics’ lien statutes of the state in which the Project is located. If Tenant shall be delinquent in paying any charge for which such a mechanics’ lien or suit to foreclose such a lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Landlord may (but without being required to do so) pay such lien or claim and costs associated therewith, and the amount so paid, together with interest thereon at the Interest Rate from the date paid by Landlord until such sum is repaid by Tenant, together with reasonable attorneys’ fees, expenses and court costs incurred in connection therewith, shall be immediately due from Tenant to Landlord as Additional Rent.

15. ASSIGNMENT AND SUBLETTING.

15.1 Transfers.

15.1.1 Tenant shall not, without the prior written consent of Landlord, which consent shall be granted or denied in accordance with Paragraph 15.2 below, assign this Lease, permit any assignment of this Lease or any interest hereunder by operation of law or otherwise, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers,” and individually as a “Transfer,” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). In addition, Tenant shall not, without the prior written consent of Landlord, which may be withheld for any reason or for no reason, in the sole and absolute discretion of Landlord, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to this Lease or any interest hereunder.

15.1.2 If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include: (a) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than nine (9) months after the date of delivery of the Transfer Notice; (b) a description of the portion of the Premises to be transferred (the “Transfer Space”); (c) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium” (as defined below), in connection with such Transfer, the name and address of the proposed Transferee and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s commercially reasonable standard consent documents in connection with the documentation of such Transfer; and (d) current financial statements of the proposed Transferee, certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character and reputation of the proposed Transferee, the nature of such Transferee’s business and the proposed use of the Transfer Space.

15.1.3 Any Transfer, and any mortgage, pledge, hypothecation, encumbrance or attachment of a lien, made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an Event of Default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall reimburse Landlord for any reasonable, out-of-pocket professional fees and expenses (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees and expenses) actually incurred by Landlord in connection with the review of such proposed Transfer. If requested by Landlord, such fees shall be due and payable to Landlord prior to Landlord’s execution of a consent to the proposed Transfer.

15.2 Landlord’s Consent.

15.2.1 Landlord shall have fifteen (15) days after its receipt of the Transfer Notice and all other required and reasonably requested information within which to make its decision as to whether or not the Transfer shall be approved. Provided that no Event of Default under this Lease then exists, Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Transfer Space to the Transferee on the terms specified in the Transfer Notice. If Landlord shall fail to notify Tenant of its decision in writing within such fifteen (15) day period, Landlord shall be deemed to have refused its consent to the Transfer. If Landlord is deemed to have refused to consent to such Transfer by reason of Landlord’s failure to notify Tenant in writing of its election within the aforementioned fifteen (15) day period, Tenant may provide Landlord with written notice of such failure to respond (the “Second Transfer Notice”), which, in order to be effective, must clearly, conspicuously and in bold type face set forth the following statement at the top of the first page of the Second Transfer Notice: “SECOND NOTICE! THE FAILURE OF LANDLORD TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER THE RECEIPT OF THIS SECOND NOTICE BY LANDLORD SHALL BE DEEMED TO BE A CONSENT TO THE PROPOSED TRANSFER.” If Landlord should fail to notify Tenant in writing of its election as to such Transfer within five (5) Business Days after receipt of such Second Transfer Notice, Landlord shall be deemed to have approved the proposed Transfer. Whenever Landlord provides any written notice to Tenant refusing to consent to any Transfer, such notice shall include a reasonably detailed explanation for such refusal.

15.2.2 Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

15.2.2.1 Intentionally omitted;

15.2.2.2 The Transferee intends to use the Transfer Space for any use which is not included within Tenant’s Permitted Uses, or for any Prohibited Uses;

15.2.2.3 The Transferee is a federal, state or local government, or an agency or instrumentality thereof, or is entitled, directly or indirectly, to diplomatic or sovereign immunity, regardless of whether the Transferee agrees to waive such diplomatic or sovereign immunity [however, this Paragraph 15.2.2.3 shall not apply to a Transferee which is an agency or instrumentality of the federal United States government which intends to operate, and actually does operate after such Transfer, an office in the Premises in which seventy-five percent (75%) or more of the personnel who regularly work in such office are attorneys or federal judges];

15.2.2.4 With respect to an assignment, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

15.2.2.5 The proposed Transfer would violate restrictions imposed by any Mortgagee;

15.2.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, right of first refusal (including, without limitation, the “Right of First Refusal,” as hereinafter defined) or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

15.2.2.7 Intentionally omitted;

15.2.2.8 The character of the business to be conducted or the proposed use of the Transfer Space by the Transferee shall violate any provision or restriction herein relating to the use or occupancy of the Premises;

15.2.2.9 The Transfer shall result in occupancy of the Premises by more than six (6) tenants and subtenants, including Tenant, but excluding any Tenant Affiliate occupying any portion of the Premises;

15.2.2.10 The proposed Transferee is not currently subject to, and refuses to appoint an agent for purposes of subjecting itself to, service of process in, or the jurisdiction of the courts of, the state in which the Project is located; or

15.2.2.11 An Event of Default exists under this Lease at the time of the Transfer Notice or at the effective date of the Transfer.

The foregoing shall in no way limit Landlord’s ability to withhold or delay its consent for any other reason which is reasonable under the circumstances.

15.3 Terms of Consent. If Landlord consents to any Transfer pursuant to the terms of this Paragraph 15, Tenant may, within nine (9) months after delivery of the Transfer Notice, but not later than the expiration of said nine (9) month period, enter into such Transfer of the Transfer Space to the approved Transferee upon substantially the same terms and conditions as are set forth in the Transfer Notice, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Paragraph 15.

15.4 Transfer Premium.

15.4.1 If Landlord consents to a Transfer, as a condition thereto (which the parties hereby agree is reasonable), Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium” received by Tenant from such Transferee. Notwithstanding anything contained herein to the contrary, no Transfer Premium shall be payable by Tenant with respect to a Transfer to a Tenant Affiliate.

15.4.2 Except as set forth in Paragraph 43.2 of this Lease, “Transfer Premium” shall mean all rent, including additional rent, and other consideration payable by such Transferee, or any other entity or person related to, or affiliated with such Transferee, in connection with the Transfer or its occupancy of the Premises or any part thereof in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for: (a) any changes, alterations and improvements to the Transfer Space in connection with the Transfer; (b) any commercially reasonable out-of-pocket concessions provided to the Transferee, including, without limitation, any free rent; (c) any commercially reasonable brokerage commissions in connection with the Transfer; and (d) any security and maintenance services rendered by Tenant to Transferee (but not in excess of the fair market value of such services). The Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid with respect to the Premises by Transferee, or any other entity or person related to, or affiliated with such Transferee, to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee, or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee in connection with such Transfer. Upon request by Landlord, Tenant shall provide to Landlord paid invoices and other documents and information reasonably satisfactory to Landlord evidencing any expenses incurred by Tenant pursuant to 15.4.2(a), 15.4.2(b) and 15.4.2(c) above.

15.4.3 In calculations of the rent (as it relates to the Transfer Premium calculated under this Paragraph 15.4), the rent paid during each annual period for the Transfer Space shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent, all such concessions shall be amortized without interest on a straight-line basis over the relevant term.

15.4.4 Any Transfer Premium due in connection with an assignment shall be paid to Landlord by Tenant as Additional Rent on the effective date of such assignment. Any Transfer Premium due in connection with a sublease shall be paid to Landlord by Tenant monthly as and when paid to Tenant by the Transferee, or any other entity or person related to, or affiliated with such Transferee.

15.4.5 If the Transfer Premium respecting any Transfer shall be found in any audit by Landlord, or otherwise, to have been understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and, if the Transfer Premium was understated by more than five percent (5%), Landlord’s reasonable out-of-pocket costs of such audit. Any disagreement between Landlord and Tenant as to the amount of any Transfer Premium shall be resolved in an expedited arbitration proceeding which shall be conducted in accordance with the procedures set forth in Exhibit “G” attached hereto and by this reference made a part hereof.

15.5 Intentionally Omitted.

15.6 Effect of Transfer. If Landlord consents to a Transfer, all of the following shall apply:

15.6.1 Landlord’s consent shall be evidenced by execution of a commercially reasonable form of consent to assignment or consent to sublease, as the case may be, by Tenant, Transferee and Landlord.

15.6.2 The terms and conditions of this Lease shall in no way be deemed to have been waived or modified.

15.6.3 Landlord’s consent to such Transfer shall not be deemed consent to any further Transfer by either Tenant or Transferee.

15.6.4 Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord.

15.6.5 In the case of an assignment, Transferee shall unconditionally assume in a written agreement for the benefit of Landlord, and shall be deemed to have assumed, this Lease, and shall be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant.

15.6.6 Tenant shall furnish, upon Landlord’s request, but not more than once per calendar year with respect to any Transfer, a complete statement, certified by Tenant, setting forth in detail the computation of any Transfer Premium which Tenant has derived or expects to derive from such Transfer.

15.6.7 No Transfer relating to this Lease, or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of this Lease from any liability under this Lease, including, without limitation, in connection with the Transfer Space.

15.6.8 No Transfer shall be effective unless: (a) any guarantor of this Lease, or of any of the obligations of Tenant hereunder, consents to such Transfer and agrees in writing with Landlord that such Transfer shall not affect such guarantor’s liability under its guaranty; and (b) any letter of credit required to be maintained by Tenant under this Lease is replaced or amended to reflect the Transfer, in a form reasonably satisfactory to Landlord.

15.6.9 With respect to a sublease, no such sublease shall be for a term ending later than one (1) day prior to the Lease Expiration Date.

15.6.10 No Transferee shall take possession of any part of the Premises until an executed counterpart of such sublease or assignment, as the case may be, has been delivered to Landlord and approved by Landlord.

15.6.11 If an Event of Default occurs prior to the effective date of such Transfer, then Landlord’s consent thereto, if previously granted, shall be immediately deemed revoked without further notice to Tenant, and if such Transfer would have been permitted without Landlord’s consent pursuant to Paragraph 15.9 below, such permission shall be void and without force and effect and, in either such case, any such Transfer shall constitute a further Event of Default hereunder.

15.6.12 Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof (provided Tenant is reimbursed for the cost of such copies), provided that: (a) such right shall not be exercised more than once during any calendar year with respect to any particular Transfer; (b) if Landlord elects to conduct such an audit, Landlord shall provide Tenant with written notice thereof (“Landlord’s Audit Notice”) no later than six (6) months after the expiration or earlier termination of the term of the applicable Transfer; (c) Landlord shall have no right to conduct such an audit if Landlord is in default under this Lease; (d) Landlord’s right to conduct such audit shall expire six (6) months after the expiration or earlier termination of the term of the applicable Transfer, and if Tenant has not received Landlord’s Audit Notice within the applicable period, Landlord shall have waived its right to conduct such an audit with respect to the applicable Transfer; (e) Landlord’s audit shall be conducted by an auditor whose compensation is not contingent upon the results of such audit or the amount of any Transfer Premium received by Landlord, and who is not employed by or otherwise affiliated with Landlord, except to the extent that such auditor has been engaged by Landlord to conduct such audit; (f) Landlord’s audit shall be conducted at Tenant’s office where the books, records and papers in question are maintained by Tenant (which shall be within the continental United States), during Tenant’s normal business hours; (g) Landlord’s audit shall be completed within ninety (90) days after the date of Landlord’s Audit Notice, and a complete copy of the results thereof shall be delivered to Tenant within one hundred twenty (120) days after the date of Landlord’s Audit Notice; and (h) Landlord’s audit shall be conducted at Landlord’s sole cost and expense (except as set forth in Paragraph 15.4.5 of this Lease).

15.6.13 Any Transfer which is a sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and Tenant and each Transferee shall be deemed to have agreed that, upon the occurrence and during the continuation of an Event of Default hereunder, Tenant has hereby assigned to Landlord, and Landlord may, at its option, accept such assignment of, all right, title and interest of Tenant as sublandlord under such sublease, together with all modifications, extensions and renewals thereof then in effect, and such Transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (a) liable for any previous act or omission of Tenant under such sublease; (b) subject to any counterclaim, offset or defense not expressly provided in such sublease which theretofore accrued to such Transferee against Tenant; (c) bound either by any previous modification of such sublease not consented to by Landlord or by any prepayment of more than one month’s rent; (d) bound to return such Transferee’s security deposit, if any, except to the extent Landlord shall receive actual possession of such security deposit and such Transferee shall be entitled to the return of all or any portion of such security deposit under the terms of its sublease; or (e) obligated to make any payment to or on behalf of such Transferee, or to perform any work in the Transfer Space or the Building, or in any way to prepare the Transfer Space for occupancy, beyond Landlord’s obligations under this Lease. The provisions of this Paragraph 15.6.13 shall be self-operative, and no further instrument shall be required to give effect to this provision, provided that the Transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such subordination and attornment.

15.7 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include a single transaction or a series of transactions in which more than a fifty percent (50%) interest in Tenant, any guarantor of this Lease, or any Transferee (whether stock, partnership interest, interest in a limited liability company or otherwise) is transferred, diluted, reduced or otherwise affected with the result that the present holder or owners of Tenant, such guarantor, or such Transferee have less than a fifty percent (50%) interest in Tenant, such guarantor or such Transferee. The transfer of the outstanding capital stock of any corporate Tenant, guarantor or Transferee through the “over-the-counter” market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) interest in (a) above.

15.8 No Waiver. No collection or acceptance of Rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Paragraph 15 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person.

15.9 Assignment or Sublease to Tenant Affiliate.

15.9.1 Notwithstanding any other provision of this Paragraph 15, Tenant shall have the right, upon fifteen (15) days’ prior written notice to Landlord (the “Affiliate Transfer Notice”), to assign this Lease or sublet the Premises, without Landlord’s consent and without payment of any amount to Landlord, to an entity into which it is merged or by which it is acquired, or to an entity which acquires all or substantially all of the assets of Tenant as a going concern or to an entity that controls, is controlled by or is under common control with Tenant (in each case, a “Tenant Affiliate”), provided that:

15.9.1.1 In the case of a merger, consolidation, dissolution, sale or acquisition only, the tangible net worth of the Tenant Affiliate is equal to or greater than $500,000,000.00;

15.9.1.2 In the case of an assignment, the Tenant Affiliate shall unconditionally assume in a written agreement for the benefit of Landlord, and shall be deemed to have assumed, this Lease and shall be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant;

15.9.1.3 No assignment shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument containing a covenant of assumption by such assignee, but the failure or refusal of such assignee to execute the same shall not release either the assignor or such assignee from its liability as set forth herein effective upon the consummation of such assignment;

15.9.1.4 The Tenant Affiliate must be of a character and reputation, be engaged in a business and propose to use the Premises in a manner in keeping with Landlord’s then-current standards in such respect for tenancies in the Building, and the character of the business to be conducted and the proposed use of the Transfer Space by the Tenant Affiliate shall not: (a) violate any provision or restrictions herein relating to the use or occupancy of the Premises; or (b) increase the demand for parking spaces beyond those required by Tenant; and

15.9.1.5 No Transfer to a Tenant Affiliate shall be effective unless any guarantor of this Lease, or of any of the obligations of Tenant hereunder, consents to such assignment or sublease and agrees in writing with Landlord that such Transfer shall not affect such guarantor’s liability under its guaranty.

15.9.2 Tenant shall provide, in the Affiliate Transfer Notice, a financial statement for the Tenant Affiliate, information which demonstrates that the proposed assignment or sublease meets the requirements of this Paragraph 15.9 and such other information as Landlord may reasonably require to assess compliance with these terms.

15.9.3 Notwithstanding the foregoing, such assignment or sublease must not have been entered into, in whole or in part, as a subterfuge to avoid the obligations and restrictions set forth in this Lease.

15.9.4 As used in this Paragraph 15.9, the term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to any entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

15.9.5 No assignment or subletting permitted by this Paragraph 15.9 shall relieve Tenant of its primary liability under this Lease.

15.10 Listings in Building Directory. The listing of any name other than that of Tenant on the doors of the Premises, the Building directory or elsewhere shall not vest any right or interest in this Lease or in the Premises, nor be deemed to constitute Landlord’s consent to any Transfer or to the use or occupancy of the Premises by others. Any such listing shall constitute a privilege revocable in Landlord’s discretion by notice to Tenant.

15.11 Lease Disaffirmance or Rejection. If at any time after an assignment by Tenant, this Lease is not affirmed or is rejected in any bankruptcy proceeding or any similar proceeding, or upon a termination of this Lease due to any such proceeding, Tenant, upon request of Landlord given after such disaffirmance, rejection or termination (and actual notice thereof to Landlord in the event of a disaffirmance or rejection, or in the event of termination other than by act of Landlord), shall, unless prohibited from doing so pursuant to such bankruptcy or similar proceeding: (a) pay to Landlord all Rent and other charges due and owing by the assignee to Landlord under this Lease up to and through the date of such disaffirmance, rejection or termination; and (b) as “tenant,” enter into a new lease of the Premises with Landlord for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Lease Expiration Date, at the same Rent and upon the then executory terms, covenants and conditions contained in this Lease, except that: (x) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee, or by virtue of any statute or of any order of any court; (y) such new lease shall require all Events of Default existing under this Lease to be cured by Tenant with due diligence; and (z) such new lease shall require Tenant to pay all Rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto. If Tenant defaults in its obligations to enter into such new lease for a period of ten (10) days after Landlord’s request, then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Landlord shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as of the commencement date thereof by reason of Tenant’s default thereunder.

16. EMINENT DOMAIN.

16.1 Condemnation of Building. In the event the whole or substantially the whole of the Building or the Premises are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as “Condemnation”), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority.

16.2 Inability to Restore. In the event any portion of the Building shall be taken by Condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord’s sole judgment, is such that the Building cannot be restored in an economically feasible manner for Tenant’s Permitted Uses, either party shall have the right, by written notice to the other, to terminate this Lease, effective as of the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority (the “Date of Taking”). In addition, if more than twenty percent (20%) of the parking areas serving the Building are taken by Condemnation, Landlord shall, within ninety (90) days after the Date of Taking, provide notice to Tenant (the “Parking Restoration Notice”) of whether Landlord, in its sole judgment, will be able to replace the lost parking capacity. If Landlord is able to replace the lost parking capacity, the Parking Restoration Notice shall also state the date on which Landlord estimates such replacement of the lost parking capacity will be substantially completed. If the date set forth in the Parking Restoration Notice for substantial completion of the replacement of the lost parking capacity is more than twelve (12) months after the Date of Taking, or if Landlord is unable to replace the lost parking capacity, either party shall have the right, by written notice to the other, to terminate this Lease, effective as of the date specified in such written notice of termination (which effective termination date shall not be retroactive, unless mutually agreed by the parties). If neither party elects to terminate this Lease pursuant to this Paragraph 16.2, Landlord shall promptly replace the lost parking capacity, restore the Building as close as possible to its condition immediately prior to such Condemnation or both, as applicable.

16.3 Condemnation of Premises. In the event that a portion, but less than substantially the whole, of the Premises shall be taken by Condemnation, then this Lease shall be terminated as of the Date of Taking as to the portion of the Premises so taken, and, unless Landlord or Tenant exercises its option to terminate this Lease pursuant to Paragraph 16.2, or Tenant exercises its option to terminate this Lease pursuant to this Paragraph 16.3 or Paragraph 16.6 below, this Lease shall remain in full force and effect as to the remainder of the Premises. If: (a) greater than twenty-five percent (25%) of the then-current Rentable Area of Premises is taken by Condemnation; or (b) Tenant’s ability to access the Premises or the parking facilities of the Building is materially, permanently, adversely affected by a taking by Condemnation, then Tenant shall have the right, at Tenant’s option, exercisable by written notice from Tenant to Landlord, to terminate this Lease, effective as of the later of: (i) the date specified by Tenant in its written notice of termination from Tenant to Landlord; or (ii) the Date of Taking.

16.4 Apportionment of Rent. In the event of termination of this Lease pursuant to the provisions of Paragraph 16.1 or 16.2, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

16.5 Award. All compensation awarded or paid upon a Condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for moving expenses, loss of business, loss of good will, loss of improvements paid for by Tenant and damage to, and cost of removal of, Tenant’s Property; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

16.6 Project; Temporary Taking. If any portion of the Project other than the Building is taken by Condemnation (except as set forth in Paragraph 16.2 of this Lease with respect to the parking areas serving the Building), this Lease shall be and remain unaffected by such Condemnation, and Tenant shall continue to pay in full the Rent payable hereunder. In addition, if the temporary use or occupancy of the Premises shall be taken by Condemnation during the Term, this Lease shall be and remain unaffected by such Condemnation, and Tenant shall continue to pay in full the Rent payable hereunder, unless such temporary use or occupancy involves more than twenty percent (20%) of the Rentable Area of Premises and is anticipated to persist for a period in excess of twelve (12) months, in which case Tenant shall be permitted to terminate this Lease upon not less than ten (10) days’ prior written notice to Landlord. In the event of any such temporary taking for use or occupancy of all or any part of the Premises, Tenant shall be entitled to appear, claim, prove and receive the portion of the award for such taking that represents compensation for use or occupancy of the Premises during the Term, and Landlord shall be entitled to appear, claim, prove and receive the portion of the award that represents the cost of restoration of the Premises and the use or occupancy of the Premises after the end of the Term hereof. In the event of any such Condemnation of any portion of the Project other than the Building, Landlord shall be entitled to appear, claim, prove and receive all of that award.

17. DESTRUCTION OR DAMAGE TO PREMISES OR BUILDING.

17.1 Restoration. If the Premises are damaged by fire or other casualty, or if the Building is damaged such that Tenant is deprived of reasonable use of or access to the Premises, the damage shall be repaired by Landlord to substantially the condition thereof prior to the damage, subject to the requirements of any Mortgagee, but Landlord shall have no obligation to repair or restore Tenant’s Property. Until such restoration is substantially completed or would have been substantially completed but for delays caused by Tenant, the Rent shall be reduced in the proportion by which the area of the part of the Premises which is not usable (or accessible) and is not used by Tenant bears to the Rentable Area of Premises.

17.2 Landlord’s Termination Right. Notwithstanding anything to the contrary contained in Paragraph 17.1, if as a result of damage by fire or other casualty: (a) the Premises are totally damaged or are rendered wholly untenantable; (b) the Building shall be so damaged that, in Landlord’s reasonable opinion, substantial alteration, demolition, or reconstruction of the Building shall be required (whether or not the Premises are so damaged or rendered untenantable); (c) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (d) any Mortgagee requires that the insurance proceeds or any material portion thereof be used to retire the mortgage debt, or any ground lessor shall terminate the ground lease; (e) any damage to the Building is not fully covered (except for deductibles) by Landlord’s insurance policies; or (f) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally, then, in any of the foregoing events, Landlord may, not later than ninety (90) days following the date of discovery of the damage, terminate this Lease by notice to Tenant; provided that if the Premises are not damaged, Landlord may not terminate this Lease unless Landlord terminates the leases of all other similarly situated tenants in the Building (if any). If Landlord elects to exercise its right to terminate this Lease pursuant to this Paragraph 17.2, this Lease shall be deemed to have terminated in the manner set forth in Paragraph 17.4 below.

17.3 Tenant’s Termination Right. If the Premises are totally damaged and are thereby rendered wholly untenantable, or if the Building shall be so damaged that Tenant is deprived of reasonable use of or access to the Premises, and if Landlord elects to restore the Premises, Landlord shall, within ninety (90) days following the date of discovery of the damage, give notice (the “Restoration Notice”) to Tenant of the date by which Landlord estimates the restoration of the Premises shall be substantially completed. If such date, as set forth in the Restoration Notice, is more than eighteen (18) months from the date of discovery of such damage, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than thirty (30) days following delivery of the Restoration Notice to Tenant. If Tenant does not exercise its right to terminate this Lease as provided in the immediately preceding sentence, Landlord shall proceed with reasonable promptness to restore the portions of the Premises for which Landlord is responsible hereunder, subject to reasonable delays for insurance adjustments, delays caused by Force Majeure and also subject to Legal Requirements then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided), if such repairs and restoration are not in fact completed within the estimated time period provided by Landlord in the Restoration Notice. However, if such repairs and restoration are not completed by a date (the “Outside Date”) which is three (3) months after the later of: (a) the expiration of the estimated time period provided by Landlord in the Restoration Notice; or (b) the date which is eighteen (18) months from the date of discovery of such damage; which Outside Date shall be extended (as to Tenant’s ability to terminate the Lease only) by all periods of delay attributable to Force Majeure or the acts or omissions of Tenant, or Tenant’s agents, employees or contractors, then Tenant shall have the right to terminate this Lease by giving a Termination Notice to Landlord not later than thirty (30) days following the Outside Date. If Tenant delivers a Termination Notice, this Lease shall be deemed to have terminated in the manner set forth in Paragraph 17.4 below.

17.4 Effect of Termination. If this Lease is terminated by Landlord or Tenant pursuant to either Paragraph 17.2 or 17.3 above: (a) the Term shall expire upon the thirtieth (30th) day after notice of such termination is given; (b) Tenant shall vacate the Premises and surrender the same to Landlord; (c) Tenant’s liability for Rent (except accrued Rent) shall cease as of the date of the damage; (d) any prepaid Rent for any period after the date of the damage shall be refunded by Landlord to Tenant; and (e) those provisions of this Lease which are expressly stated to survive expiration or earlier termination of this Lease shall survive.

17.5 Final 18 Months. Notwithstanding anything to the contrary in this Paragraph 17, if any damage during the final eighteen (18) months of the Term renders the Premises wholly untenantable, either Landlord or Tenant may terminate this Lease by notice to the other party within thirty (30) days after the occurrence of such damage, and this Lease shall expire on the thirtieth (30th) day after the date of such notice, unless Tenant exercises an Extension Option pursuant and subject to the terms of this Lease. For purposes of this Paragraph 17.5, the Premises shall be deemed wholly untenantable if Tenant shall be precluded from using more than fifty percent (50%) of the Premises for the conduct of its business and Tenant’s inability to so use the Premises is reasonably expected to continue for more than ninety (90) days.

18. INDEMNIFICATION.

18.1 Tenant’s Indemnity. Except as to property damage covered by the waiver of subrogation set forth in Paragraph 19.4 of this Lease, Tenant hereby indemnifies Landlord from, and agrees to hold Landlord harmless against, any and all liability for any loss, injury or damage (collectively, a “Loss”), including, without limitation, all reasonable costs, expenses, court costs and attorneys’ fees imposed on Landlord by any person whomsoever, to the extent caused by or resulting from: (a) any Loss occurring in the Premises (except to the extent such Loss is caused by or results from the gross negligence or willful misconduct of Landlord or Landlord’s agents, representatives, contractors, vendors, employees or invitees); (b) any Loss occurring in the Premises, the Building or anywhere in the Project to the extent caused by or resulting from any act or omission of, or the negligence or willful misconduct of Tenant or Tenant’s agents, representatives, contractors, vendors, employees or invitees; or (c) any Loss occurring as a result of Tenant’s breach of the Lease.

18.2 Landlord’s Indemnity. Except as to property damage covered by the waiver of subrogation set forth in Paragraph 19.4 of this Lease, Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any Loss occurring in the Premises, the Building or anywhere in the Project, including, without limitation, all reasonable costs, expenses, court costs and attorneys’ fees imposed on Tenant by any person whomsoever, to the extent caused by or resulting from: (a) the gross negligence or willful misconduct of Landlord or Landlords’ agents, representatives, contractors, vendors, employees or invitees; or (b) any Loss occurring as a result of Landlord’s breach of this Lease.

18.3 Survival of Indemnities. The provisions of this Paragraph 18 shall survive the expiration or earlier termination of this Lease.

19. INSURANCE.

19.1 Landlord’s Insurance. Landlord shall obtain and keep in force during the Term of this Lease the following insurance:

19.1.1 An insurance policy or policies of Special Form (all risk) coverage, covering loss or damage to the Project and the Common Areas, as well as all improvements thereto, and the structural improvements to the Premises.

19.1.2 Commercial General Liability Insurance pertaining to the Project and the Common Areas, and bodily injuries, death and property damage arising or occurring therein.

19.1.3 Such other insurance in such amounts and with such policy provisions as it shall deem reasonably necessary or appropriate.

19.2 Tenant’s Insurance. During the Term of this Lease, and any extension or renewal thereof, Tenant, at its sole cost and expense, shall carry and maintain the following occurrence based (not “claims made”) policies of insurance without non-standard, special or unusual exclusions or restrictive endorsements unless approved in advance by Landlord in writing, with insurance companies licensed or authorized to do business in the State in which the Premises are located and rated as no less than A, Class XII in the current edition of Best’s Guide, insuring Landlord, Landlord’s asset manager and property manager, Tenant and any Mortgagee, if requested by

Landlord, and shall deliver to Landlord a certificate of insurance (ACORD Form 27 or its equivalent) evidencing such coverage both prior to taking possession of the Premises and annually thereafter:

19.2.1 Subject to Paragraph 19.7 of this Lease, Property insurance on the Special Form (all risk) (including theft and sprinkler leakage), covering Tenant’s Property located in the Premises in an amount equal to the full replacement cost of all items. Said Special Form policy is to have a maximum deductible of $25,000.00.

19.2.2 Commercial General Liability Insurance on an occurrence form including premises operations, products/completed operations, hazard and contractual coverage with limits of no less than $1,000,000 per occurrence, $2,000,000 General Aggregate and $2,000,000 Completed Operations Aggregate, and hired and non-owned automobile coverage in an amount not less than $1,000,000.00. The deductible or self-insured retention under such policies shall not exceed $25,000.00.

19.2.3 Workers’ Compensation Insurance and employers liability coverage.

19.2.4 Business Interruption Insurance.

19.2.5 Umbrella or Excess Liability coverage providing equally broad and concurrent coverage in an amount not less than $10,000,000.00 per occurrence and in the aggregate.

The Commercial General Liability Insurance, hired and non-owned automobile coverage and Property Damage Liability Insurance shall name Landlord, Landlord’s asset manager and property manager and Mortgagee, if any, as additional insureds. All insurance required by Paragraph 19.2 shall provide for thirty (30) days’ prior written notice to Landlord and its Mortgagee, if any, before any modification or termination of said insurance. The above-referenced insurance shall be considered primary and non-contributory with coverage provided by Landlord. Landlord reserves the right to require reasonable additional coverage and reasonably increase limits as industry standards change, provided such additional coverage or increased limits are then being required by reasonably prudent landlords at Comparable Buildings. If Landlord notifies Tenant that additional coverage or increased limits will be required, Tenant shall obtain such additional coverage or increase such limits on or before the earlier of: (a) the date of the next annual renewal of Tenant’s insurance policies following Tenant’s receipt of notice from Landlord informing Tenant of the requirement for such additional coverage or increased limits; or (b) the date which is twelve (12) months after Tenant’s receipt of notice from Landlord informing Tenant of the requirement for such additional coverage or increased limits. Should Tenant engage the services of a contractor, Tenant will make certain that such contractor will carry the insurance required under the applicable provisions of this Lease.

19.3 Increased Insurance Costs. Tenant shall reimburse Landlord for any increase in the cost of any of Landlord’s insurance pertaining to the Project if said increase is caused by or results from Tenant’s specific use (as opposed to mere occupancy) of the Premises, the breach of this Lease by Tenant or the acts, omissions or negligence of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors.

19.4 Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of property insurance, including Special Form, Business Interruption and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, partners, employees, agents and representatives of the other), and agrees to release the other from liability, for loss or damage to the extent such loss or damage is covered by valid insurance, in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. If the release of either party, as set forth above, should contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other’s insurer.

19.5 Evidence of Insurance. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration of the insurance policy in question, Tenant shall deliver to Landlord a certificate of insurance issued by the insurer or its agent, together with evidence reasonably satisfactory to Landlord of the payment of all premiums for such policy, as to: (a) each policy of insurance required to be maintained by Tenant under this Lease; and (b) upon request of Landlord, each policy of insurance required by this Lease to be maintained by any contractor then performing work on the Premises. Such certificate shall name Landlord and Landlord’s managing agent, Mortgagees and others designated by Landlord, as additional insureds.

19.6 Failure to Maintain Insurance. Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon at the Interest Rate, shall be repaid to Landlord by Tenant within ten (10) days following demand therefor, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the Event of Default of Tenant with respect thereto.

19.7. Special Form Self-Insurance. Tenant shall have the right to self-insure for the risks which would otherwise be covered by the property insurance on the Special Form (all risk) required by Paragraph 19.2.1 above, subject to the following requirements:

19.7.1 “Self-Insure” shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions hereof and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance, which amounts shall be treated as insurance proceeds for all purposes under this Lease.

19.7.2 All amounts which Tenant pays or is required to pay and all loss or damage resulting from risks for which Tenant has elected to Self-Insure shall be subject to the waiver of subrogation provisions of Paragraph 19.4 hereof and shall not limit Tenant’s indemnification obligations set forth in Paragraph 18 hereof.

19.7.3 If an event or claim occurs for which coverage would have been available from the insurance company, Tenant shall use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to Self-Insure.

19.7.4 Tenant shall provide Landlord and any Mortgagee with certificates of self-insurance specifying the extent of self-insurance coverage hereunder and containing a waiver of subrogation provision reasonably satisfactory to Landlord. Any insurance coverage provided by Tenant shall be for the benefit of Tenant, Landlord and any Mortgagee as their respective interests may appear, and shall name Mortgagee, if any, under a standard mortgage provision.

19.7.5 The right to Self-Insure is personal to Tenant and no subtenant or assignee shall be entitled to self insure under this Paragraph 19.7.

19.8 Blanket Policies. Any policy of insurance required to be carried by Tenant or Landlord pursuant to the terms of this Lease may be maintained under a blanket policy of insurance, covering multiple locations, provided that: (a) in all other respects, such policy shall comply with the requirements of this Lease; (b) upon request, the party maintaining such blanket policy of insurance shall furnish a written certificate from the insurer specifying: (i) the maximum amount of the total insurance afforded by the blanket policy to the Premises, the Building or the Project, as applicable, and with respect to this Lease; and (ii) any sublimits in the blanket policy applicable to the Premises, the Building or the Project, as applicable, or with respect to this Lease, which amounts shall not be less than the amounts specified in this Lease; and (c) the protection afforded under the blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Premises, the Building or the Project, as applicable, and this Lease.

20. DAMAGE OR THEFT OF TENANT’S PROPERTY. Subject to the waiver of subrogation set forth in Paragraph 19.4 of this Lease, Tenant agrees that all Tenant’s Property brought into the Premises shall be at the risk of Tenant only and that Landlord shall not be liable for the loss thereof or any damages thereto occasioned from any act of any co-tenant, or other occupants of said Building or any other person.

21. HAZARDOUS MATERIALS.

21.1 Use of Hazardous Materials. Without first obtaining Landlord’s written consent, neither Tenant nor any of its agents, employees, contractors, licensees or invitees shall cause or permit any Hazardous Materials to be stored, handled, treated, released or brought upon or disposed of on any part of the Premises, Building or Project except for Hazardous Materials customarily used in general business offices in Comparable Buildings and Hazardous Materials used by Tenant in connection with the Emergency Generator (pursuant, and subject to the terms of, Paragraph 47 of this Lease), and then only in accordance with any and all Environmental Laws.

21.2 Compliance with Environmental Laws. Tenant shall comply with all Environmental Laws. Tenant shall provide Landlord with copies of all permits, notices or other disclosures or documents required by such Environmental Laws.

21.3 Indemnity. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs (including without limitation, reasonable consultants’ fees, experts’ fees, attorneys’ fees, expenses and court costs and costs of any settlement), liabilities (including strict liability) or losses with respect to, or as a direct or indirect result of, the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises, Building or Project by Tenant, its agents, employees, contractors, licensees or invitees from and after the date of this Lease. Tenant agrees to take such steps as are necessary to remediate any Hazardous Materials governed by the terms of this Paragraph 21 in the manner required by any applicable Environmental Laws. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, fines, costs [including without limitation, reasonable consultants’ fees, experts’ fees, attorneys’ fees actually incurred by Tenant at standard hourly rates, expenses and court costs and costs of any settlement], liabilities (including strict liability) or losses with respect to, or as a direct or indirect result of, the storage, handling, treatment, release, disposal, presence or use of Hazardous Materials in, on or about the Premises, Building or Project by Landlord, its agents, employees or contractors. Landlord agrees to take such steps as are necessary to remediate any such Hazardous Materials specified in the immediately preceding sentence in the manner required by any applicable Environmental Laws. The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.

21.4 Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, Tenant shall immediately notify Landlord in writing of the discovery of such Hazardous Materials. Tenant shall not take any remedial action in or about the Premises or any portion thereof without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to protect Landlord’s interest with respect thereto.

22. LANDLORD’S LIEN. Landlord hereby waives any and all lien rights, whether statutory or common law or established pursuant to the terms of this Lease, that Landlord may have as “landlord” with respect to Tenant’s Property.

23. INTENTIONALLY OMITTED.

24. SUBORDINATION AND ATTORNMENT.

24.1 Lease Subordinate to Mortgages. Except as provided in Paragraph 24.2 of this Lease, Tenant accepts this Lease subject and subordinate to the lien or security title of any presently existing Mortgage, and to all existing recorded restrictions, covenants, easements and agreements with respect to the Project, or any part thereof, and all renewals, extensions, amendments, modifications and restatements thereof, and all replacements and substitutions therefor. Tenant will subordinate this Lease to the lien or security title of any recorded Mortgage hereafter created upon the Premises, the Building or the Project, and all renewals, extensions amendments, modifications and restatements thereof, and all replacements and substitutions therefor, upon receipt of a “SNDA” (as hereinafter defined). Tenant agrees to execute such SNDA within ten (10) days after Landlord’s request therefor. If the interest of Landlord under this Lease shall be transferred by reason of exercise of a power of sale, foreclosure or other proceeding for enforcement of any Mortgage, Tenant shall be bound to the transferee (hereinafter referred to as the “Purchaser”), under the terms, covenants and conditions of this Lease for the balance of the Term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the “landlord” hereunder, and Tenant shall attorn to such Purchaser and agrees to be bound and obligated hereunder to the Purchaser as the “landlord” under this Lease. In such event, Tenant shall promptly execute and deliver any instrument that such Purchaser may reasonably request: (a) evidencing such attornment; (b) setting forth the terms and conditions of Tenant’s tenancy; and (c) containing such other terms and conditions as may be reasonably required by such Purchaser, provided such terms and conditions do not increase the Rent, increase Tenant’s obligations or adversely affect Tenant’s rights under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Purchaser and Tenant upon all the terms, conditions and covenants set forth in this Lease, except that such Purchaser shall not be: (i) liable for any breach, act or omission of Landlord (except to the extent such act or omission continues beyond the date when such Purchaser succeeds to Landlord’s interest and Tenant gives notice to such Purchaser of such breach, act or omission and such Purchaser fails to cure such breach, act or omission within a reasonable period of time after its receipt of such notice from Tenant); (ii) subject to any defense, claim, counterclaim, set-off or offset which Tenant may have against Landlord; (iii) bound by any prepayment of more than one (1) month’s Rent to any prior landlord; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time Purchaser succeeded to Landlord’s interest; (v) bound by any obligation to perform any work or to make improvements to the Premises except for: (A) repairs and maintenance required to be made by Landlord under this Lease; and (B) repairs to the Premises as a result of damage by fire or other casualty or a partial condemnation pursuant to the provisions of this Lease, but only to the extent that such repairs can reasonably be made from the net proceeds of any insurance or condemnation awards, respectively, actually made available to such Purchaser; (vi) bound by any modification, amendment or renewal of this Lease made without Mortgagee’s consent; (vii) liable for the repayment of the security deposit, if any, unless and until the security deposit actually is paid to such Purchaser; (viii) liable for the payment of any unfunded tenant improvement allowance, refurbishment allowance or similar obligation; or (ix) bound by any purchase option or right of first refusal for the purchase of the Building, Land or Project, or any portion thereof, granted to Tenant under this Lease (including, without limitation, the Right of First Refusal).

24.2 Existing Mortgagee SNDA. Tenant’s obligations under this Lease are expressly contingent upon Landlord’s delivering to Tenant, simultaneously with Landlord’s execution and delivery of this Lease to Tenant, a subordination, non-disturbance and attornment agreement substantially in the form of Exhibit “F” attached hereto and by this reference made a part hereof (the “Existing Mortgagee SNDA”), from each holder of a Mortgage existing on the Effective Date. If Landlord fails to deliver the Existing Mortgagee SNDA as set forth above, Tenant shall have the option to terminate this Lease by written notice to Landlord given within ten (10) days after Landlord’s execution and delivery of this Lease to Tenant. If Tenant fails to terminate this Lease within the time period set forth in the previous sentence, Tenant hereby agrees that this Lease shall be automatically subject and subordinate to the lien or security title of any presently existing Mortgage with respect to the Project, or any part thereof, and all renewals, extensions, amendments, modifications and restatements thereof, and all replacements and substitutions therefor, without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination. While the subordination set forth in the preceding sentence is self-operative, and no further instrument of subordination shall be necessary, Tenant shall, in confirmation of such subordination, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or any Mortgagee existing as of the Effective Date (or any successor or assign of such Mortgagee), as applicable, any and all instruments requested by either of them to evidence such subordination. Tenant shall be solely responsible for any professional fees and other expenses (including, without limitation, attorneys’ fees) incurred by Tenant in connection with the preparation, review, negotiation and execution of the Existing Mortgagee SNDA. However, Tenant shall not be obligated to reimburse any other party (including, without limitation, Landlord and any holder of a Mortgage existing on the Effective Date) for any costs or expenses (including, without limitation, attorneys’ fees) incurred by such party in connection with such party’s preparation, review, negotiation and execution of the Existing Mortgagee SNDA.

24.3 Future Mortgagee SNDA. Landlord will request from the holders of any future Mortgage encumbering the Building or any interest of Landlord therein, a subordination, non-disturbance and attornment agreement (“SNDA”) in favor of Tenant, on such holder’s standard form of SNDA. However, Landlord shall not be obligated to expend any money to obtain such SNDA, and the inability or failure of Landlord to obtain such SNDA shall not constitute a default by Landlord hereunder or entitle Tenant to cancel or otherwise terminate this Lease. Such SNDA shall be on the standard, recordable form utilized by such Mortgagee, shall provide that this Lease shall be subject and subordinate to the Mortgage and that: (a) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such be required by law in order to perfect the proceedings; (b) enforcement of any Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease, to remedy such default); and (c) any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants and conditions of this Lease for the balance of the Term of this Lease, including any extension of the Term, with the same force and effect as if such party were the original “landlord” under this Lease; provided that such party shall not be: (i) liable for any breach, act or omission of any prior landlord (except to the extent such act or omission continues beyond the date when such Mortgagee succeeds to such landlord’s interest and Tenant gives notice to such Mortgagee of such breach, act or omission and such Mortgagee fails to cure such breach, act or omission within a reasonable period of time after its receipt of such notice from Tenant); (ii) subject to any offsets, claims or defenses which Tenant might have against any prior landlord; (iii) bound by any rent or additional rent or other payment in lieu of rent which Tenant might have paid to any prior landlord more than thirty (30) days in advance of its due date under this Lease; or (iv) bound by any purchase option or right of first refusal for the purchase of the Building, Land or Project, or any portion thereof, granted to Tenant under this Lease (including, without limitation, the Right of First Refusal). Tenant agrees that any commercially reasonable SNDA, in recordable form, meeting, at a minimum, the foregoing requirements, shall be acceptable to Tenant, and that Tenant shall execute and deliver such SNDA within the time period set forth above. Tenant shall be solely responsible for any professional fees and other expenses (including, without limitation, attorneys’ fees) incurred by Tenant in connection with the preparation, review, negotiation and execution of the SNDA. However, Tenant shall not be obligated to reimburse any other party (including, without limitation, Landlord and any future Mortgage encumbering the Building or any interest of Landlord therein) for any costs or expenses (including, without limitation, attorneys’ fees) incurred by such party in connection with such party’s preparation, review, negotiation and execution of the SNDA.

25. ESTOPPEL CERTIFICATE. Upon Landlord’s request, Tenant shall execute and deliver to Landlord, within ten (10) Business Days after Tenant’s receipt of such request: (a) a statement in writing, in a form generally consistent with the requirements of institutional lenders and prudent purchasers, certifying: (i) that this Lease is in full force and effect and unmodified (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Term has commenced and the full amount of the Rent then accruing hereunder; (iii) the dates to which the Rent has been paid; (iv) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant (or stating what improvements remain incomplete); (v) the amount, if any, that Tenant has paid to Landlord as a security deposit; (vi) that no Rent under this Lease has been paid more than thirty (30) days in advance of its due date; (vii) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate); (viii) that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder (or what charge, lien or claim of offset is claimed by Tenant); (ix) that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and (x) such other matters as may be reasonably requested by Landlord or any Mortgagee of Landlord; and (b) if true, a statement in writing, in a form generally consistent with the requirements of institutional lenders and prudent purchasers, from any guarantor of this Lease certifying that said guaranty is in full force and effect. Such statements so delivered to Landlord may be relied upon by any Mortgagee, any prospective Mortgagee and any prospective purchaser of the Building or Project. Tenant’s failure to deliver such statements within such time shall constitute an acceptance of the Premises by Tenant and an acknowledgement by Tenant that this Lease is in full force and effect, without modification, except as may be represented by Landlord, that there are no defaults in Landlord’s performance and that not more than one (1) month’s Rent has been paid in advance. In addition, if Tenant fails to deliver such statements within the time period specified in this Paragraph 25, Landlord may provide Tenant with written notice of such failure (the “Second Estoppel Notice”), which, in order to be effective, must clearly, conspicuously and in bold type face set forth the following statement at the top of the first page of the Second Estoppel Notice: “SECOND NOTICE! THE FAILURE OF TENANT TO RESPOND WITHIN THREE (3) BUSINESS DAYS AFTER THE RECEIPT OF THIS SECOND NOTICE BY TENANT SHALL BE DEEMED TO BE AN EVENT OF

DEFAULT UNDER THE LEASE.” If Tenant should fail to deliver such statements to Landlord within three (3) Business Days after receipt of such Second Estoppel Notice, such failure shall be deemed to be an Event of Default under the Lease, without further notice or opportunity to cure.

26. DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” hereunder by Tenant:

26.1 Failure to Pay Rent. Tenant shall fail to pay any installment of the Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due, and such failure shall continue for a period of five (5) days after Landlord gives Tenant written notice of such past due Rent or other payment; or Tenant shall fail to pay Rent or any other payment required herein within five (5) days after the date due, at any time during a twelve (12) month period in which Tenant has already received two (2) previous notices of its failure to pay Rent or other payments by the due date.

26.2 Premises Deserted or Vacated. The Premises are deserted, vacated or abandoned by Tenant, and Tenant fails to keep its security system in place, operating and monitored, during the period the Premises are deserted, vacated or abandoned.

26.3 Bankruptcy.

26.3.1 Tenant or any guarantor of Tenant’s obligations hereunder shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or Tenant or any such guarantor shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all, or any substantial part of, its property; or Tenant or any such guarantor shall take any action to authorize or in contemplation of any of the actions set forth above in this Paragraph.

26.3.2 Any case, proceeding or other action against Tenant or any guarantor of Tenant’s obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property and such case, proceeding or other action is not dismissed within ninety (90) days.

26.4 Insolvency. Tenant or any guarantor of this Lease shall become insolvent or transfer property to defraud creditors.

26.5 Misrepresentations. Tenant or any guarantor of this Lease makes material misrepresentations to Landlord prior to or contemporaneously with the execution of this Lease.

26.6 Assignment for the Benefit of Creditors. Tenant or any guarantor of this Lease shall make an assignment for the benefit of creditors.

26.7 Appointment of Receiver. A receiver is appointed for any of the assets of Tenant or any guarantor of the Lease, and such receiver is not removed within sixty (60) days after Tenant’s receipt of notice from Landlord to obtain such removal.

26.8 Liens. A lien is filed against the Premises, Building or Project, or Landlord’s estate therein, by reason of any work, labor, services or materials performed or furnished, or alleged to have been performed or furnished, to Tenant or anyone holding the Premises by, through or under Tenant, and Tenant fails to cause the same to be vacated and canceled of record, or bonded off, in accordance with the provisions of, and within the time period specified in, Paragraph 14 hereof.

26.9 Estoppel Certificate. Tenant shall fail to return to Landlord a properly executed statement in accordance with the provisions of, and within the time period specified in, Paragraph 25 hereof.

26.10 Other Defaults. Tenant fails to observe, perform and keep each and every one of the other covenants, agreements, provisions, stipulations and conditions contained in this Lease to be observed, performed and kept by Tenant, including, without limitation, the Rules and Regulations, and, unless otherwise specified herein, such failure continues for thirty (30) days after notice from Landlord to Tenant requiring that Tenant correct such failure; provided, however, that in the event any such failure is not reasonably susceptible of cure within such thirty (30) day period, Tenant shall have a reasonable time to cure such failure, provided Tenant commences cure as soon as is reasonably possible, and prosecutes such cure diligently to completion.

27. REMEDIES.

27.1 Landlord’s Remedies. Upon the occurrence of any one or more of the aforesaid Events of Default, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Paragraph 27):

27.1.1 Terminate this Lease, and Tenant shall remain liable for all Rent and all other obligations under this Lease arising up to the date of such termination and for all liabilities of Tenant for damages arising out of said Event of Default and termination; or

27.1.2 Landlord may at its option, declare the difference, if any, between: (a) the entire amount of Base Rental and Additional Rent which would become due and payable during the remainder of the Term, discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration; and (b) the fair rental value of the Premises during the remainder of the Term (taking into account, among other factors, an assessment of future market conditions for the Premises, the probability of reletting the Premises for all or part of the remainder of the Term, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately and Tenant agrees to pay the same at once, together with all Base Rental, Additional Rent and other sums theretofore due; it being understood and agreed that such payment shall be and constitute Landlord’s liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine the actual damages Landlord would suffer from Tenant’s breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with Official Code of Georgia Annotated §13-6-7. If Landlord exercises the election set out in this Paragraph 27.1.2, Landlord hereby waives any right to assert that Landlord’s actual damages are greater than the amount calculated hereunder; or

27.1.3 Without terminating this Lease, Landlord may in its own name but as agent for Tenant enter into and upon and take possession of the Premises or any part thereof and, at Landlord’s option, remove persons and property therefrom and such property, if any, may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant, all without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby, and Landlord may, but has no obligation to, rent the Premises or any portion thereof as the agent of Tenant, with or without advertisement, by private negotiations and for any term upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness (other than any Rent due hereunder) from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting, including, without limitation, brokerage fees, attorneys’ fees, expenses and court costs and costs of alterations and repairs; third, to the payment of Rent and other charges then due and unpaid hereunder; and the residue, if any, shall be held by Landlord to the extent of and for application in payment of future Rent, if any becomes owing, as the same may become due and payable hereunder. In reletting the Premises as aforesaid, Landlord may grant rent concessions and Tenant shall not be credited therefor. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall, at Landlord’s option, be calculated and paid monthly. Notwithstanding any such reletting without termination, Landlord may, at any time thereafter, elect to terminate this Lease for any such previous Event of Default provided same has not been cured; or

27.1.4 Without terminating this Lease, and with or without notice to Tenant, Landlord may enter into and upon the Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any reasonable, out-of-pocket expenses which Landlord actually incurs in thus effecting Tenant’s compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto; or

27.1.5 Allow the Premises to remain unoccupied, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

27.1.6 Terminate Tenant’s right to possession of the Premises, without terminating the Lease, and Tenant shall remain liable for the Rent and all other obligations accruing over the balance of the Term; or

27.1.7 Enforce the performance of Tenant’s obligations hereunder by injunction or other equitable relief, which remedy may be exercised upon any actual or threatened Event of Default by Tenant, without regard to whether Landlord may have an adequate remedy at law; or

27.1.8 Intentionally omitted; or

27.1.9 Pursue any combination of the foregoing remedies permitted by law and such other remedies as are available at law or in equity. All remedies provided in this Lease are cumulative and may be exercised alternatively, successively or in any other manner. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of one or more of the other rights and remedies herein provided.

27.2 Termination of Lease. Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Lease Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

27.3 Termination of Right of Possession. Whenever Landlord terminates Tenant’s right to possession of the Premises without terminating this Lease, it shall do so by giving Tenant written notice of termination of its right of possession, in which event Tenant shall surrender the Premises to Landlord on the date specified in such notice; and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor.

27.4 Funds Held by Landlord. If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to unpaid Rent and any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or Event of Default, in Landlord’s sole discretion.

27.5 No Counterclaims, Offsets or Deductions. Tenant covenants and agrees that Tenant will not interpose any counterclaim, offset or deduction in any summary proceeding brought by Landlord to recover possession of the Premises. Landlord shall in no way be responsible or liable to Tenant for any failure to rent the Premises or any part thereof, or for any failure to collect any rent due upon such reletting. Tenant shall remain liable for all Rent and all other obligations as they accrue over the Term, even after any writ of possession as to the Premises is applied for or issued to Landlord in dispossessory proceedings, after an eviction is completed, and after Landlord terminates Tenant’s right of possession, unless Landlord terminates the Lease.

27.6 Legal Limitation of Remedies. If any statute or rule of law shall limit any of Landlord’s remedies as hereinabove set forth, Landlord shall nonetheless be entitled to any and all other remedies hereinabove set forth.

27.7 Survival. The foregoing provisions of this Paragraph 27 shall survive the expiration or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

28. QUIET ENJOYMENT. Landlord covenants that it has the full right and authority to enter into this Lease and that, so long as no Event of Default exists under this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or disturbance from Landlord, subject to the terms and provisions of this Lease.

29. SURRENDER OF PREMISES. At the expiration or any earlier termination of this Lease, or upon any re-entry of the Premises by Landlord without terminating this Lease, Tenant shall peacefully vacate and surrender the Premises and keys thereto to Landlord in good order, broom clean and in the same condition as at commencement of the Term, normal wear and tear, loss by fire or other casualty and Condemnation excepted.

30. HOLDING OVER.

30.1 Short-Term Extension. If Tenant submits written notice to Landlord notifying Landlord that Tenant desires to hold over in the Premises (the “Short-Term Extension Notice”), Tenant shall have the right to extend the Term of this Lease for a period of either one (1), two (2) or three (3) month(s) (the “Short-Term Extension Period”) after the expiration of the initial Term, or of any “Extended Term” (as hereinafter defined), at a rate of Base Rental equal to the Base Rental in effect as of the Lease Expiration Date and subject to all of the other terms, charges and expenses set forth herein, except any right to renew this Lease or to expand the Premises. The Short-Term Extension Period must expire on the last day of a calendar month; in no event shall Tenant have the right to hold the Premises for any partial calendar month under this Paragraph 30.1. The Short-Term Extension Notice must be received by Landlord no later than nine (9) months prior to the Lease Expiration Date and must specify the period of whole months, up to a maximum of three (3) months after the Lease Expiration Date, that Tenant has elected to extend the Term of this Lease. If Tenant does not give the Short-Term Extension Notice in a timely manner, Tenant’s rights under this Paragraph 30.1 shall expire and Tenant shall be conclusively deemed to have waived its right to extend the Term of this Lease for the Short-Term Extension Period. Tenant shall not be entitled to exercise its rights under this Paragraph 30.1 if, either at the time Landlord receives the Short-Term Extension Notice or on the Lease Expiration Date, there exists an Event of Default by Tenant under this Lease.

30.2 Effect of Holding Over. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after re-entry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will, at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Rent in effect as of the Lease Expiration Date or date of earlier termination, as the case may be, and, subject to all of the other terms, charges and expenses set forth herein, except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall have no right to notice under Official Code of Georgia Annotated §44-7-7 of the termination of its tenancy. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend or renew the Term except as otherwise expressly provided herein or in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 30 shall survive the expiration or earlier termination of this Lease.

31. NOTICES. Except for legal process, which may also be served as by law provided, any notice or communication required or permitted hereunder shall be in writing and shall be sent either by: (a) personal delivery service with charges therefor billed to shipper; (b) nationally recognized overnight delivery service (such as Federal Express, United Parcel Service, Airborne, etc.) with charges therefor billed to shipper; or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested. Any notice or communication sent as above provided shall be deemed given or delivered: (i) upon receipt, if personally delivered (provided delivery is confirmed by the courier delivery service); (ii) on the date of delivery by any nationally recognized overnight delivery service; or (iii) if sent by United States Mail, on the date appearing on the return receipt therefor, or if there is no date on such return receipt, the receipt date shall be presumed to be the postmark date appearing on such return receipt. Notice shall be considered given and received on the latest original delivery or attempted delivery date to all persons and addresses to which notice is to be given, as indicated on the return receipt(s) of the United States Mail or delivery receipts of the personal delivery service or nationally recognized overnight delivery service. Any notice or communication which cannot be delivered because of failure to provide notice of a change of address as herein provided or for which delivery is refused shall be deemed to have been given and received on the date of attempted delivery. Any notice or communication required or permitted hereunder shall be addressed to Landlord at Landlord’s Address for Notices and to Tenant at Tenant’s Address for Notices, or at such other addresses as Landlord or Tenant may have designated by notice to the other given as provided above.

32. AGENCY DISCLOSURE.

32.1 Landlord’s Broker. Landlord has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee or any compensation of any kind or nature payable by Landlord in connection herewith, and, except as to commissions, finder’s fees or other compensation to any brokers or agents described in Paragraph 32.2, Landlord shall, and hereby agrees to, indemnify, defend and hold Tenant harmless from all reasonable costs (including, but not limited to, court costs, investigation costs and attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Landlord and any such agent or broker.

32.2 Tenant’s Broker. Tenant hereby represents and warrants to Landlord that Tenant has not been represented by any broker or agent other than Tenant’s Broker in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee or any compensation of any kind or nature payable by either Landlord or Tenant in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all reasonable costs (including, but not limited to, court costs, investigation costs and attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant’s Broker.

32.3 Payment of Commissions. Landlord shall pay a commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker. The fact that Landlord is paying a commission to Tenant’s Broker does not constitute Tenant’s Broker as the agent of Landlord or as a dual agent for Landlord and Tenant. Tenant’s Broker has acted solely as Tenant’s agent in connection with this transaction.

32.4 Survival. The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33. PARKING. Tenant shall have the right to use the parking facilities of the Building free of charge (except that Tenant shall be obligated to pay Tenant’s Proportionate Share of increases in Operating Expenses applicable to the parking facilities of the Building as set forth in this Lease). Landlord and Tenant acknowledge and agree that, as of the Effective Date, the parking facilities of the Building contain two hundred thirty-six (236) parking spaces [which is a parking ratio of greater than three and one-half (3 1/2) vehicles per One Thousand (1,000) rentable square feet of space in the Premises]. Landlord shall not reduce the capacity of the parking facilities of the Building during the Term below two hundred eight (208) parking spaces without the prior written consent of Tenant. Tenant shall not at any time park or permit the parking of Tenant’s vehicles, or the vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas. Tenant shall not park or permit to be parked any inoperative or abandoned vehicles or equipment on any portion of the parking or loading areas. If any abandoned vehicles are discovered by Landlord to exist anywhere in the Project, Landlord shall have the right to remove same from the Project in accordance with the terms of Official Code of Georgia Annotated §40-11-1, et seq. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no right to alter, improve or modify the parking areas within the Project in any manner without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion.

34. TAXES PAYABLE BY TENANT. Tenant covenants and agrees to be liable for and pay in a timely manner all taxes and assessments levied or assessed against Tenant’s Property. In addition to Rent, Tenant shall pay Landlord upon demand (or monthly along with payments of Rent in the case of taxes measured by the Rent payable hereunder), as Additional Rent, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or attributable to the cost or value of Tenant’s Property or by the cost or value of any Alterations, regardless of whether title to such Alterations shall be in Tenant or Landlord; (b) upon or measured by the Rent payable hereunder, including, without limitation, any gross income tax, sales tax or excise tax with respect to the receipt of any form of Rent under this Lease, levied by any taxing authority or any other governmental body having jurisdiction over the Project, notwithstanding the fact that the law imposing the tax may endeavor to impose it on Landlord; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rental payable to Landlord under this Lease shall be revised to net Landlord the same net Base Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

35. SIGNAGE. Tenant shall be allowed to affix interior and exterior signs to the Building, parking lot, lobby, floors and elevators; provided, however, that: (a) the content, design, location and size of any such sign shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed; (b) Tenant’s right to install, erect and maintain any such signs is subject to any applicable Legal Requirements; (c) Tenant shall be responsible for obtaining, and will obtain, any and all permits, variances or other governmental approvals required under any Legal Requirements to install, erect and maintain any such signs from the appropriate governmental authorities, and the inability of Tenant to obtain approval from all necessary governmental authorities shall not constitute a default by Landlord hereunder (however, Landlord shall use commercially reasonable efforts to cooperate with Tenant, at Tenant’s expense, in order to obtain any such permits, variances or other governmental approvals); and (d) all costs associated with designing, constructing and installing any such signs, as well as any costs associated with obtaining permits, variances or other governmental approvals, shall be solely Tenant’s responsibility. Landlord hereby approves all of Tenant’s signs existing in or on the Project as of the Effective Date.

36. AUTHORITY. Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with the bylaws and resolutions of Tenant, and that this Lease is binding upon Tenant. Tenant agrees to furnish to Landlord, promptly upon demand, a corporate resolution, a certificate of the corporate secretary or other appropriate documentation evidencing the due authorization of the individual executing this Lease to enter into this Lease on behalf of Tenant.

37. RULES AND REGULATIONS. Landlord may hereafter, from time to time, adopt and promulgate additional rules and regulations for the government and management of the Building as Landlord may reasonably determine to be necessary and all such additional rules and regulations shall be deemed to be part of the Rules and Regulations upon written notice thereof to Tenant. During the Term of this Lease, Tenant shall at all times comply with the Rules and Regulations and shall ensure compliance with the Rules and Regulations by Tenant’s employees, agents, contractors, customers and visitors. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for failure or refusal by any other tenant, guest, invitee, visitor or occupant of the Building to comply with any of the Rules and Regulations. In the case of any conflict between the Rules and Regulations established by Landlord and this Lease, the provisions of this Lease shall control.

38. INTENTIONALLY OMITTED.

39. MISCELLANEOUS.

39.1 Landlord and Tenant. “Landlord” as used in this Lease shall include the first party named in this Lease, and its representatives, assigns and successors in title to the Premises. “Tenant” shall include the second party named in this Lease, and his, hers or its heirs and representatives, and if this Lease shall be validly assigned or sublet, shall include also Tenant’s assignees or subtenants, as to the portion of the Premises covered by such assignment or sublease.

39.2 Delivery of Premises. Landlord shall not be liable to Tenant for failure to give possession of any portion of the Premises to Tenant if Landlord is delayed by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of such portion of the Premises, nor shall such failure impair the validity of this Lease. However, Landlord does agree to use reasonable diligence to obtain possession of each portion of the Premises in a timely manner so that construction within such portion of the Premises shall not be delayed.

39.3 Project or Building Name; Advertising. Landlord shall have the right during the last nine (9) months of the Term, without notice and without liability to Tenant, to install, affix and maintain “For Rent” or “For Lease” signs on the Land and on the exterior of the Building. During the Term of this Lease, Landlord shall not modify the Building’s primary signage, or name or re-name the Project or Building, without Tenant’s prior written consent, which shall not be unreasonable withheld, conditioned or delayed. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

39.4 Rights Reserved by Landlord. Landlord shall also have the following rights, exercisable upon notice to Tenant and without liability to Tenant for damage or injury to property, person or business and without effecting any eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises or giving rise to any claim for setoff or abatement of Rent:

39.4.1 To designate and approve, prior to installation, all window shades, blinds, drapes, awnings, window ventilators, lighting and other similar equipment to be installed by Tenant that may be visible from the exterior of the Premises or the Building.

39.4.2 To make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Building, or any part thereof, including, but not limited to, the installation of a sprinkler system and sprinkler heads outside of the Data Center. In addition, Landlord shall have the right to make repairs, alterations, additions or improvements (including, but not limited to, the installation of a sprinkler system and sprinkler heads) inside the Data Center to the extent Landlord is required to make such repairs, alterations, additions or improvements pursuant to any Legal Requirements, subject to the terms of Paragraph 12.3 of this Lease. Landlord shall have the right to enter the Premises for the purposes described in this Paragraph 39.4.2 and, during the continuance of any such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building and interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible.

39.4.3 Intentionally omitted.

39.4.4 To alter, relocate, reconfigure, reduce and withdraw the Common Areas of the Project, as long as the Premises remain reasonably accessible and the capacity of the parking areas serving the Building is not reduced below the number of parking spaces required under this Lease.

39.4.5 To erect, use and maintain pipes and conduits in and through the Premises.

39.4.6 To operate and maintain, or cause to be operated and maintained, the Common Areas in a manner deemed by Landlord to be reasonable and appropriate and in the best interest of the Building, but all Common Areas shall be subject to the exclusive control and management of Landlord.

39.5 Financial Statements. If, at any time during the Term, Tenant’s audited financial statements are not publicly available, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If such financial statements are not audited, they shall be certified as true and correct by Tenant’s chief financial officer.

39.6 Terminology. Words of any gender used in this Lease shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, unless the context otherwise requires.

39.7 Successors. The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease.

39.8 Captions. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

39.9 No Modification. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

39.10 Survival. All obligations of the parties hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including, without limitation, with respect to Tenant, all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

39.11 Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future Legal Requirements effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that, in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease contract a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and that is legal, valid and enforceable. Tenant’s covenant and obligation to pay Rent is independent from any of Landlord’s covenants, obligations, warranties or representations in this Lease. Tenant shall pay Rent without any right of offset or deduction.

39.12 Time of Essence. Time is of the essence of this Lease and all of its provisions.

39.13 Restrictions of Record. Tenant agrees to comply with subdivision regulations, protective covenants or other restrictions of record that are applicable to the Building or Project.

39.14 Obligations Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

39.15 Intentionally Omitted.

39.16 Entire Agreement. This Lease and the Exhibits attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. Neither this Lease, nor any memorandum hereof, shall be recorded by Tenant without Landlord’s prior written consent to such recording.

39.17 Governing Law. This Lease shall be governed by and construed under the internal laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Gwinnett County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

39.18 No Waiver. No Event of Default or provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the waiving party. Landlord’s acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default, nor excuse any delay or partial payment upon subsequent occasions. No custom or practice which may develop between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

39.19 Attorneys’ Fees. In any action or proceeding between Landlord and Tenant under this Lease, the prevailing party shall be entitled to recover all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred from the non-prevailing party.

39.20 Intentionally Omitted.

39.21 Force Majeure. Whenever a period of time is herein prescribed for action to be taken by either party, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to “Force Majeure,” which term shall include strikes, riots, acts of God, war, terrorism, bioterrorism or governmental laws, regulations and restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant; provided, however, that this provision shall not apply to failures by either party: (a) to pay their respective monetary obligations to the other under this Lease; or (b) to maintain the insurance required by this Lease.

39.22 No Representations. Neither Landlord nor Landlord’s agents or brokers (including Landlord’s Broker) have made any representations, warranties or promises with respect to the Premises, the Building, the Land or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations, warranties or promises is based solely on those contained herein. No rights, easements or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

39.23 Submission of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant. When this Lease has been executed by Tenant and delivered to Landlord, this Lease shall constitute an offer to Landlord to lease the Premises on the terms and conditions herein described.

39.24 No Easement for Light, Air or View. Any elimination or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

39.25 No Estate in Land. This Lease shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has only a usufruct, not subject to levy and sale and not assignable by Tenant except by Landlord’s consent.

39.26 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord following the date of such transfer, including the return of any security deposit, and Tenant shall attorn to such transferee.

40. SPECIAL STIPULATIONS. Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control: See Addendum of Special Stipulations attached hereto and incorporated herein by this reference.

41. LIMITATION OF LIABILITY. ANYTHING CONTAINED IN THIS LEASE TO THE CONTRARY NOTWITHSTANDING, TENANT SHALL LOOK SOLELY TO THE ESTATE AND PROPERTY OF LANDLORD IN THE BUILDING, OR TO THE NET PROCEEDS OF ANY SALE OF THE BUILDING BY LANDLORD, FOR THE COLLECTION OF ANY JUDGMENT OR OTHER JUDICIAL PROCESS REQUIRING THE PAYMENT OF MONEY BY LANDLORD FOR ANY DEFAULT OR BREACH BY LANDLORD UNDER THIS LEASE, SUBJECT, HOWEVER, TO THE PRIOR RIGHTS OF ANY MORTGAGEE OR LESSOR OF THE BUILDING. NO OTHER ASSETS OF LANDLORD OR ANY PARTNERS, SHAREHOLDERS, MEMBERS OR OTHER PRINCIPALS OF LANDLORD SHALL BE SUBJECT TO LEVY, EXECUTION OR OTHER JUDICIAL PROCESS FOR THE SATISFACTION OF TENANT’S CLAIM. THE FOREGOING PROVISIONS ARE NOT INTENDED TO, AND SHALL NOT, LIMIT ANY RIGHT THAT TENANT MIGHT OTHERWISE HAVE TO OBTAIN INJUNCTIVE RELIEF AGAINST LANDLORD OR LANDLORD’S SUCCESSORS-IN-INTEREST.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

TENANT:

DIGITAL INSIGHT CORPORATION, a Delaware corporation

By:	/s/ Tae Rhee
[Signature]

Typed Name:	Tae Rhee
Title:	VP & General Counsel

Attest:	/s/ Myra E. Stevens
[Signature]

Typed Name:	Myra E. Stevens
Title:	Corporate Registrar

[CORPORATE SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LANDLORD:

WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership

By:	TMW Investments, Inc.,
a Georgia corporation,
its General Partner

	By:	/s/ John A. Rose
	Name:	John A. Rose
	Title:	V.P.

ADDENDUM OF SPECIAL STIPULATIONS

42. LENDER APPROVAL. Landlord and Tenant acknowledge that the Project is encumbered by a Mortgage held by Wachovia Bank, National Association, a national banking association chartered pursuant to the laws of the United States of America (“Wachovia”). By executing this Lease, Landlord acknowledges and represents that it has obtained the approval of Wachovia to enter into this Lease.

43. EXISTING LEASES AND SUBLEASES.

43.1 Existing Prime Lease and Existing Sublease. Pursuant to that certain Lease Agreement, dated August 11, 1994, by and between Landlord’s predecessor-in-interest, New York Life Insurance Company, a New York corporation (“New York Life”), and Arris International, Inc., a Delaware corporation (formerly known as “Antec Corporation”) (“Arris”), as amended by that certain First Amendment to Lease, dated December 12, 1994, by and between New York Life and Arris, and that certain Consent to Sublease and Second Amendment to Lease, dated July 30, 2002, by, between and among, Landlord, Arris, Wachovia, Tenant and Superior Asset Management, Inc., a Georgia corporation (“Superior Asset Management”) (collectively, the “Existing Prime Lease”), New York Life leased the Premises to Arris. Tenant currently occupies the Premises pursuant to that certain Sublease Agreement by and between Arris and Tenant’s predecessor-in-interest, nFront, Inc., a Georgia corporation (“nFront”), dated November 23, 1999, as amended by that certain First Amendment to Sublease, dated February 1, 2000, by and between Arris and nFront (collectively, the “Existing Sublease”). The Existing Prime Lease is scheduled to expire on July 6, 2005, and the Existing Sublease is scheduled to expire on July 5, 2005. Simultaneously with the execution of this Lease, Landlord, Tenant and Arris will execute a termination agreement pursuant to which the Existing Prime Lease and the Existing Sublease will be terminated effective as of June 30, 2005 (i.e., the day prior to the Commencement Date of this Lease). Upon the termination of the term of the Existing Sublease pursuant to such termination agreement, Tenant shall remain in possession of the Premises under the terms of this Lease. Tenant shall, subject to the terms of this Lease, accept the Premises for the Term of this Lease in their then-current, “as-is” condition as of the Commencement Date of this Lease. The occurrence prior to the Commencement Date of this Lease of a default or event of default by Tenant (as “Subtenant”) under the Existing Sublease not cured within the notice and grace periods set forth therein shall, at the option of Landlord, constitute an Event of Default by Tenant hereunder.

43.2 Superior Asset Management Sub-Sublease. Superior Asset Management currently occupies a portion of the Premises consisting of approximately 15,329 rentable square feet located on the third (3rd) floor of the Building (the “Superior Asset Management Space”) pursuant to that certain Sublease Agreement, dated June 13, 2002, by and between Tenant, as “Sublandlord,” and Superior Asset Management, as “Subtenant,” as amended by that certain First Amendment to Sublease Agreement, dated “June __, 2004,” by and between Tenant and Superior Asset Management. The documents described in the immediately preceding sentence pursuant to which Superior Asset Management occupies a portion of the Premises are hereinafter collectively referred to as the “Superior Asset Management Sub-Sublease.” The Superior Asset Management Sub-Sublease is scheduled to expire on June 30, 2005. If Tenant desires to sublease the Superior Asset Management Space to Superior Asset Management during the Term of this Lease, which subleasing Landlord hereby approves, such sublease shall be subject to the provisions of Paragraph 15 of this Lease, including, without limitation, Paragraph 15.4 relating to the payment of fifty percent (50%) of the Transfer Premium to Landlord, except that, with respect only to a sublease of the Superior Asset Management Space to Superior Asset Management, the calculation of the Transfer Premium shall exclude any rent paid by Superior Asset Management with respect to the initial nine (9) months of such sublease.

44. CONDITION OF BUILDING; LANDLORD’S REPRESENTATIONS.

44.1 Legal Requirements. Landlord represents that, to the best of Landlord’s actual knowledge, as of the Effective Date, the structural elements of the Building, including all mechanical, electrical, structural, lighting, HVAC, roofing and exterior Building enclosure systems, comply with Legal Requirements, as applicable to the Project and in accordance with current interpretations thereof by the appropriate authorities of Gwinnett County, Georgia.

44.2 Repair of Building Elements and Systems. If Tenant notifies Landlord within two (2) years after the Commencement Date that any structural element of the Building, including any mechanical, electrical, structural, exterior lighting, HVAC, roofing or exterior Building enclosure system is not then in good working order, then Landlord, at its expense, will repair such Building element or system as soon as reasonably practicable. However, Landlord shall have no obligation under this Paragraph 44.2 to repair any item of Tenant’s Property or any Leasehold Improvements or Alterations. Notwithstanding anything contained in this Lease to the contrary, the cost of any repairs which Landlord is obligated to make during the first two (2) years after the Commencement Date pursuant to this Paragraph 44.2 shall not be included in Operating Expenses. Except as set forth in this Paragraph 44.2, and except for any other maintenance obligations of Landlord expressly set forth in this Lease, Landlord shall have no liability or obligation to Tenant if any Building element or system specified in this Paragraph 44.2 is not in good working order.

44.3 Authority. All persons executing this Lease on behalf of Landlord have been duly authorized to execute this Lease and bind Landlord to the terms hereof. No approvals are required from any third party, other than Wachovia, to enable Landlord to enter into this Lease.

44.4 Restrictive Covenants. Landlord shall not voluntarily subject the Project to any covenants, conditions or restrictions which would materially and adversely affect the rights or obligations of Tenant under this Lease.

45. IMPROVEMENT ALLOWANCE. Provided that there does not exist an Event of Default under this Lease or a situation which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Lease, Landlord shall pay to Tenant a sum equal to $10.00 per rentable square foot of the Premises ($586,720.00 total) (the “Improvement Allowance”), which shall be used by Tenant to offset costs incurred by Tenant in making Alterations to the Premises during the Term, and to otherwise fulfill Tenant’s obligations under this Lease. Subject to the terms of this Paragraph 45, Landlord shall pay the entire Improvement Allowance to Tenant in one (1) lump sum within thirty (30) days after the Commencement Date.

46. SECURITY.

46.1 Security System and Services. Landlord does not provide, and has no obligation to provide, any security services for the Project, Building or Premises. Tenant shall have the right to: (a) install a security system for the Premises, subject to Landlord’s prior written approval as to the type and design of such security system, such approval not to be unreasonably withheld, conditioned or delayed; (b) contract for the provision of security services for the Project, provided that the selection of the provider of such security services shall be subject to Landlord’s written approval, such approval not to be unreasonably withheld, conditioned or delayed; and (c) install Non-Building Standard locks, access control devices and/or card readers on any doors to the Data Center. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no liability to Tenant with respect to any matter arising out of, and Tenant hereby indemnifies Landlord from, and agrees to hold Landlord harmless against, any Loss caused by or resulting from: (i) the improper installation of, or any defects in, any security system or any Non-Building Standard locks, access control devices and/or card readers installed by Tenant pursuant to this Paragraph 46; (ii) any activity, action or inaction of any personnel or company retained by Tenant to provide security services for the Building and/or Project; (iii) any failure or alleged failure of any security system or any Non-Building Standard locks, access control devices and/or card readers installed by Tenant pursuant to this Paragraph 46, or of any security service retained by Tenant, to provide adequate security for the Premises, including, without limitation, any allegation by Tenant, any of Tenant’s employees or any other person that such Non-Building Standard locks, access control devices and/or card readers, or such security system or service, should have prevented any break-in, personal injury or theft of, or damage to, personal property; (iv) complaints by any other occupants of the Building, or by any other party, relating to the volume of any audible alarm used in connection with any security system installed by Tenant pursuant to this Paragraph 46, or to the frequent sounding of such alarm; (v) any claim by any other occupants of the Building, or by any other party, that any security system installed by Tenant pursuant to this Paragraph 46, including any audible alarm used in connection therewith, constitutes a nuisance, causes a breach of the peace or an interruption of such party’s quiet enjoyment of its premises or property or violates the rules and regulations of the Building; and (vi) any charges, fines or penalties assessed or levied by police or other law enforcement agencies, or by any private security companies, associated with responding to an alert from any security system installed by Tenant pursuant to this Paragraph 46.

46.2 Landlord’s Rights. Subject to the last sentence of this Paragraph 46.2: (a) Tenant shall, immediately after the installation of any security system pursuant to this Paragraph 46, provide Landlord, and any other personnel involved in managing the Project specified by Landlord, with the code(s) for such security system, as well as written instructions detailing the operation of such security system (however, as set forth in the last sentence of this Paragraph 46.2, Tenant shall have no obligation to provide to Landlord security system codes with respect to any security system that protects the Data Center); and (b) if, at any time during the Term of this Lease, Tenant changes the code(s) for such security system, or upgrades or changes the components of the security system, Tenant shall immediately after such change or upgrade provide Landlord, and any other personnel involved in managing the Project specified by Landlord, with the new code(s) for such security system, as well as written instructions detailing any changes in the operation of the security system. Landlord shall have the right to enter the Premises, forcibly or otherwise, with or without notice to Tenant, to access and/or shut down Tenant’s security system in the event Tenant’s security system gives off an alarm or alert (audible or otherwise) and Landlord is requested or ordered by any governmental authority or representative (including, without limitation, police officers, fire-fighters or other emergency personnel) to access and/or shut down Tenant’s security system. Landlord shall have no liability, and Tenant hereby waives any and all rights of recovery, claims, actions or causes of action against Landlord, in connection with any such entry into the Premises under this Paragraph 46, as well as for any damage alleged to have resulted therefrom (including, without limitation, damage to Tenant’s security system). Landlord acknowledges that Tenant is prohibited from allowing third parties to enter the Data Center unless accompanied by an authorized employee of Tenant. Therefore, notwithstanding anything contained in this Paragraph 46.2 to the contrary, Tenant shall have no obligation to provide to Landlord keys, access cards or security system codes with respect to any doors, locks or security systems that protect the Data Center.

46.3 Access. In no event shall any security system installed by Tenant, or any security service retained by Tenant, pursuant to this Paragraph 46 be permitted to prevent Landlord from exercising any right it has to access the Premises, Building or Project, whether pursuant to this Lease or otherwise.

47. EMERGENCY GENERATOR. Prior to the Effective Date of this Lease, Tenant installed an emergency generator outside the Building to supply emergency electric power to Tenant’s data center in the Premises (the “Emergency Generator”), which Emergency Generator has been operated and maintained by Tenant at its expense. During the Term of this Lease, Tenant shall have the right, at no additional charge, to use, operate, maintain and/or remove the Emergency Generator pursuant and subject to the terms of this Paragraph 47.

47.1 Tenant’s Costs. All costs associated with the operation, maintenance and removal of the Emergency Generator, or the redesign, modification or reconstruction thereof, shall be paid by Tenant.

47.2 Specifications. The Emergency Generator, as it exists as of the Effective Date, is of the type, and has the specifications, set forth on Exhibit “C” attached to this Lease. Tenant shall not change the type and/or specifications of the Emergency Generator, or replace the Emergency Generator with equipment which differs in type or specifications from the Emergency Generator, without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, or anything contained herein to the contrary, no replacement of the Emergency Generator, or any portion thereof, shall cause the Emergency Generator to exceed a capacity of 250 kilowatts, and any such replacement must: (a) utilize a hospital grade muffler system; (b) be enclosed with an enclosure of a design and color approved by Landlord which enclosure shall achieve sound attenuation which limits noise to not more than 75 decibels at seven (7) meters; and (c) be powered by a diesel engine with a self-contained, above-ground fuel tank. To the extent the specifications contained in this Paragraph 47.2 differ from the specifications set forth on Exhibit “C” attached to this Lease, the specifications contained in this Paragraph 47.2 shall control with respect to any replacement of the Emergency Generator.

47.3 Fuel. Tenant shall be responsible for the clean-up and remediation of any spills of diesel fuel, lubricating oils and other Hazardous Materials. The provisions of Paragraph 21 of this Lease shall apply to the installation, operation, maintenance, use and removal of the Emergency Generator.

47.4 Conduits and Risers. Tenant shall be responsible for the design, construction and installation of any additional conduits and risers necessary to bring electric current from the Emergency Generator. Such conduits and risers shall be designed by Landlord’s civil and electrical engineers. All charges of such civil and electrical engineers shall be paid by Tenant.

47.5 Maintenance and Indemnity. Tenant shall maintain the Emergency Generator in good working order and in a safe and sightly condition. Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any loss, cost or damage suffered or incurred by Landlord as a direct or indirect result of the installation, operation, maintenance and removal of the Emergency Generator.

47.6 Permits and Licenses. Tenant represents and warrants to Landlord that, as of the Effective Date, Tenant has obtained and is maintaining all necessary permits and licenses for the installation, operation and maintenance of the Emergency Generator, and Tenant will continue to maintain, at its sole cost and expense, all such permits and licenses during the Term of this Lease. If during the Term of this Lease, any additional permits or licenses are required pursuant to any Legal Requirements for the operation and maintenance of the Emergency Generator, or any replacement thereof, Tenant shall obtain and maintain, at its sole cost and expense, all such permits and licenses.

47.7 Removal Procedure. Whenever Tenant elects to remove the Emergency Generator, Tenant shall remove the Emergency Generator, the pad on which it is installed and all underground wiring and conduits leading from the Emergency Generator to the Building, and restore, to Landlord’s reasonable satisfaction, any damage to any portion of the Building, Project or Land, including landscaping, all at Tenant’s sole cost and expense. In connection with such process, Tenant shall remediate any Hazardous Materials spilled in connection with the installation, operation, maintenance or removal of the Emergency Generator, the pad and such underground wiring and conduits. If Tenant elects not to remove the Emergency Generator on or before the Lease Expiration Date, Tenant shall leave the Emergency Generator, the pad and such underground wiring and conduits in place on the Lease Expiration Date, and such items shall become the property of Landlord on the Lease Expiration Date without further action on behalf of Tenant. However, Tenant shall still be required to remediate any Hazardous Materials associated with the installation, operation and maintenance of the Emergency Generator on or before the Lease Expiration Date.

47.8 Tenant’s Right to Remove the Emergency Generator. Tenant shall have the right, at any time during the Term, to discontinue the use of the Emergency Generator and remove it. If Tenant elects to remove the Emergency Generator during the Term, Tenant shall promptly comply with the requirements of Paragraph 47.7 hereof regarding such removal.

47.9 Survival. The obligations of Tenant under this Paragraph 47 shall survive the expiration or earlier termination of this Lease.

48. SATELLITE DISH.

48.1 Utilization of Roof Space. Tenant shall have the right, at no additional charge, to utilize the roof of the Building, for the sole purpose of installing and operating for its own use (and not for broadcasting to others for a fee or for resale purposes) satellite dishes, antennae and related equipment, including mountings, wiring and support (collectively, the “Satellite Dish”), on a portion of the roof of the Building in a location reasonably determined by Landlord, provided that: (a) Tenant shall comply with all Legal Requirements (including the obtaining of all required permits and licenses, and the maintenance thereof, and shall provide Landlord or its designee with true and complete copies thereof prior to the installation or use of the Satellite Dish), it being understood that Landlord shall, subject to reimbursement for all reasonable out-of-pocket expenses, reasonably cooperate with Tenant in connection therewith, including, without limitation, by executing and delivering to Tenant such applications, instruments and other documents as Tenant may reasonably request in connection therewith; and (b) the manner of installation shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will make available to Tenant, subject to Landlord’s reasonable rules and regulations from time to time in effect, access to the roof for the construction, installation, maintenance, repair, operation, replacement, substitution and use of the Satellite Dish, as well as space in the Building to run electrical and telecommunications conduits or cables from such Satellite Dish to a point of entry in the Premises. All of the provisions of this Lease shall apply to the construction, installation, maintenance, repair, operation, replacement, substitution and use of the Satellite Dish, including provisions relating to compliance with Legal Requirements, Rules and Regulations, insurance, indemnity, repairs and maintenance, as if the Satellite Dish were part of the Premises.

48.2 Installation. The installation of the Satellite Dish, excluding any necessary penetration of the roof of the Building, shall be performed by Tenant’s contractor at Tenant’s expense, provided such installation is of a nonpenetrating surface mount only. Tenant may not install the Satellite Dish in a manner which penetrates the roof membrane unless Landlord receives confirmation from Landlord’s roofer that such installation will not void or impair any then-existing roof guarantee. Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs associated with obtaining such confirmation from Landlord’s roofer. If such confirmation is obtained, all work in connection with the roof penetration shall be performed by Landlord’s roofer at Tenant’s sole cost and expense. At Landlord’s option, Landlord may obtain the services of a structural engineer acceptable to Landlord to design any additional roof supports required to support the Satellite Dish and to monitor the installation thereof, and Tenant shall reimburse Landlord, on demand, for the reasonable, out-of-pocket costs of such services and such roof supports. Tenant shall provide Landlord with plans indicating the placement and installation of the Satellite Dish and all wires, cables and other components which plans shall be approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. No variation from the plans submitted to Landlord by Tenant for the installation of the Satellite Dish will be permitted without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.

48.3 Damage and Interference. The Satellite Dish may not cause damage to any other tenants in, or occupants of, the Building, or to any Building Systems, and the use of the Satellite Dish by Tenant will be such as not to cause any interference (as defined by engineering standards of the Federal Communications Commission) with communications systems located outside the Project. Tenant will indemnify, defend and hold harmless Landlord from and against any and all claims for damages due to its Satellite Dish, or the transmissions therefrom, which cause any such interference. Landlord will promptly notify Tenant of any claim from third parties of alleged interference created by Tenant’s installation or from transmissions or receptions from such installations. Upon receipt of any notification from Landlord of any such claimed interference, Tenant will undertake the handling of such claim and shall indemnify, defend and hold harmless Landlord from and against any and all cost and expenses arising by reason of such claim. As part of the installation of its equipment, Tenant will appropriately filter and trap any and all byproducts or interference through existing broadcast installations and their signals or through other appropriate means.

48.4 Compliance with Legal Requirements. Landlord shall not be responsible for complying with any Legal Requirements (including, without limitation, the obtaining of any required permits or licenses, or the maintenance thereof) relating to the Satellite Dish, nor shall Landlord be responsible for any damage that may be caused to Tenant or the Satellite Dish by any other occupant of the Building. Landlord makes no representation that the Satellite Dish will be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor, it being understood that Landlord shall reasonably cooperate with Tenant to relocate, at Tenant’s sole expense, the Satellite Dish to an alternate location, to the extent available at the Building, where the Satellite Dish will be able to receive or transmit such communication signals without interference or disturbance.

48.5 Relocation. At any time following Tenant’s installation of the Satellite Dish, Landlord may, upon reasonable prior notice to Tenant, direct Tenant to relocate the Satellite Dish to a different location designated by Landlord on the roof of the Building and providing substantially comparable reception and transmission as was afforded by the prior location, and Tenant shall relocate its Satellite Dish as soon as reasonably practicable thereafter [and, in any event, within thirty (30) days after receipt of Landlord’s notice]. The cost of relocating the Satellite Dish shall be borne by Tenant if such relocation shall be necessary due to any interference with other installations, or any Legal Requirement or any act or omission of Tenant (other than mere use), including Tenant’s failure to comply with Paragraph 48.2 above. If the relocation shall be required for any other reason, the cost of the relocation shall be borne by Landlord.

48.6 Maintenance. Tenant, at its sole cost and expense, shall: (a) maintain the Satellite Dish in a safe and orderly condition; and (b) install such lightning rods or air terminals on or about the Satellite Dish as Landlord may reasonably require. It is expressly understood and acknowledged that the installation and placement of the Satellite Dish, from both an aesthetic and an engineering standpoint, is of substantial importance to Landlord. Tenant may, upon reasonable notice to Landlord and at Tenant’s own cost, repair, replace, reorient or remove the Satellite Dish or any portion thereof, or replace it with generally similar equipment, provided that: (i) Tenant, at its cost, shall restore the roof of the Building to the condition in which it was prior to such repair, reorientation, removal or replacement, and all of such repair, reorientation, removal or replacement shall be performed in accordance with good engineering practice and by contractors or other persons approved by Landlord; and (ii) all plans and designs of Tenant relating to any such repair, reorientation, removal or replacement shall in any case be subject to the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed.

48.7 Tenant’s Obligations. Tenant shall: (a) be solely responsible for any damage caused as a result of the use, installation, maintenance or removal of the Satellite Dish; (b) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Legal Requirements relating to the construction, installation, maintenance, repair, operation, use or removal of the Satellite Dish; (c) at its sole cost and expense, promptly comply with all precautions and safeguards required by Landlord’s insurance company and all governmental authorities in connection with the ownership, use, installation, maintenance, operation and removal of the Satellite Dish; and (d) at its sole cost and expense, remove the Satellite Dish and all cabling in the Building risers associated with the Satellite Dish on or before the expiration of the Term of this Lease and repair any and all damage to the Building resulting therefrom.

48.8 Electric Utilities. Tenant shall pay, as Additional Rent, the costs associated with installation of a separate electrical panel and meter for the Satellite Dish, and Landlord shall have the right to invoice Tenant from time to time during the Term for the costs of electricity used in connection with the Satellite Dish. Tenant shall reimburse Landlord for all such costs, as Additional Rent, within ten (10) days after receipt of any invoice therefor from Landlord. Tenant further agrees that Landlord has no obligation or responsibility to provide emergency or “back-up” power to Tenant, and Tenant acknowledges that any such provision of emergency or “back-up” power shall be the sole responsibility of Tenant.

48.9 Non-Exclusive License Only. Tenant acknowledges and agrees that the privileges granted Tenant pursuant to this Paragraph 48 shall constitute a non-exclusive license only and shall not be deemed to grant Tenant a leasehold or other real property interest in the roof of the Building or any other portion of the Building (except for the Premises, pursuant and subject to the terms of this Lease) in connection with the Satellite Dish.

49. SELF-HELP.

49.1 Default by Landlord. In the event Landlord fails to perform any of the terms, conditions or covenants of this Lease to be observed or performed by Landlord, and such failure has a material, adverse effect on the operation of Tenant’s business, Tenant shall provide written notice of such failure to Landlord and any Mortgagee of Landlord of which Tenant has notice, and Landlord or any such Mortgagee of Landlord shall have thirty (30) days from receipt thereof to perform such terms, conditions or covenants [except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to perform such terms, conditions or covenants if the same cannot reasonably be performed within such thirty (30) day period, provided that Landlord or any Mortgagee of Landlord commences the process of performing same and diligently prosecutes same to completion]. In the event Landlord or any Mortgagee of Landlord fails to commence to perform such terms, conditions or covenants within such thirty (30) day period, Tenant may, but is under no obligation to, perform such terms, conditions or covenants; provided, however, that Tenant may make temporary repairs in an emergency without providing prior notice to Landlord. In such event, Tenant shall provide Landlord with written notice of such repairs, as well as a reasonably detailed explanation of the emergency situation which required Tenant to make such repairs without providing prior notice to Landlord, as soon as possible and, in any event, not later than the next Business Day. If Tenant performs such terms, conditions or covenants in accordance with this Paragraph 49, Landlord shall reimburse Tenant for the reasonable out-of-pocket cost of performing such terms, conditions or covenants within thirty (30) days after the receipt of an invoice therefor, and upon Landlord’s failure to do so, such amount shall bear interest at the Interest Rate until paid. Notwithstanding the foregoing, Tenant’s remedies with respect to a failure by Landlord to pay the Improvement Allowance in accordance with the terms of Paragraph 45 of this Lease shall be governed by Paragraph 49.2 of this Lease.

49.2 Failure to Pay Improvement Allowance. If Landlord shall fail to pay the Improvement Allowance in accordance with the terms of Paragraph 45 of this Lease, Tenant may provide written notice to Landlord, and any Mortgagee of Landlord of which Tenant has received written notice, of Landlord’s failure to pay the Improvement Allowance in accordance with the terms of Paragraph 45 of this Lease. If Landlord, or such Mortgagee, shall fail to cause such default in payment of the Improvement Allowance to be cured within thirty (30) days following receipt of such notice, Tenant shall provide Landlord and such Mortgagee, if any, with an additional written notice of such default (the “Second Landlord’s Improvement Allowance Default Notice”), which, in order to be effective, must clearly, conspicuously and in bold type face set forth the following statement at the top of the first page of the of the Second Landlord’s Improvement Allowance Default Notice: “SECOND NOTICE! FAILURE TO CURE SUCH DEFAULT WITHIN FIVE (5) BUSINESS DAYS AFTER THE RECEIPT OF THIS SECOND NOTICE MAY RESULT IN TENANT ELECTING TO OFFSET SUMS DUE AND UNPAID IN CONNECTION WITH THE IMPROVEMENT ALLOWANCE AGAINST RENT.” If Landlord or such Mortgagee should fail to cure such default in payment of the Improvement Allowance within the aforesaid five (5) Business Day period after receipt of the Second Landlord’s Improvement Allowance Default Notice, Tenant shall have the right to deduct the amount of the Improvement Allowance as an offset from Rent then due or thereafter coming due under this Lease. To the extent Tenant offsets any amounts from Rent as provided in this Paragraph 49.2, such offsets will be deemed to have cured Landlord’s failure to pay the Improvement Allowance in accordance with the terms of Paragraph 45 of this Lease.

50. OPTION TO EXTEND. Tenant shall have the option to extend the Term of this Lease with respect to the Premises for up to two (2) successive extended terms of five (5) years each (each of such extended terms is sometimes hereinafter individually referred to as an “Extended Term”) upon and subject to the following terms and conditions (each of such options is individually referred to as an “Extension Option” and collectively as the “Extension Options”):

50.1 Event of Default. Tenant shall not be entitled to exercise an Extension Option if, at the time of the exercise of such Extension Option, there exists an Event of Default by Tenant under this Lease.

50.2 Extended Term.

50.2.1 Tenant has the option to extend the Term of this Lease for one (1) extended term of five (5) years (the “First Extended Term”). Upon Tenant’s timely exercise of its option to extend this Lease for the First Extended Term in the manner set forth below, the word “Term,” as used in this Lease, shall be amended to include such additional five (5) year period. The First Extended Term shall commence immediately upon the expiration of the Term. If Tenant does not request “Landlord’s Determination” (as hereinafter defined) during the applicable “Request Period” (as hereinafter defined) or submit the “Exercise Notice” (as hereinafter defined) by the applicable date specified in Paragraph 50.10 below, or otherwise fails to take any action required by this Paragraph 50 in order to exercise the Extension Option for the First Extended Term within the time specified by this Paragraph 50, Tenant’s rights with respect to the First Extended Term shall expire and Tenant shall be conclusively deemed to have waived its right to the First Extended Term. Failure to exercise any Extension Option granted herein shall terminate all subsequent Extension Options, if any. If Tenant does timely exercise its option to extend the Term for the First Extended Term, it may not thereafter revoke such exercise.

50.2.2 Provided that Tenant has exercised its right to extend the Lease for the First Extended Term, Tenant shall have the option to extend the Term of this Lease for one (1) additional extended term of five (5) years (the “Second Extended Term”). Upon Tenant’s timely exercise of its option to extend this Lease for the Second Extended Term in the manner set forth below, the word “Term,” as used in this Lease, shall be amended to include such additional five (5) year period. The Second Extended Term shall commence immediately upon the expiration of the First Extended Term. If Tenant does not request Landlord’s Determination during the applicable Request Period or submit the Exercise Notice by the applicable date specified in Paragraph 50.10 below, or otherwise fails to take any action required by this Paragraph 50 in order to exercise the Extension Option for the Second Extended Term within the time specified by this Paragraph 50, Tenant’s rights with respect to the Second Extended Term shall expire and Tenant shall be conclusively deemed to have waived its right to the Second Extended Term. If Tenant does timely exercise its option to extend the Term for the Second Extended Term, it may not thereafter revoke such exercise.

50.3 Landlord’s Determination.

50.3.1 Base Rental for the Premises for each Extended Term shall be an amount equal to ninety-five percent (95%) of the “Fair Market Value Base Rental” (as hereinafter defined) for the Premises for the Extended Term.

50.3.2 If Tenant desires to exercise an Extension Option, Tenant shall give Landlord a written notice during the Request Period for the applicable Extended Term requesting Landlord’s determination, in its sole discretion, of the Fair Market Value Base Rental for the Premises (“Landlord’s Determination”) for the applicable Extended Term. Within thirty (30) days after Landlord’s receipt of written notice from Tenant requesting Landlord’s Determination for the applicable Extended Term, Landlord shall give Tenant a written notice setting forth Landlord’s Determination with respect to the applicable Extended Term. If Tenant does not give notice requesting Landlord’s Determination for the applicable Extended Term in a timely manner, Tenant’s rights with respect to the applicable Extended Term (and any subsequent Extended Term) shall expire and Tenant shall be conclusively deemed to have waived its right to the applicable Extended Term (and any subsequent Extended Term).

50.3.3 Within thirty (30) days after its receipt of Landlord’s Determination, Tenant shall give written notice to Landlord which shall state either that Tenant accepts Landlord’s Determination or that Tenant rejects Landlord’s Determination. If Tenant gives written notice to Landlord accepting Landlord’s Determination, or if Tenant fails to respond in writing to Landlord within the time period specified in the immediately preceding sentence, the Fair Market Value Base Rental set forth in Landlord’s Determination shall be used to determine the Base Rental for the applicable Extended Term if Tenant ultimately exercises the applicable Extension Option in accordance with the terms of this Paragraph 50.

50.3.4 If Tenant gives written notice to Landlord rejecting Landlord’s Determination, Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement as to the Fair Market Value Base Rental. If Landlord and Tenant reach agreement as to the Fair Market Value Base Rental within sixty (60) days after Tenant’s notice to Landlord rejecting Landlord’s Determination (the “Negotiation Period”), the Fair Market Value Base Rental agreed to by Landlord and Tenant during the Negotiation Period shall be used to determine the Base Rental for the applicable Extended Term if Tenant ultimately exercises the applicable Extension Option in accordance with the terms of this Paragraph 50. If Landlord and Tenant are not able to agree as to the Fair Market Value Base Rental within the Negotiation Period, Fair Market Value Base Rental for the applicable Extended Term shall be determined by arbitration as set forth in Paragraph 50.9 below and such Fair Market Value Base Rental (as determined as set forth in Paragraph 50.9 below) shall be used to determine the Base Rental for the applicable Extended Term if Tenant ultimately exercises the applicable Extension Option in accordance with the terms of this Paragraph 50.

50.4 Fair Market Value. For the purposes of this Paragraph 50, the phrase “Fair Market Value Base Rental” shall have the meaning set forth in Paragraph 51 below.

50.5 No Improvements. Landlord shall have no obligation to make any improvements, decorations or alterations to the Premises, other than Landlord’s existing obligations under this Lease, and Tenant shall accept the Premises in their then-current, “as-is” condition as of the commencement of each Extended Term.

50.6 Lease Amendment. Upon the determination of the Fair Market Value Base Rental for each Extended Term and the exercise by Tenant of the applicable Extension Option, Landlord and Tenant, upon the demand of either of them, shall enter into a supplementary agreement or amendment to this Lease to set forth the Base Rental for such Extended Term, the Extended Term and the Lease Expiration Date for such Extended Term, provided that failure to enter into any such agreement shall not affect Tenant’s obligation to pay Base Rental or Tenant’s Proportionate Share of increases in Operating Expenses and Taxes for each Extended Term as determined pursuant to this Paragraph.

50.7 Terms of Extension. Except as set forth in this Paragraph 50, the leasing of the Premises for each Extended Term shall be upon the same terms, covenants, agreements, provisions and conditions of this Lease as are in effect as of the date immediately prior to the commencement of such Extended Term (exclusive of tenant improvement allowances, space planning allowances, refurbishment allowances, other allowances, rent abatements and other concessions). Except as set forth in Paragraph 30.1 of this Lease, Tenant shall have no option to renew or extend this Lease beyond the expiration of the Second Extended Term.

50.8 Termination of Extension Option. Any termination, cancellation or surrender of this Lease shall terminate the Extension Options with respect to the portion of the Premises for which this Lease is terminated, canceled or surrendered. The Extension Options provided to Tenant herein are for the exclusive benefit of Tenant and shall terminate upon: (a) the assignment of this Lease to any party other than a Tenant Affiliate; or (b) the sublease of more than thirty percent (30%) in the aggregate of the then-current Rentable Area of the Premises. For purposes of Paragraph 50.8(b), any portion of the Premises subleased by Tenant to either a Tenant Affiliate or to Superior Asset Management shall be excluded from the calculation of the aggregate Rentable Area of the Premises then subject to a sublease.

50.9 Arbitration. If Landlord and Tenant are unable to reach agreement on the Fair Market Value Base Rental within the Negotiation Period, then Fair Market Value Base Rental shall be determined in accordance with the procedures set forth in this Paragraph 50.9 (the determination of Fair Market Value Base Rental by any arbitrator shall be based on the factors set forth in Paragraph 51):

50.9.1 Within ten (10) days after the end of the Negotiation Period [such ten (10) day period after the end of the Negotiation Period is hereinafter referred to as the “Appointment Period”], Landlord and Tenant shall each deliver to the other a written appointment of its “Broker Arbitrator” (as hereinafter defined) and an estimate of Fair Market Value Base Rental submitted by such Broker Arbitrator. If either party fails to so deliver its appointment and estimate within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver such estimate and the Broker Arbitrator appointed by the other party, without holding a hearing, shall accept the estimate of the submitting party as the Fair Market Value Base Rental.

50.9.2 Each Broker Arbitrator so appointed shall be a disinterested national real estate brokerage firm, engaged in the representation of landlords and/or tenants in leasing commercial office space in the Peachtree Corners area of Norcross, Georgia (the “Submarket”). The Broker Arbitrator appointed by Tenant shall have no ongoing contractual relationship with Tenant and the Broker Arbitrator appointed by Landlord shall have no ongoing contractual relationship with Landlord.

50.9.3 If the higher of the two estimates does not exceed one hundred five percent (105%) of the lower estimate, the mathematical average of the estimates submitted by the two Broker Arbitrators shall be the Fair Market Value Base Rental as determined by the arbitration. In all other cases, Landlord and Tenant shall, within ten (10) days after the end of the Appointment Period, jointly select an independent arbitrator (the “Arbitrator”) to resolve which one of the two estimates of Fair Market Value Base Rental shall be used. The Arbitrator so appointed shall be a disinterested party, engaged in appraising commercial office space in the Submarket, as an M.A.I. appraiser, who shall be currently active and engaged in rendering appraisals in the Submarket, and shall have been continuously so engaged for at least ten (10) years prior to his or her selection. If Landlord and Tenant are unable to agree upon the selection of the Arbitrator, then, within a further period of fifteen (15) days after the aforementioned ten (10) day period, Landlord and Tenant shall each submit to the Presiding Judge of the Superior Court of Gwinnett County, Georgia, the names of two (2) persons such party would accept as the Arbitrator and the Presiding Judge of the Superior Court of Gwinnett County, Georgia, shall appoint the Arbitrator from among the list of the four (4) submitted candidates.

50.9.4 Within ten (10) days after the selection of the Arbitrator, the Arbitrator shall select from the two Fair Market Value Base Rental estimates of the initial Broker Arbitrators the one which he or she considers most correct, and the Fair Market Value Base Rental so selected shall be the award of the arbitrators. In no event shall the Arbitrator be entitled to render a decision that the Fair Market Value Base Rental is an amount other than one of the amounts specified by the two initial Broker Arbitrators as the Fair Market Value Base Rental.

50.9.5 This provision shall constitute a written agreement by Landlord and Tenant to submit any dispute regarding the determination of Fair Market Value Base Rental to arbitration.

50.9.6 If any initial Broker Arbitrator, or the Arbitrator, appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement firm or arbitrator, as appropriate, shall be appointed in the same manner as the original firm or arbitrator, as appropriate.

50.9.7 Subject to the terms of Paragraph 50.9.10 below, each party shall pay the fees and expenses of the original Broker Arbitrator appointed by such party and the fees and expenses of the Arbitrator, if any, shall be borne equally by the parties.

50.9.8 The arbitration shall be conducted, to the extent consistent with this Paragraph 50, in accordance with the then-prevailing rules of the American Arbitration Association (or any successor organization) and in accordance with applicable Georgia law.

50.9.9 The Broker Arbitrators and/or the Arbitrator, as applicable, shall render their decision and award in writing within the time periods set forth herein, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the Broker Arbitrators and/or the Arbitrator, as applicable, shall not add to, subtract from, or otherwise modify the provisions of this Lease.

50.9.10 If Fair Market Value Base Rental for the applicable Extended Term is determined in accordance with the procedures set forth in this Paragraph 50.9, and if Tenant ultimately exercises the applicable Extension Option in accordance with the terms of this Paragraph 50: (a) such Fair Market Value Base Rental (as determined as set forth in this Paragraph 50.9) shall be used to determine the Base Rental for the applicable Extended Term; and (b) the arbitration decision, determined as provided in this Paragraph 50.9, shall be conclusive and binding on the parties, shall constitute an “award” by the arbitrators within the meaning of applicable law and judgment may be entered thereon in any court of competent jurisdiction. Notwithstanding anything contained in this Paragraph 50 to the contrary, if Fair Market Value Base Rental for the applicable Extension Option is determined in accordance with the procedures set forth in this Paragraph 50.9, and if Tenant does not thereafter exercise the applicable Extension Option in accordance with the terms of this Paragraph 50, Tenant shall bear all costs of the arbitration, including, without limitation, the fees and expenses of the original Broker Arbitrator appointed by Landlord, any fees and expenses of the Arbitrator previously paid by Landlord or for which Landlord would otherwise be responsible, Landlord’s attorneys’ fees and all other costs and expenses incurred by Landlord in connection with the arbitration. Tenant shall reimburse Landlord for all such costs and expenses incurred by Landlord within thirty (30) days after receipt of an invoice therefor.

50.10 Exercise. Tenant may exercise an Extension Option by submitting the Exercise Notice to Landlord by the later of: (a) the applicable “Exercise Date” (as hereinafter defined); or (b) five (5) days after the date on which the Fair Market Value Base Rental for the applicable Extended Term is determined (if Fair Market Value Base Rental for the applicable Extended Term is determined pursuant to Paragraph 50.9 of this Lease, the date of determination of Fair Market Value Base Rental shall be deemed to be the date on which the Broker Arbitrators and/or the Arbitrator, as applicable, render their decision and award as to the Fair Market Value Base Rental in writing). If Tenant timely exercises an Extension Option in accordance with the terms of this Paragraph 50, Tenant shall not thereafter be entitled to revoke its exercise of the applicable Extension Option. Notwithstanding anything contained in this Paragraph 50 to the contrary, Tenant shall not be deemed to have exercised any Extension Option unless and until Tenant timely submits an Exercise Notice to Landlord. If Tenant does not timely submit an Exercise Notice to Landlord, Tenant’s rights with respect to the applicable Extension Option (and any subsequent Extension Options) shall terminate.

50.11 Definitions. For purposes of this Paragraph 50, each use of the terms capitalized and defined in this Paragraph 50.11 shall be deemed to refer to, and shall have the respective meanings set forth in, this Paragraph 50.11.

50.11.1 The term “Request Period” shall mean: (a) with respect to Tenant’s option to extend the Term for the First Extended Term, no earlier than May 31, 2009, and no later than August 31, 2009; and (b) with respect to Tenant’s option to extend the Term for the Second Extended Term, no earlier than May 31, 2014, and no later than August 31, 2014.

50.11.2 The term “Exercise Date” shall mean: (a) with respect to Tenant’s option to extend the Term for the First Extended Term, March 31, 2010; and (b) with respect to Tenant’s option to extend the Term for the Second Extended Term, March 31, 2015.

50.11.3 The term “Exercise Notice” shall mean Tenant’s written notice to Landlord of its election to exercise the applicable Extension Option after the determination of the Fair Market Value Base Rental for the applicable Extended Term.

50.12 Time of Essence. Time shall be of the essence with respect to the exercise by Tenant of its rights under the Extension Options granted in this Paragraph 50.

51. FAIR MARKET VALUE.

51.1 Definition. For the purposes of the Extension Options set forth in Paragraph 50, the phrase “Fair Market Value Base Rental” shall mean: the average fair market base rental which a new tenant would pay upon leasing non-sublease, non-equity space similar to the space in question in buildings of comparable quality, size and age within the Submarket (“Comparable Buildings”), taking into consideration all relevant factors, including, without limitation: (a) the aggregate number of rentable square feet then leased by Tenant in the Building; (b) the length of the lease in question; (c) the “as-is” condition of the Premises and the space in question; (d) any increases or decreases in Base Rental over the Term that are then being included in comparable leases, including adjustments made annually, or on some other periodic basis, or based on changes in consumer price, cost of living, or similar indexes or periodic market adjustments; (e) any tenant concessions then being included (or not included) in comparable leases, including, without limitation, tenant improvement allowances; (f) the location and quality of the Project; (g) the credit standing of Tenant; (h) the method of payment of taxes and operating expenses by the tenant under comparable leases; (i) changes in measurement standards for the office space in question; (j) differences in building rules and regulations between the Building and such Comparable Buildings; (k) encumbrances affecting the Project and the space in question; and (l) the terms and conditions of this Lease.

51.2 Base Rental; Additional Rent. As used herein, the Fair Market Value Base Rental reflects the Base Rental, and assumes payment, in addition to payments of such Fair Market Value Base Rental, of Tenant’s Proportionate Share of increases in Operating Expenses and Taxes and all other Additional Rent described in this Lease with respect to the full Premises.

51.3 Arbitration. With respect to the Extension Options set forth in Paragraph 50 above, Fair Market Value Base Rental shall be subject to negotiation and arbitration between Landlord and Tenant, as set out in Paragraph 50 of this Lease.

52. RIGHT OF FIRST REFUSAL TO PURCHASE PROJECT.

52.1 Grant of Right. Landlord grants Tenant a right of first refusal (the “Right of First Refusal”) to purchase the Project pursuant to this Paragraph 52.

52.2 Offer. If Landlord receives an offer to sell the Project and it intends to accept the offer, or if Landlord decides to make an offer to sell the Project, Landlord will give a written copy of the offer to Tenant (the “Offer”). Tenant will have the right to accept the Offer by written notice to Landlord given within five (5) days after Tenant’s receipt of the Offer, which notice shall be accompanied by a check from Tenant for the earnest money or other deposit(s) set forth in the Offer. Upon receipt of such written notice by Tenant, accompanied by such check for the earnest money or other deposit(s), it shall be deemed that, in virtue of the provisions of this Paragraph 52, Landlord has agreed to sell and Tenant has agreed to purchase the Project upon the terms and conditions of the Offer. However, if the date of closing set forth in the Offer is less than thirty (30) days after the date of Tenant’s receipt of the Offer, then closing shall take place on that thirtieth (30th) day if the thirtieth (30th) day is a Business Day. If the thirtieth (30th) day is not a Business Day, closing shall occur on the first Business Day following the thirtieth (30th) day. If Tenant accepts the Offer, Tenant will be bound to purchase the Project strictly in accordance with the terms of the Offer, except as expressly set forth herein.

52.3 Expiration of Right of First Refusal. If Tenant does not exercise its Right of First Refusal or fails to notify Landlord within such five (5) day period of its election, Landlord shall thereafter be free to execute the Offer and to conclude the transaction, or to otherwise sell the Project on any terms and conditions not “materially less favorable to Landlord” (as hereinafter defined) than those contained in the Offer for a period of twelve (12) months after the expiration of such five (5) day period. If Landlord desires to sell the Project either: (a) on terms and conditions which are materially less favorable to Landlord than those contained in the Offer submitted to Tenant; or (b) following the expiration of such twelve (12) month period, Landlord may not sell the Project without again complying with the provisions of this Paragraph 52. However, if Landlord sells the Project on terms and conditions not materially less favorable to Landlord than those contained in the Offer submitted to Tenant during such twelve (12) month period, the Right of First Refusal shall expire and be of no further force or effect. The phrase “materially less favorable to Landlord” shall mean a proposed sale of the Project in which the proposed purchase price is less than ninety-five percent (95%) of the purchase price contained in the Offer.

52.4 Term of Right of First Refusal. This Right of First Refusal shall be effective during the Term of this Lease, including any extensions or renewals, and shall expire upon the expiration or earlier termination of the Term of this Lease (or earlier if the Right of First Refusal is terminated pursuant to the terms of this Paragraph 52). If Tenant exercises the Right of First Refusal and thereafter defaults under the terms of the Offer, or exercises any right under the Offer to rescind the Offer in accordance with the terms of the Offer, this Right of First Refusal shall terminate and shall be of no further force or effect. In addition, if Tenant defaults in its obligations under the terms of an Offer which Tenant has accepted, such default shall, at the option of Landlord, constitute an Event of Default by Tenant under this Lease.

52.5 Excluded Transactions. Tenant shall not have any Right of First Refusal to purchase the Project in connection with any of the following transactions: (a) sales of the Project to a “Related Entity” (as that term is defined in this Paragraph 52); and (b) encumbrances of the Project pursuant to any Mortgage or otherwise. The term “Related Entity” means any general or limited partner of Landlord or any entity which controls, is controlled by or is under common control with Landlord. The term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation and, with respect to any entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity. No Mortgagee shall be bound by the terms of this Right of First Refusal. Any SNDA given to Tenant with respect to this Lease may contain, at the option of the Mortgagee executing such SNDA, a provision which provides that in the event of a foreclosure of, or other execution on, a Mortgage (by judicial process, power of sale or otherwise), or conveyance in lieu of foreclosure, which foreclosure, power of sale or conveyance occurs prior to the expiration or earlier termination of this Lease, including any extensions or renewals of this Lease, neither the Mortgagee nor any purchaser at the foreclosure sale, nor any of their successors or assigns shall be bound by this Right of First Refusal. After any foreclosure of a Mortgage, or any conveyance in lieu of foreclosure, this Right of First Refusal shall be null and void.

52.6 Conditions. Tenant shall not have any Right of First Refusal to purchase the Project, and Landlord shall not be obligated to notify Tenant of any Offer, if, at the time Landlord receives the Offer or decides to make the Offer: (a) an Event of Default by Tenant then exists under this Lease; or (b) Tenant has assigned all or part of this Lease to any party other than a Tenant Affiliate. In no event shall a sublease (other than a sublease of the entire Premises for the entire remaining Term of this Lease, exclusive of any unexercised Extension Options) be deemed to be an assignment of all or part of this Lease for purposes of this Paragraph 52.6.

52.7 No Assignment. The rights granted to Tenant in this Paragraph 52 are personal and may not be assigned by Tenant in connection with an assignment of this Lease to any party other than a Tenant Affiliate. Tenant’s rights under this Paragraph 52 may not be exercised by anyone other than Tenant or a Tenant Affiliate to which this Lease has been assigned strictly in accordance with Paragraph 52 of this Lease. Any attempted assignment of Tenant’s rights in the Right of First Refusal in this Paragraph 52 to any party other than a Tenant Affiliate to which this Lease has been assigned, will be of no effect, and will terminate the Right of First Refusal as of the date of the purported assignment.

52.8 Apportionment of Rent. If Tenant purchases the Project, prepaid rent will be credited against the purchase price.

52.9 No Recording. Tenant shall not allow its rights under this Paragraph 52 to be placed of record. If it does, its rights under this Paragraph 52 will terminate as of the time of recording. No recording of Tenant’s rights in this Paragraph 52 will be of any effect.

52.10 Time of the Essence. Time is of the essence of each and every agreement and condition contained in this Paragraph 52.

EXHIBIT “A”

DESCRIPTION OF LAND

All that tract or parcel of land lying and being in Land Lots 284 and 285 of the 6th District, Gwinnett County, Georgia, and being more particularly described as follows:

Beginning at a point on the southeasterly right-of-way line of Georgia Highway No. 141, said point being 939.07 feet southeasterly of the intersection of the southwesterly right-of-way line of Scientific Drive and the southeasterly right-of-way line of Georgia Highway No. 141; leaving said right-of-way and proceeding thence South 53°27’00” East a distance of 422.42 feet to a point; proceeding thence South 21°40’56” West a distance of 168.72 feet to a point; proceeding thence South 36°16’00” West a distance of 217.39 feet to a point; proceeding thence North 53°27’00” West a distance of 473.39 feet to a  1/2 inch rebar found on the southeasterly right-of-way line of Georgia Highway No. 141; proceeding thence along said right-of-way line 380.58 feet along the arc of a curve to the left, said curve having a radius of 5,854.58 feet and being subtended by a chord bearing and distance of North 37°32’43” East 380.51 feet.

Said parcel contains 4.0000 acres.

A-1

EXHIBIT “B”

ARBITRATION

1. In the event Landlord disputes the results of any audit by Tenant of annual Operating Expenses and Taxes shown on any Statement or Revised Statement pursuant to Paragraph 4.11 of this Lease, Landlord and Tenant shall negotiate in good faith in an attempt to reach agreement as to such annual Operating Expenses and Taxes. In the event Landlord and Tenant are not able to agree as to such annual Operating Expenses and Taxes within sixty (60) days after Tenant’s written notification to Landlord of the results of Tenant’s Audit (the “Negotiation Period”), the difference shall be resolved by arbitration in accordance with the procedures set forth in Paragraph 2 of this Exhibit “C.” Landlord and Tenant shall be bound by such determination as to the applicable Statement or Revised Statement (for the purposes of this Exhibit “C,” such binding determination by arbitration as to the annual Operating Expenses and Taxes for the period covered by the applicable Statement or Revised Statement shall be referred to as the “Final Operating Expenses and Taxes”).

2. The Final Operating Expenses and Taxes shall be determined in accordance with the following procedures:

(a) Within thirty (30) days after the end of the Negotiation Period, Landlord and Tenant shall each deliver to the other a written appointment of an arbitrator and a statement of Operating Expenses and Taxes for the calendar year to which Tenant’s audit applies, as calculated by such arbitrator. If either party fails to so deliver its appointment and statement of Operating Expenses and Taxes within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver such statement of Operating Expenses and Taxes and the arbitrator appointed by the other party, without holding a hearing, shall accept the statement of Operating Expenses and Taxes of the submitting party as the Final Operating Expenses and Taxes.

(b) Each arbitrator so appointed shall be an independent certified public accountant.

(c) Within five (5) days after such estimates have been exchanged, the two arbitrators shall meet and attempt to reach agreement as to the Final Operating Expenses and Taxes.

(d) If the arbitrators are unable to reach agreement within such five (5) day period, the two arbitrators shall, within ten (10) days after the aforementioned five (5) day period, select a third arbitrator to resolve which one of the two statements of Operating Expenses and Taxes shall be used. The third arbitrator must also be an independent certified public accountant. If the two arbitrators are unable to agree upon the selection of the third arbitrator, then, within a further period of fifteen (15) days after the aforementioned ten (10) day period, each arbitrator shall submit to the Presiding Judge of the Superior Court of Gwinnett County, Georgia, the names of two (2) persons such arbitrator would accept as the third arbitrator and the Presiding Judge of the Superior Court of Gwinnett County, Georgia shall appoint such third arbitrator from among the list of the four (4) submitted candidates.

(e) Within ten (10) days after the selection of the third arbitrator, such third arbitrator shall select from the two statements of Operating Expenses and Taxes of the initial arbitrators the one which he or she considers most correct, and the statement so selected shall be the Final Operating Expenses and Taxes. In no event shall the third arbitrator be entitled to render a decision that the Final Operating Expenses and Taxes are other than one of the statements submitted by the two initial arbitrators as the Operating Expenses and Taxes.

(f) The arbitration decision, determined as provided in this Paragraph 2, shall be conclusive and binding on the parties, shall constitute an “award” by the arbitrators within the meaning of applicable law and judgment may be entered thereon in any court of competent jurisdiction.

(g) This provision shall constitute a written agreement by Landlord and Tenant to submit any dispute regarding the results of any audit of Operating Expenses and Taxes by Tenant to arbitration.

B-1

(h) If any arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original arbitrator.

(i) Each party shall pay the fees and expenses of the original arbitrator appointed by such party and the fees and expenses of the third arbitrator, if any, shall be borne equally by the parties.

(j) The arbitration shall be conducted, to the extent consistent with this Exhibit “C,” in accordance with the then prevailing rules of the American Arbitration Association (or any successor organization) and in accordance with applicable Georgia law.

(k) The arbitrators shall render their decision and award in writing within the time periods set forth herein, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

B-2

EXHIBIT “C”

EMERGENCY GENERATOR

[Attached]

C-1

EXHIBIT “D”

RULES AND REGULATIONS

1.	Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant or be used by Tenant for any purpose other than entrance to and exit from the Premises and for going from one part of the Building to another part of the Building. The disposal or storage of equipment, supplies, furniture or trash in any of these areas, or in any of the Common Areas, is prohibited.

2.	Plumbing fixtures shall be used only for the purposes for which they are designed and no sweepings, rubbish, rags or other unsuitable materials shall be disposed therein. Tenant shall be responsible for any costs to repair damage resulting from misuse of such fixtures by Tenant, or Tenant’s employees, invitees or visitors.

3.	Signs, advertisements, graphics, or notices visible from outside the Building shall be subject to Landlord’s prior written consent. Landlord shall have the right to remove any such signs, advertisements, graphics and notices to which Landlord has not consented without notice to and at the expense of Tenant.

4.	Tenant will not make any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, except as otherwise permitted in the Lease. Such alterations include, but are not limited to, installation of any communication equipment, electrical devices and associated wiring, and any installations of any nature affecting floors, walls, windows, ceiling, life safety equipment, mechanical equipment or any other physical part of the Building. While performing work in the Building, the contractor making such alterations or modifications shall comply with the Contractor Rules and Regulations prescribed from time to time by Landlord.

5.	Landlord shall retain duplicate keys (and/or access cards, as the case may be) to all doors of the Premises. All locks for doors in the Premises (exterior and interior) shall be Building Standard and on the Building’s Master Key System, except as otherwise permitted in the Lease. Tenant shall not change the locks or place any additional lock or locks (including access control devices or card readers of any sort) on any door in the Premises without Landlord’s written consent, except as otherwise permitted in the Lease. Upon Tenant’s written request to Landlord, Landlord will make a reasonable change of locks on behalf of Tenant at Tenant’s sole cost and expense. All requests for duplicate keys (and/or access cards) must be made through the Property Manager. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys (and/or access cards) for offices, rooms and restrooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys (and/or access cards) so furnished, shall reimburse Landlord therefor.

6.	Tenant will assume all liability for damage or injury to the Building, equipment or people in connection with the movement in or out of the Building of furniture, office equipment or any other bulky or heavy materials. Tenant shall obtain an insurance certificate from any moving company utilized by Tenant evidencing: (a) Commercial General Liability Insurance coverage on an occurrence form, including premises operations, products/completed operations, hazard and contractual coverage, with limits of no less than $1,000,000 per occurrence, $2,000,000 General Aggregate and $2,000,000 Completed Operations Aggregate, with a deductible or self-insured retention under such policy not in excess of $10,000.00; and (b) worker’s compensation insurance. Such insurance shall name Landlord and Landlord’s property manager as additional insureds. Prior to allowing any such moving company access to any part of the Project, Tenant shall deliver such insurance certificate to Landlord’s property manager. Tenant shall at all times comply with the policies of the Building regarding move-in and move-out.

7.	Tenant, its employees, contractors, visitors and invitees shall at all times honor any and all parking regulations in effect from time to time for the parking facilities of the Project. No employee, agent or other representative of Tenant shall park in spaces in the parking facilities of the Project which are reserved for use by visitors.

8.	Landlord shall have the authority to prescribe the weight and manner that safes, furniture, files (including rolling file systems), bookcases and other heavy equipment are positioned, except as otherwise provided in the Lease.

9.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises. Tenant shall not make or permit any improper noises in the Building, or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants, their visitors or those having business in the Project. No rooms shall be used as sleeping or lodging apartments at any time. No part of the Project shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating beverages shall be sold in the Building (unless expressly permitted in this Lease).

10.	No cooking shall be done or permitted by Tenant. However, Tenant may use consumer rated microwave ovens and toasters, so long as their installation and use meet all applicable laws and regulations.

11.	Tenant shall cooperate with Landlord’s agents and employees in keeping the Premises neat and clean.

12.	No birds or animals shall be brought into or kept in, on or about Common Areas or Premises (except service animals actively in use).

13.	Except with respect to supplemental HVAC systems controlled by Tenant, Tenant shall not tamper with or attempt to adjust temperature controls in the Premises. Landlord shall adjust such controls as required to maintain the temperatures required under the Lease.

14.	In case of invasion, mob, riot, demonstrations, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or Project during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the Building and Project and the property therein. Landlord reserves the right to exclude or expel from the Building or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who is engaging in disorderly conduct, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Project.

15.	Tenant shall lock all office doors leading to corridors and turn out all lights at the close of its working day.

16.	All requests for overtime air conditioning or heating must be submitted in writing to the Property Manager by 12:00 p.m. on the day desired for weekday requests and by 12:00 p.m. Friday for weekend requests.

17.	Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

18.	Landlord shall not be liable or responsible for lost or stolen money, jewelry or other personal property, from the Premises or Common Areas, regardless of whether such loss or theft occurs before, during or after regular business hours.

19.	No machinery of any kind other than normal office equipment shall be operated by Tenant in the Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any flammable or explosive fluid or substance except in accordance with local fire codes and reasonable procedures approved by Landlord.

20.	No smoking shall be permitted in any of the Common Areas in the Building or in the Premises. All cigarettes, cigars and related trash shall be disposed of in trash receptacles and not on the sidewalk, parking lot or grass.

21.	Tenant and Tenant’s contractors are responsible for removal of trash resulting from large deliveries or move-ins and move-outs. Building facilities shall not be used for dumping. Tenant will be responsible for the cost to dispose of large quantities of trash other than normal office trash.

22.	Portable space heaters are prohibited.

23.	Only artificial and fire-resistant Christmas trees and decorations are permitted.

24.	Tenant shall comply with Building Fire Safety procedures and shall participate in all Fire Safety and Emergency Training and Drills in accordance with applicable Fire Codes.

25.	Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by any tenant, employees or guests.

26.	Tenant shall not use any elevator in the Building for moving furniture, office equipment or any other bulky or heavy materials, or as a freight elevator, unless, prior to such use, Tenant installs appropriate padding, of a type approved by Landlord, to protect the walls of such elevator.

Landlord reserves the right to rescind any of these Rules and Regulations and to make such other and further reasonable Rules and Regulations as in its judgment shall from time to time be required for the Building, and the operation thereof. Such Rules and Regulations, when made and communicated via written notice thereof, shall be binding upon Tenant as if originally herein prescribed.

EXHIBIT “E”

CLEANING SPECIFICATIONS

PART I - DAILY SERVICES

SECTION A - DUSTING

1.	Desks, filing cabinets, bookcases, chairs, tables and other office furniture dusted with dust control treated cloths or other effective tools and left clean and free of dust. Phones, desk files and other desk accessories shall not be moved, but will be dusted therearound, to insure safety and security. No correspondence or notes shall be moved.

2.	Window sills, ledges, moldings, picture frames and low dusting: dusted with dust control treated cloths or other effective tools.

SECTION B - RECEPTACLES

1.	Waste Receptacles: emptied and resulting debris placed in designated area.

2.	Desk Ashtrays: emptied and damp wiped clean.

3.	Sand Urns: sifted, soiled, sand emptied and refilled from your stock.

4.	Plastic Liners: replaced as needed from your stock.

SECTION C - GLASS

1.	Entrance Door Glass: cleaned.

2.	Partition Glass: smudges removed.

3.	Directory Glass: damp cleaned and wiped.

SECTION D - RESTROOMS

1.	Floors: detergent mopped and rinsed

2.	Fixtures: cleaned and sanitized

3.	Mirrors: cleaned

4.	Bright Metals: polished

5.	Supply Pipes: kept clean

6.	Stall Partitions and Tile Walls: kept clean

7.	Waste Receptacles: emptied, cleaned and sanitized.

8.	Towel, Tissue and Hand Soap Receptacle: refilled from your stock.

9.	Clean all ceiling vents.

10.	Use of acid bowl cleaner as needed to remove hard water and rust stains.

SECTION E - FLOORS - INCLUDES ALL COMMON AREAS AND PAVER TILES

1.	Hard Surface Floors: swept and/or dust mopped with dust control treated mops or other effective tools and left clean and free of dust.

2.	Spillages: removed as needed.

3.	Carpet: vacuumed and hand spot cleaned. Special attention given to corners and edges to remove dust accumulation with regular backpack vacuuming.

4.	Entrance Mats: vacuumed and cleaned under.

5.	Stairs: swept.

6.	Floors in common areas and elevator area mopped. Scrubbed monthly and waxed as needed.

SECTION F - MISCELLANEOUS

1.	Drinking Fountains: cleaned and sanitized.

2.	Janitor Closets: kept neat and clean.

3.	Use minimum lights while work is in progress.

4.	Report unusual occurrences to the attention of the customer.

5.	Coffee Room: damp clean table tops and clean sink and counter.

6.	Desk and Counter Tops: damp wipe coffee rings and smudges.

7.	Elevator Cabs: cleaned and walls polished daily.

PART II - OTHER FREQUENCIES

SECTION A - WEEKLY SERVICES

1.	Woodwork, walls, and doors: smudges removed from around light switches, door facings, buttons, etc.

2.	Hard Surface Floors: wet mopped.

SECTION B - MONTHLY SERVICES

1.	Tile Floors: cleaned, waxed, and polished.

2.	Interior partition glass cleaned.

3.	Dust blinds.

SECTION C - QUARTERLY SERVICES

1.	Air Conditioning Vents: vacuum dirt and dust accumulation.

2.	High Ledges and Moldings: dusted with lambs wool duster.

SECTION D - OTHER

1.	High pressure steaming and scotchguarding of carpets throughout the Building one (1) time per calendar year.

2.	High pressure steaming and scotchguarding of carpets in corridors only twice per calendar year.

PART III - ON CALL SERVICES

1.	High pressure steaming and scotchguarding of carpets.

2.	Washing of exterior plate glass.

3.	Etching, refinishing and sealing of flooring.

EXHIBIT “F”

EXISTING MORTGAGEE SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT made this                  day of                     , 2005, among WACHOVIA BANK, N.A., a national banking association chartered pursuant to the laws of the United States of America (hereinafter referred to as “Lender”), DIGITAL INSIGHT CORPORATION, a Delaware corporation (hereinafter referred to as “Tenant”), and WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership (hereinafter referred to as “Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a certain Lease Agreement (hereinafter referred to as the “Lease”) dated                         , 2005, relating to the premises described in Exhibit “A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Premises”); and

WHEREAS, Lender has made or has committed to make a loan to Landlord in the principal amount of $2,660,000.00 secured by a Deed to Secure Debt/Mortgage/Deed of Trust, Assignment and Security Agreement (hereinafter referred to as the “Mortgage”) and an assignment of leases and rents from Landlord to Lender covering the Premises; and

WHEREAS, Tenant has agreed that the Lease shall be subject and subordinate to the Mortgage held by Lender, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

2. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant’s possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the premises for the remainder of the term of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord, nor shall Lender be liable for any act or omission of any prior landlord except to the extent of any non-monetary default which continues beyond the date Lender succeeds to such landlord’s interest and with respect to which Lender has been afforded notice and a cure opportunity as provided in Section 4, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord, nor shall Lender be bound by any amendment or modification of the Lease made without its consent, nor shall Lender be bound by any assignment or subleasing with respect to which the landlord’s consent is required under the Lease made without Lender’s consent. Neither Lender nor any party who becomes the owner of the Premises by foreclosure or conveyance in lieu of foreclosure shall be bound by any purchase option or right of first refusal for the purchase of the Premises or the Building or Project of which the Premises are a part, or any portion thereof, granted to Tenant under the Lease (including, without limitation, the Right of First Refusal set forth in the Lease).

3. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize

Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Tenant further covenants and agrees to execute and deliver upon request of Lender, or its assigns, an appropriate agreement of attornment to Lender and any subsequent titleholder of the Premises.

4. So long as the Mortgage remains outstanding and unsatisfied, in the event of any default by the landlord under the Lease, Tenant will not exercise any rights with respect to such default until Tenant shall have mailed or delivered notice of such default to Lender, at the address and in the manner hereinbelow provided, and afforded Lender the opportunity to cure such default as hereinbelow provided. At any time before the rights of the landlord shall have been forfeited or adversely affected because of any default of the landlord, or within the time permitted the landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of the landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the landlord.

5. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for said loan, and Tenant hereby expressly consents to such assignment. All rental payments under the Lease shall be paid as provided in the Lease until Tenant has been otherwise notified by Lender or Lender’s successors and assigns, and thereafter all such payments shall be made in accordance with said notice. Neither Lender nor its successors and assigns assume any liability or obligations whatsoever under the Lease or any extension or renewal thereof either by virtue of its assignment by the Landlord or by any receipt or collection of rents under the Lease. Tenant has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of a petition by Tenant’s creditors; (iii) had a receiver appointed with respect to its assets; (iv) suffered an attachment or levy of its assets; (v) admitted in writing its inability to pay its debts as they become due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

6. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder; that the term of the Lease will commence on July 1, 2005 and terminates on December 31, 2010; that Tenant has two (2) options to renew and extend the Lease for a term of five (5) years each; that Tenant’s security deposit under the Lease is $             N/A              and has been paid in full and is presently held by the Landlord (if not applicable, please insert “N/A” in the blank); that Tenant shall not look to Lender (or Lender’s successors and assigns) for the return of the security deposit except to the extent actually received from Landlord by Lender (or Lender’s successors and assigns, respectively); that Tenant has not received any concession, rental or otherwise, which is presently in effect with respect to the Lease, except as specifically set forth in the Lease; that to the best of Landlord’s and Tenant’s knowledge, there is no other tenant presently occupying or leasing space at the property which is in conflict with any exclusive use provision of the Lease; and that there are no subleases with respect to the Premises, except as reflected in the Lease.

7. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto (“Communications”) permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth hereinbelow or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt thereof. Receipt of Communications hereunder shall occur upon actual delivery whether by mail telecopy transmission, messenger, courier service, or otherwise) to an individual party or to an officer or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth hereinbelow, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:

Wachovia Bank, N.A.

191 Peachtree Street NE

GA8057

Atlanta, Georgia 30303

Attention: Real Estate Finance Division

and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:

Digital Insight Corporation

26025 Mureau Road Calabasas,

California 91302

Attention: Chief Financial Officer

with a copy to:

Digital Insight Corporation

26025 Mureau Road

Calabasas, California 91302

Attention: General Counsel

and, if given to Landlord, shall be addressed as follows:

WKK Atlanta Investments, L.P.

c/o Prudential Real Estate Investors

Two Ravinia Drive

Suite 400

Atlanta, Georgia 30346-2104

Attention: Director of Asset Management

8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to Landlord and to any successor to the interest of Landlord under the Lease.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

LENDER:

Signed, sealed and delivered in the presence of:	WACHOVIA BANK, N.A., a national banking association

By:
Unofficial Witness	Print Name:
Title:

Notary Public		(BANK SEAL)
(NOTARIAL SEAL)

Commission Expiration Date:

TENANT:

Signed, sealed and delivered in the presence of:	DIGITAL INSIGHT CORPORATION, a Delaware corporation

By:
Unofficial Witness		[Signature]
Typed Name:
Notary Public
Title:
(NOTARIAL SEAL)
Attest:
Commission Expiration Date:		[Signature]
Typed Name:
Title:

(CORPORATE SEAL)

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

LANDLORD:

Signed, sealed and delivered in the presence of:	WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership

	By:	TMW Investments, Inc.,
Unofficial Witness		a Georgia corporation,
its General Partner

Notary Public	By:
Name:
(NOTARIAL SEAL)	Title:

Commission Expiration Date:

EXHIBIT “G”

EXPEDITED ARBITRATION

1. Arbitration Procedures. If Landlord and Tenant cannot agree as to the amount of the Transfer Premium payable by Tenant with respect to any particular Transfer, either Landlord or Tenant may submit such dispute to expedited arbitration by submitting written demand therefor to the other party. The terms of the expedited arbitration shall be as follows:

(a) The total time from date of demand for arbitration to final decision shall not exceed thirty (30) days.

(b) Within five (5) Business Days after giving such demand for arbitration, the parties shall try to select one mutually acceptable arbitrator. If the parties are unable to agree on a mutually acceptable arbitrator within such five (5) Business Day period, then either party may request, within five (5) Business Days thereafter, that the American Arbitration Association (“AAA”) select one arbitrator from the National Panel of Real Estate Industry Arbitrators without a submittal of lists and subject to challenge only for good cause shown. The arbitrator selected shall be authorized solely to issue a determination as to the amount of the Transfer Premium payable by Tenant with respect to the applicable Transfer.

(c) All notices, consents, approvals, demands or requests given by Landlord or Tenant under this Exhibit “G” may be made by telephone, facsimile or other electronic communication with a written copy sent by messenger or by overnight courier delivery service.

(d) The arbitrator shall be instructed that the parties intend that a decision be issued within thirty (30) days after the initial demand for arbitration. The time, date and place of the hearing (which shall be in the City of Atlanta, Georgia) shall be set by the arbitrator in his or her discretion, provided that there be at least five (5) Business Days prior notice to the parties of the hearing.

(e) There shall be no discovery or post-hearing briefs except by order of the arbitrator.

(f) The arbitrator shall issue his or her decision within three (3) Business Days after the close of the hearing.

(g) Deviations from the above time limitations shall not affect the arbitrator’s authority to decide the case.

2. Costs. The arbitrator shall assess and apportion the costs of the arbitration in the arbitrator’s discretion. The prevailing party shall be entitled to recover its attorneys’ fees and costs.

3. Limitations. These expedited arbitration proceedings shall apply only to the issues involved in determining the amount of the Transfer Premium payable by Tenant with respect to the applicable Transfer. In no event shall this expedited arbitration procedure be used to resolve any other dispute under the Lease.

G-1

FIRST AMENDMENT TO OFFICE BUILDING LEASE

THIS FIRST AMENDMENT TO OFFICE BUILDING LEASE (the “First Amendment”) is made and entered into this 16 day of June, 2005, by and between WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership (“Landlord”), and DIGITAL INSIGHT CORPORATION, a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Pursuant to that certain Office Building Lease, dated May 6, 2005 (the “Lease”), Landlord leased to Tenant 58,672 rentable square feet (the “Premises”), consisting of the entire interior (except for Common Areas) of the building located at 5720 Peachtree Parkway, Norcross, Georgia 30092 (the “Building”).

B. The schedule of Base Rental set forth in Section 1.3.2 of the Lease incorrectly stated the applicable periods during which particular amounts of Base Rental are payable under the Lease. Landlord and Tenant desire to amend and modify the Lease as hereinafter set forth in order to correctly state such periods.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Recitals. The parties hereby acknowledge and agree that the foregoing recitals are true and accurate as of the date hereof.

2. Base Rental. Effective retroactive to the Effective Date, the following provision hereby supersedes Paragraph 1.3.2 of the Lease in its entirety:

1.3.2 Base Rental. The Base Rental shall be as follows:

Period	Per Square Foot of Rentable Area of Premises	Annual Total	Monthly
July 1, 2005—June 30, 2006*	$12.03	$705,824.16	$58,818.68
July 1, 2006—June 30, 2007	$15.00	$880,080.00	$73,340.00
July 1, 2007—June 30, 2008	$15.50	$909,416.00	$75,784.67
July 1, 2008—June 30, 2009	$16.25	$953,420.00	$79,451.67
July 1, 2009—June 30, 2010	$17.00	$997,424.00	$83,118.67
July 1, 2010—December 31, 2010	$17.50	$1,026,760.00	$85,563.33

*

Provided that there does not exist an Event of Default under this Lease, Tenant shall be entitled to an abatement of Base Rental which would otherwise be due for the period from July 1, 2005, through December 31, 2005 (the “Rental Concession”). Notwithstanding the foregoing, Tenant shall be obligated to pay Additional Rent and all other charges due under this Lease for such period. If any Event of Default occurs, any portion of the Rental Concession which has not been used by Tenant as of the date of the occurrence of such Event of Default shall automatically terminate and become null and void. After the occurrence of any such Event of Default, Tenant shall no longer be entitled to any rent concession or abatement of rent described in this Paragraph, and Tenant shall thereafter pay all Base Rental when due under this Lease, without regard to the rent abatement provisions of this Lease.

3. Broker.

(a) Tenant hereby represents and warrants to Landlord that Tenant has not been represented by any broker or agent in connection with the negotiation, procurement or execution of this First Amendment which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee or any compensation of any kind or nature payable by either Landlord or Tenant in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all reasonable costs (including, but not limited to, court costs, investigation costs and attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this First Amendment which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker.

(b) Landlord has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation, procurement or execution of this First Amendment which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee or any compensation of any kind or nature payable by Landlord in connection herewith, and, except as to commissions, finder’s fees or other compensation to any brokers or agents described in Paragraph 3(a) of this First Amendment, Landlord shall, and hereby agrees to, indemnify, defend and hold Tenant harmless from all reasonable costs (including, but not limited to, court costs, investigation costs and attorneys’ fees), expenses or liability for commissions or other compensation claimed by any broker or agent with respect to this First Amendment which arise out of any agreement or dealings, or alleged agreement or dealings, between Landlord and any such agent or broker.

(c) The provisions of this Paragraph 3 shall survive the expiration or earlier termination of the Lease.

4. Submission of First Amendment. The submission of this First Amendment to Tenant shall not be construed as an offer and Tenant shall not have any rights under this First Amendment unless and until Landlord executes a copy of this First Amendment and delivers the same to Tenant.

5. Miscellaneous.

(a) Landlord and Tenant hereby acknowledge and confirm that the Lease, as amended hereby, is in full force and effect.

2

(b) This First Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective, permitted successors and assigns.

(c) This First Amendment shall be governed by and construed under the laws of the State of Georgia.

(d) Whenever terms are used in this First Amendment, but are not defined, such terms shall have the same meaning as set forth in the Lease.

(e) Except as modified by this First Amendment, Landlord and Tenant do hereby ratify and reaffirm each and every provision, term, covenant, agreement and condition of the Lease.

(f) The Lease, as modified by this First Amendment, sets forth the entire agreement between Landlord and Tenant and cancels all prior negotiations, arrangements, agreements and understandings, if any, between Landlord and Tenant regarding the subject matter of this First Amendment. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control.

(g) Tenant represents and warrants that Tenant is a Delaware corporation, in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing under the laws of the State of Georgia, that the person executing this First Amendment is authorized to execute and deliver this First Amendment and that all necessary approvals and consents have been obtained to bind Tenant under this First Amendment and the Lease in accordance with their terms.

6. Joinder by Wachovia. Wachovia Bank, National Association, a national banking association chartered pursuant to the laws of the United States of America (“Wachovia”), has joined in the execution of this First Amendment for the sole purpose of acknowledging its consent to the amendment of the Lease pursuant to this First Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

DIGITAL INSIGHT CORPORATION, a Delaware corporation

By:	/s/ Tae J. Rhee
[Signature]
Typed Name:	Tae J. Rhee
Title:	General Counsel

Attest:	/s/ Myra E. Stevens
[Signature]
Typed Name:	Myra E. Stevens
Title:	Corporate Registrar

[CORPORATE SEAL]

LANDLORD:

WKK ATLANTA INVESTMENTS, L.P., a Georgia limited partnership

By:	TMW Investments, Inc.,
a Georgia corporation,
its General Partner

By:	/s/ John A. Rose
Name:	John A. Rose
Title:	V.P.

WACHOVIA:

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ John Blackwelder
[Signature]
Typed Name:	John Blackwelder
Title:	Assistant Vice President

[BANK SEAL]

4